Exhibit 10.25

FOURTH LEASE AMENDMENT AND ASSIGNMENT AGREEMENT

This Fourth Lease Amendment and Assignment Agreement (the “Agreement”), dated for references purposes as of December 9, 2004, is entered into by and among TSI, L.P., a California limited partnership (“TSI” or “Landlord”); Biogen Idec Inc., a Delaware corporation formerly known as IDEC Pharmaceuticals Corporation (“BI”); and Tanox West, Inc., a Delaware corporation (“Tanox West”), with reference to the following facts:

A.            The predecessor of TSI and BI entered into that certain Lease dated July 9, 1992 (the “Initial Lease”) for the premises located at 11011 Torreyana Road, San Diego, California  92121 (the “Demised Premises”).  A copy of the Initial Lease is attached hereto as Exhibit “A-1.”

B.            The Initial Lease has been supplemented and amended from time to time by the following documents:

i.              First Amendment to Lease, dated November 9, 1992, a copy of which is attached hereto as Exhibit “A-2”;

ii.             Lease Exhibit, dated December 22, 1994, a copy of which is attached hereto as Exhibit “A-3”;

iii.            Lease Amendment, dated December 30, 1994, a copy of which is attached hereto as
Exhibit “A-4”;

iv.            Third Lease Amendment Agreement, dated April 22, 2004, a copy of which is attached hereto as Exhibit “A-5”;

v.             Confirmation of Lease Commencement Date, dated September 22, 1993, a copy of which is attached hereto as Exhibit “A-6”;

vi.            Letter agreement re BFP/Cell Bank Remodel, dated October 16, 2001, a copy of which is attached hereto as Exhibit “A-7”.

The Initial Lease and the above documents and this Agreement are collectively referred to as the “Lease,” all of which are applicable to the Demised Premises.

C.            TSI is the owner of the Demised Premises and the Landlord under the Lease, and BI is the Tenant for the Demised Premises under the Lease.

D.            The parties intend that, subject to all the terms and provisions of this Agreement, as of the Effective Date (as defined below):  (i) the Lease shall be modified and amended as set forth in this Agreement; and (ii) the Assignment (as defined below) of the Lease between BI and Tanox West shall become effective; and (iii) TSI’s consent to the Assignment, as the owner and Landlord of the Demised Premises, shall become effective.

E.             Terms which are not expressly defined in this Agreement shall have the same meaning as defined in the Lease.

WHEREFORE, the parties hereby mutually agree to the matters set forth above and as follows:

1.             Extension of Current Lease Term.  The Term Expiration Date as set forth in Section 2.1.6(b) of the Lease is hereby amended to be September 30, 2011.

2.             Options to Extend the Term of the Lease.  Pursuant to Section 3.3 of the Lease, Tenant has two options to extend the term of the Lease for a period of five years each.  As a result of the extension of the Term Expiration Date set forth in Section 1 hereof, the first extension option shall be for the period from October 1, 2011, through September 30, 2016; and the second term extension option shall be for the period from October 1, 2016, through September 30, 2021.  If Tenant elects to exercise one or both of the extension options, it shall do so in accordance with Section 3.3 of the Lease.  In addition, Tenant may exercise such options if and only if as of the date Tenant exercises such option Tenant meets the Credit Test (as defined in Section 6 below).

3.             Basic Annual Rent.  Notwithstanding any provision of the Lease to the contrary, the Basic Annual Rent payable for the Demised Premises for the lease year beginning October 1, 2004, is $3,843,840, which is equivalent to $320,320 per month; and said Basic Annual Rent shall be automatically increased by 4% per year over the Basic Annual Rent for the prior year, commencing as of October 1, 2005, and on each October 1 thereafter during the term of the Lease and any extensions of the term of the Lease.  Accordingly, notwithstanding any provision of the Lease to the contrary, the scheduled monthly installment of Basic Annual Rent for the twelve calendar month period commencing as of October 1 of each year of the term of the Lease is as follows:

Starting October 1, in the Year:	Monthly Installment of Basic Annual Rent
(rounded to $1.00)

2004	$320,320
2005	$333,133
2006	$346,458
2007	$360,316
2008	$374,729
2009	$389,718
2010	$405,307
2011	$421,519
2012	$438,380
2013	$455,915
2014	$474,152
2015	$493,118
2016	$512,843
2017	$533,356
2018	$554,690
2019	$576,878
2020	$599,953

Section 5.1 of the Lease is hereby amended to reflect the new rent schedule as set forth above; and the provisions of Sections 3.3.1 (other than the last sentence thereof), 6.1 and 6.2 and the second sentence of Section 3.3.3 of the Lease are hereby deleted.  There shall be no “Fair Rental Value” adjustments to the Basic Annual Rent upon exercise of either of the extension options referred to above.

4.             No Tenant Improvement Allowance.  Sections  3.3.4 through 3.3.7 of the Lease are hereby deleted and Landlord shall have no obligation to provide any tenant improvement allowance upon exercise of either of extension options referred to above.

5.             Fees Payable by TSI.  Section 3.3.8 of the Lease obligates Landlord to pay to Tenant a certain amounts in connection with extensions of the term of the Lease under certain circumstances.  The provisions in Section 3.3.8 of the Lease are hereby amended to provide as follows:

a.             Conditional upon: (i)  BI delivering to Landlord by the Effective Date copies of the following materials (to the extent owned by BI and transferable, and with all proprietary information redacted) utilized by, or on behalf of, BI to market the Demised Premises for lease, including without limitation: all marketing brochures; copies of all html and other computer files related to the website; the list of consultants used to market the Premises; and the list of all parties contacted, and all information derived about such tenant prospects, in response to inquiries; and (ii) Tenant not being in Default, and there not then existing a condition which with the giving of notice or the passage of time or both would constitute a Default, under the Lease as of the Effective Date, and the Lease then being in full force and effect, Landlord hereby agrees to pay to BI a lease extension fee in the cash sum of $200,000, applicable to the three year extension specified in Section 1 hereof, payable on the Effective Date.  BI shall have a perpetual royalty-free non-exclusive license to use copies of such materials retained by BI.

b.             If the first option to extend the term is properly exercised, and Tenant is not in Default, and there is not then existing a condition which with the giving of notice or the passage of time or both would constitute a Default, under the Lease as of October 1, 2011, then Landlord shall pay a leasing extension fee to Tanox West in the sum of $1,369,850, payable on October 1, 2011.

c.             If the second option to extend the term of the Lease is timely and properly exercised, and Tenant is not in Default, and there is not then existing a condition which with the giving of notice or the passage of time or both would constitute a Default, under the Lease as of October 1, 2016, then Landlord shall pay a leasing extension fee to Tanox West in the sum of $1,666,632, payable on October 1, 2016.

Any of the foregoing to the contrary notwithstanding, in the event that as of any of the dates set forth above for the payment of a leasing extension fee there exists a Default or a condition which with the giving of notice or the passage of time or both would constitute a Default under the Lease, the extension fee which otherwise would have been payable on such date shall nevertheless be payable ninety (90) days later provided that upon such later date the Lease is in full force and effect and there does not then exist a Default, or a condition which with the giving of notice or the passing of time or both would constitute a Default, under the Lease.  If such conditions are not fully and timely satisfied as of such later date, such leasing extension fee shall no longer be due and payable.

6.             Additional Security Deposit and/or Letter of Credit.  Landlord and BI confirm that Landlord currently holds a Security Deposit in the amount of $192,500 (exclusive of accrued interest earned thereon).  At any time throughout the term of the Lease (including any extension thereof) that Tenant does not satisfy the “Credit Test” defined below, Tenant shall, within five (5) business days of Tenant’s failure to meet the Credit Test, either:

(i)            deposit with Landlord a cash sum equal to six (6) monthly installments of then current Rent (the “Additional Cash Security Deposit”) to be held by Landlord as an additional Security Deposit in accordance with and subject to, except as expressly set forth to the contrary herein, Section 5.4 of the Lease; provided, however, the Additional Cash Security Deposit shall be in addition to any Security Deposit required under Section 5.4 of the Lease and in the event that Landlord draws upon the Additional Cash Security Deposit for any reason, Tenant shall restore the same to the full amount required hereunder within five (5) business days of written notice from Landlord of such draw and demand to restore; or

(ii)           furnish to Landlord a letter of credit in substantially the form attached hereto as Exhibit “B” and on the terms and conditions set forth herein (the “Letter of Credit”) in an amount equal to six (6) monthly installments of then current Rent, which Letter of Credit Landlord may draw upon from time to time upon the occurrence of any Default by Tenant under the Lease up to the amount necessary to compensate Landlord for any and all damages actually incurred by Landlord as a result of such Default.  In the event that Landlord draws upon the Letter of Credit, Tenant shall restore the same to the full amount required hereunder  (or shall deposit with Landlord, to be held as part of the Additional Cash Security Deposit, cash in the amount necessary to restore the Letter of Credit to the full amount required hereunder) within five (5) business days of written notice from Landlord of such draw and demand to restore.

For purposes of this Section, Tenant shall be deemed to satisfy the Credit Test if Tanox West or Tanox. Inc., a Delaware corporation (“Guarantor”) (i) maintains unencumbered cash and/or liquid investments (collectively, “Cash and Liquid Investments”) balances of at least $35,000,000 which are available without restriction for Tenant’s current operating expenses (the “Cash Test”), or (ii) maintains an investment-grade credit rating from Moody’s (Baa or better), or Standard & Poors (BBB or better) (the “Rating Test”).  For purposes of this Agreement, “liquid investments” shall mean and include only: (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof; (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which are rated at least “A-l” by Standard & Poor’s Rating Corporation, a division of The McGraw-Hill Companies (“SP”) or “P-l” by Moody’s Investors Service (“Moody’s”); (c) commercial paper, investment grade corporate bonds, or asset backed securities of an issuer rated at least “A-1”  by SP or “P-1” by Moody’s; and (d) shares of any money market fund that (i) has at least 95 % of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than US $500,000,000 and (iii) is rated at least “A-1” by SP or “P-1” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed three (3) years.  For the avoidance of doubt, all references herein to Tenant’s obligation to satisfy the Rating Test and/or the Cash Test shall be deemed to refer to the obligation of Tanox West or Guarantor to satisfy such obligations, and such obligations shall be deemed satisfied if satisfied by either Tanox West or Guarantor.

If Tenant is meeting either the Rating Test or the Cash Test, then Tenant shall be deemed to be meeting the “Credit Test.”  Tenant will provide written notice to Landlord within five (5) business days if at any time Tenant is not satisfying the Credit Test.  In addition, at any time that Tenant is not satisfying the Credit Test, Tenant shall furnish to Landlord within five (5) business days of the end of each calendar month, compliance certificates from the chief financial officer of each of Tanox West and Guarantor in form and substance reasonably satisfactory to Landlord setting forth the amount of unencumbered Cash and Liquid Investments that Tanox West and Guarantor each have on hand as of the end of the month then ended which are available without restriction for Tenant’s current operating expenses.

If at any time Tenant has provided to Landlord the Additional Cash Security Deposit or the Letter of Credit, and Tenant thereafter continuously meets the Credit Test for a period of twelve (12) consecutive calendar months, then Landlord shall return the Additional Cash Security Deposit or the Letter of Credit (as the case may be), or the portion thereof remaining, to Tenant.  In the event that Tenant thereafter again does not meet the Credit Test, Tenant shall be required to deposit with Landlord either the Additional Cash Security Deposit or the Letter of Credit in accordance with this Section 6.

The Letter of Credit shall be a negotiable, transferable, sight-demand, unconditional, irrevocable letter of credit with a term of one year.  The Letter of Credit may be drawn by Landlord upon the occurrence of a Default by Tenant under the Lease and shall be applied by Landlord in its unfettered discretion in the same manner that it can apply a cash security deposit.  The Letter of Credit shall be issued by a bank with a branch in Los Angeles, Orange or San Diego counties as reasonably approved by Landlord; provided, however, in the event that at any time Landlord in good faith believes that there has been a material adverse change in the financial condition of the issuer of the Letter of Credit such that Landlord in good faith believes there is, or may in the future be, a risk of nonpayment on such Letter of Credit, Landlord may require that Tenant replace, or cause to be replaced, within thirty (30) days of written demand, the Letter of Credit with a new Letter of Credit on the same terms and provisions issued by a bank reasonably approved by Landlord.  If a new Letter of Credit from a bank reasonably approved by Landlord is not so renewed and delivered to Landlord within said thirty (30) days period, Landlord shall have the right to draw the entire amount of the Letter of Credit and to thereafter hold the proceeds therefrom as a Security Deposit under Section 5.4 of the Lease.

The Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary, to any successor of Landlord under the Lease, or to Landlord’s lender.  Any such transferee or assignee will be subject to the terms of the Lease and shall agree in writing to hold the Letter of Credit in accordance with the terms of this Agreement.  The Letter of Credit shall provide that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such successor in interest as the beneficiary thereunder.

The Letter of Credit shall be renewed (and increased to an amount equal to the next six (6) months installments of Rent as of the date of required renewal) and delivered to Landlord at least thirty (30) days prior to its expiration.  If the Letter of Credit is not so renewed and delivered to Landlord at least thirty (30) days prior to expiration, Landlord shall have the right to draw the entire amount of the Letter of Credit and to thereafter hold the proceeds therefrom as a Security Deposit under Section 5.4 of the Lease.  If for any reason the Letter of Credit expires or Landlord is required to draw upon the proceeds thereof in order to avoid such expiration, Tenant may provide a new Letter of Credit pursuant to the terms hereof, and shall, as a result thereof, pay to Landlord its costs and expenses reasonably incurred in connection therewith, including reasonable attorneys’ fees.  Such replacement shall be accomplished through an escrow or other method reasonably satisfactory to the parties pursuant to which any cash sums then held by Landlord are concurrently exchanged for the new Letter of Credit.

Any other provision of the Lease to the contrary notwithstanding, the failure by Tenant to timely and fully observe the terms and conditions of this Section 6 shall be a Default under the Lease.  Without limiting the foregoing, the notice and cure provisions of Section 22.4(b) of the Lease shall not be applicable to a Default arising under this Section.

The second sentence of Section 5.4 of the Lease is hereby deleted.  The third sentence of Section 5.4 of the Lease is hereby amended to provide as follows:  “At any time that the quarterly and annual financial statements of Tenant and any guarantor of Tenant’s obligations under this Lease are not filed with the SEC and publicly available on each such company’s or the SEC’s website (it being understood that such financial statements shall be deemed to be publicly-available if the consolidated financial statements of Tenant and such guarantor are available to the general public on the SEC’s or either such company’s website), Tenant shall deliver to Landlord a copy of Tenant’s and such guarantor’s annual audited financial statements and Tenant’s and such guarantor’s quarterly unaudited financial statements within ten (10) days after said financial statements are prepared.”

7.             No Defaults.

a.             BI acknowledges and agrees that, to the best of its knowledge after due and diligent inquiry, as of the date hereof  (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease, and (ii) there are no existing claims, defenses or offsets against Rent due or to become due under the Lease.

b.             Landlord acknowledges and agrees that, to Landlord’s current knowledge, as of the date hereof there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a Default under the Lease other than:  (i) certain items of repair and maintenance to be completed by Tenant listed in the attached Exhibit “C” (the “Deferred Maintenance Items”); (ii) BI’s failure to timely provide notice to Landlord (the “Required Environmental Notices”) under Section 37 of the Lease of certain actual or potential violations of said Section 37, as set forth in those certain letters from BI to Landlord dated November 17, 2004, and November 29, 2004, and the attachments referred to therein (collectively, the “November 2004 Notices”) and (iii) any continuing violations of Section 37 of the Lease associated with the matters enumerated in the November 2004 Notices (collectively, the “Specific Environmental Matters”).  Landlord hereby agrees (A)  to forebear from declaring a Default with respect to the Deferred Maintenance Items until March 31, 2005, and (B) to waive any Default under the Lease arising from the failure to timely provide the Required Environmental Notices with respect to the Specific Environmental Matters.  Such forbearance and waiver shall not extend to (a) any requirements under the Lease regarding Tenant’s obligation to cure any violation of Section 37 of the Lease relating to the Specific Environmental Matters, or (b) Tenant’s obligation to comply with all other provisions of Article 37 of the Lease; provided, however, Landlord and BI agree that BI shall be personally responsible for the administrative resolution of those certain Specific Environmental Matters as follows: (X) BI’s failure to satisfy and discharge that certain Administrative Notice and Order received by BI from the City of San Diego on or about March 4, 2004, relating to discharges of chloroform and ammonia during the calendar year 2002, and (Y) BI’s open issues with the California Department of Toxic Substance Control with respect to the onsite release of five gallons of Sentol on June 2, 1999, and the onsite release of one and a half gallons of hydraulic fluid on October 26, 1999 (collectively, the “BI Section 37 Matters”).  Tanox West shall have no responsibility with respect to curing the BI Section 37 Matters.  Such waiver shall not extend to any other actual or potential violations under Section 37 of the Lease, including but not limited to any Specific Environmental Matters other than the BI Section 37 Matters.  BI represents, warrants and agrees that (x) there are no currently existing violations, and there are no uncured violations, of Section 37 of the Lease other than with respect to the BI Section 37 Matters, and (y) BI will diligently prosecute curing, and shall cure as soon as reasonably possible, the BI Section 37 Matters, including obtaining the closure of the governmental records with respect thereto.  BI will provide evidence of such cures to Landlord and Tanox West, to their satisfaction in accordance with the requirements of Section 37 of the Lease.  BI shall indemnify, defend and hold harmless Landlord and Tanox West from any failure to cure the BI Section 37 Matters.  Except for the foregoing, and without expanding the definition of Landlord’s current knowledge, such acknowledgement and agreement shall not be deemed to include any reference to any Default arising with respect to Section 37 of the Lease or otherwise in connection with Hazardous Materials.  As used herein, Landlord’s “current knowledge” shall mean the current, actual knowledge of Ivan Gayler and David Winkler as of the date of this Agreement, without duty of inquiry or investigation, and without constructive or imputed knowledge.

8.             Insurance.  Section 19.2 of the Lease, specifies the maximum insurance deductible for the insurance to be maintained by tenant is at $5,000.  The parties hereby agree that said deductible amount may be increased to an aggregate of $150,000.

9.             Vivarium Modifications.  Landlord hereby consents to the alteration of the existing vivarium portion of the Premises into a fully improved cGMP storage facility and/or general warehouse; provided, however, that such alterations shall be completed in accordance with the Lease, including but not limited to the requirement that Tenant obtain Landlord’s consent to the plans therefor.  Tenant shall use reasonable efforts to retain the existing utilities, drains and other infrastructure to support the reinstallation of a vivarium.  Notwithstanding any other provision of the Lease to the contrary, Tenant shall not be required to remove or restore such alterations at the end of the term of the Lease.  Landlord’s consent herein is not a consent to any other improvement or alteration work to be performed in the Premises.

10.           Documents, Modifications, and Closure.

a.             Documents

Upon Landlord’s request, if Tenant has less than 12 months of Cash and Liquid Investments based on the then current burn rate (negative cash flow); if there then exists a Default or a condition which with the giving of notice or the passing of time or both would constitute a Default; or at any time during the last two (2) years of the term of the Lease and, in the case of clause (ii) below, during the two (2) years after the termination of the Lease (provided that Landlord agrees to pay storage/handling costs as set forth below); Tenant shall provide Landlord:

(i)            reasonable access to and delivery to Landlord of all as-built drawings, manuals (provided that, as to manuals, delivery shall be at the end of the Lease term), SOP’s, change control documents, and other documents and materials required under the Lease, with updates through the termination date of the Lease, required to operate and maintain: the utility systems in the Demised Premises, and equipment which is to remain in the Demised Premises under the terms of the Lease after the termination date of the Lease; and

(ii)           upon payment by Landlord to Tenant of a cash purchase price of One Million Five Hundred Thousand Dollars ($1,500,000), plus four percent (4%) per annum from January 1, 2005, copies or, at Tenant’s election, originals of the Validation Documents (as defined below).  Landlord may elect to acquire the Validation Documents and pay the purchase price at any time during the last two years of the term of the Lease and for up to two years thereafter, provided that, Landlord agrees to pay all storage and handling costs associated with the Validation Documents for any period after the end of the Lease term, and provided further that, in no event shall Tenant be required to deliver any such Validation Documents prior to the end of the Lease term (but if Landlord has elected to purchase the Validation Documents and has paid for the same, Landlord shall be provided reasonable access to, and the unlimited right to copy, the same).  Prior to the payment referred to above, in connection with any efforts by Landlord to relet the Demised Premises, and subject to the execution of appropriate confidentiality agreements, Tenant agrees to provide Landlord and potential tenants with a then current list of the Validation Documents (similar to that set forth in Exhibit “D” hereto) and limited access to a sampling of such documents to the extent reasonably necessary for the Landlord or potential tenant to evaluate the benefit of acquiring such documents in connection with such tenant’s leasing of the Demised Premises.  The “Validation Documents” shall include all of those documents and materials which Tanox West acquired from BI pursuant to that certain definitive agreement between Tanox West, Guarantor and BI dated December 9, 2004 (“Definitive Agreement”), with updates and additions through the termination date of the Lease, and excludes the documents required under 10.a.i. above.  BI and Tanox West represent that the list of documents in the attached Exhibit “D” is the list of all documents transferred by BI to Tanox West pursuant to the Definitive Agreement, and which include certain of the documents and other materials required under 10.a.i. above.  Landlord and Tenant acknowledge and agree that the Validation Documents accessible by or deliverable to Landlord will not include information related to Tenant’s products, processes and quality systems to the same extent similar information was redacted by BI in connection with the Definitive Agreement.

To the extent available in CAD or electronic format, all such documents and other materials shall, upon delivery to Landlord, be delivered in such format.  Upon delivery of such documents and materials, Landlord shall be the owner of the same and all of the information contained therein, free and clear of any rights or claims of any other parties, with all rights thereto; provided, however, Tenant shall retain and reserve, and Landlord agrees to recognize, a perpetual royalty-free non-exclusive license to use copies and originals of any such documentation retained by Tenant in compliance with the terms of this Agreement.  Tenant shall be permitted access to, and the opportunity to copy at its cost, any of the documents and other materials (subject to coordination with Landlord or any subsequent occupant so as not to interfere with Landlord’s or its occupants’ use thereof) for a period of six (6) months following the later to occur of (i) termination of the Lease or (ii) Landlord’s acquisition of the Validation Documents. Landlord further acknowledges that, pursuant to the terms of the Definitive Agreement, BI has retained and reserved, and Landlord agrees to recognize, a perpetual royalty-free non-exclusive license to use, copies and originals of any such documentation retained by BI.

b.             Modifications.

No alterations, additions, or improvements to the cGMP portion of the Demised Premises or equipment which is to remain in the Demised Premises under the terms of the Lease after the termination date of the Lease may be made by Tenant which are not consistent with then applicable FDA current good manufacturing practices (cGMP) or results in the inability to restore the above to a Readily Validatable State (as defined below).

c.             Closure.

(i)            On the termination date of the Lease the cGMP portion of the Demised Premises and equipment which must remain in the Demised Premises after the termination date of the Lease shall be returned by Tenant to Landlord in a “Readily Validatable State,” defined as a validation condition equivalent to, or better than, the validation condition in which BI transferred the Demised Premises to Tanox West, which would enable a knowledgeable successor occupant to requalify the cGMP facility, systems and remaining equipment (collectively, the “cGMP Facility”) within 6 to 12 months of occupancy of the Demised Premises as a facility for the manufacture of biological or pharmaceutical products.  The foregoing condition in which the cGMP Facility is left, including any decommissioning, shall be in conformance with then current industry standards and governmental requirements.  Evidence of all permit and license closures related to the cGMP Facility and the Demised Premises shall be delivered by Tenant to Landlord at or before the end of the Lease term.

(ii)           Tenant and Landlord agree, and Landlord agrees to use commercially reasonable efforts to cause any successor occupant, to cooperate and provide reasonable assistance to each other in the transfer of the Demised Premises without incurring substantial financial or time burdens, unless reimbursed by the party requiring such assistance.

11.           Option Right to Purchase Equipment.

a.             Subject to clause 11.b below, Tenant grants to Landlord an option to purchase (“Option”) some of the equipment which Tanox West is purchasing from BI pursuant to the Definitive Agreement with all modifications, replacements and substitutions thereto (“Option Equipment”).  The purchase price for each category of equipment purchased shall be determined by Clark, Richardson and Biskup (“CRB”) or another appraisal firm mutually acceptable to the Landlord and Tenant as of the date of delivery of such items purchased by Landlord and shall equal thirty nine and six tenths percent (39.6%) of the replacement cost of items in any such category as determined in a manner consistent with that used by CRB in the valuation relied on in connection with the acquisition of such items by Tanox West from BI (the “Equipment Option Price”).  Landlord shall pay all sales taxes attributable to any items purchased.  The parties may discuss the sale of other equipment and spare parts inventory in the Demised Premises.

Landlord may exercise such Option as to the items in each of the following categories of Option Equipment with all modifications, replacements and substitutions therefor: MSM Equipment (Exhibit “E-1”) and Additional FF&E (Exhibit “E-2”).  The Option may be exercised in whole but not in part as to each such category.  The Option may be exercised by Landlord delivering to Tenant written notice of Landlord’s election to purchase, setting forth the categories so elected (i) not more than twenty-four (24) months and not later than fifteen (15) months prior to the end of the term of the Lease, as the same may be extended from time to time, or (ii) upon the earlier termination of the Lease in the event of an early termination of the Lease.

Title to the items of equipment purchased shall be delivered by bill of sale upon the termination of the Lease or, in the case of an early termination, upon such later determination of the Equipment Option Price by CRB or such other appraisal firm, free and clear of any liens or encumbrances or any other rights of third parties with respect thereto; whereupon, Landlord shall deliver to Tenant the Equipment Option Price in cash.

b.             Notwithstanding clause 11.a. above, Tanox West may remove one or more large items from the Option Equipment list, provided each such item: (i) cost in excess of Two Hundred Thousand Dollars ($200,000) (“Large Equipment”); (ii) is easily moved; and (iii) was replaced by Tanox West during the last two (2) years of the Lease Term.  In addition, Tanox West may remove any process equipment added by Tanox West that constitutes all or a portion of a new technological system (i.e., new to the Demised Premises), provided that such equipment removal does not compromise the ability to restore the Demised Premises to a Readily Validatable State. Tanox West shall notify Landlord of its intent to remove any such Large Equipment item with as much notice as is reasonably possible to enable Landlord sufficient time to replace it, but not less than (i) three (3) months prior to the termination date of the Lease or (ii) by the date of an earlier termination of the Lease in the event of an early termination of the Lease.

c.             If, during the last fifteen (15) months of the term of the Lease, Tanox West receives a bona fide offer from an unrelated third party (“Third Party Offer”) to purchase all or any portion of the Option Equipment, Landlord shall have ten (10) days from receipt of written notice from Tanox West of such Third Party Offer (setting forth the identity of the proposed purchaser and the material terms of the offer) in which to exercise a right of first refusal to purchase upon substantially similar terms such particular items of equipment so specified (“Specified Items”), at a price equal to the Third Party Offer price (“Right of First Refusal”).  If the offeror is a biotech or pharmaceutical company with a market cap (i) over $500 million, Landlord must pay Tanox West a premium of 15% over the Third Party Offer price, or (ii) between $150 million and $500 million, Landlord must pay Tanox West a premium of 7% over the Third Party Offer price .

In the event that Landlord does not timely exercise such Right of First Refusal, Tenant may, with respect to the Specified Items enter into a contract to sell the Specified Items to the proposed purchaser at the same price contained in the notice to Landlord.  If an agreement to sell such Specified Items with said third party offeror has not been entered into within one hundred twenty (120) days of Landlord’s response or failure to respond as set forth above, Tenant shall provide notice of the offer then under negotiation with the third party offeror to Landlord, whereupon Landlord shall have the right to exercise its Right of First Refusal as set forth above.

If for any reason, the negotiations with the third party offeror are terminated, Landlord’s Right of First Refusal to purchase the Specified Items shall be reinstated.

d.             All dollar amounts in paragraphs 11.b, c.i and c.ii shall be subject to a 4% per annum increase from January 1, 2005.

e.             Except to the extent Landlord exercises its right to purchase the Option Equipment as set forth above, Tanox West shall be free to remove any such Option Equipment in accordance with Section 12 below.

12.           Revised List of Removable Equipment.  Exhibit “B” to Exhibit “A-3” attached hereto and Exhibit “A” to Exhibit “A-7” attached hereto (collectively, the List of Removable Equipment referenced in Section 15.8 of the Lease) are deleted and replaced by the attached Exhibit “F.”  Notwithstanding any other provision of the Lease, except to the extent of Landlord’s rights under Section 11 above, Tenant may remove the Removable Equipment at any time during the final forty-five (45) days of the term of the Lease provided that such removal does not adversely affect the Readily Validatible State of the cGMP portion of the Demised Premises.

13.           Assignment.  BI hereby assigns, transfers and delivers to Tanox West, as of the Effective Date, all of BI’s rights and interests as Tenant under the Lease and the Security Deposit.

14.           Assumption.  From and after the Effective Date, Tanox West hereby accepts the assignment as set forth in Section 13 above and Tanox West hereby assumes all of Tenant’s obligations under the Lease.

15.           Landlord’s Consent.  Landlord hereby consents to the assignment and assumption of the Lease rights and obligations as set forth in Sections 13 and 14 above (the “Assignment”), all subject to the other terms as set forth in this Agreement, including without limitation Section 7 hereof.

16.           No Release.  Except as otherwise expressly set forth herein, nothing contained herein shall relieve BI of any of its obligations as Tenant under the Lease or alter the primary liability of BI to pay Rent and to perform all other obligations to be performed by Tenant under the Lease.  Except as set forth in Section 7(b) above regarding the BI Section 37 Matters, from and after the Effective Date, BI and Tanox West shall be jointly and severally liable, as primary obligors, for all duties, obligations and liabilities of Tenant under the Lease.  BI shall be released from any liabilities accruing from and after October 1, 2008, including, but not limited to the obligation to pay Rent accruing from and after October 1, 2008; provided, however, such release shall not be deemed to relieve BI from any ongoing liability for obligations under the Lease accruing prior to October 1, 2008, or for obligations surviving the termination of the Lease pursuant to the terms thereof or as a matter of law, including but not limited to (i) the obligation to remove from the Demised Premises all Hazardous Materials existing thereon prior to October 1, 2008, which are required to be removed under the Lease and to indemnify Landlord with respect thereto in accordance with applicable provisions of the Lease, and (ii) the indemnification provisions of Section 18 of the Initial Lease (to the extent any claim for indemnification relates to matters arising prior to October 1, 2008).  Any of the foregoing notwithstanding, BI shall not be liable for any damages in excess of lost Rent directly arising from a breach by Tanox West of the provisions of Sections 10 or 11 of this Agreement.  As between BI and Tanox West, nothing in this Section 16 shall limit or modify the provisions of the Definitive Agreement.

17.           Incorporation.  Each of the terms and conditions set forth in this Agreement are hereby incorporated into the Lease as though initially set forth therein.

18.           Effect.  The amendments to the Lease and the Assignment provided for under this Agreement shall only become effective upon, and is subject to delivery to Landlord of, written confirmation, executed by BI and Tanox West (the “Assignment Confirmation”), that the Assignment has, or will, become effective as of the date specified in the Assignment Confirmation (the “Effective Date”).  In the event the Assignment Confirmation has not been delivered to Landlord on or prior to February 1, 2005, this Agreement shall automatically terminate and be of no further force or effect, unless extended by the written agreement of all parties hereto.  In the event of such termination, Tenant shall pay all of Landlord’s out of pocket costs and expenses (including attorneys’ and other consultants’ fees) incurred in connection with the preparation of this Agreement, not to exceed $50,000.  Subject to the foregoing, except as otherwise expressly set forth in this Agreement, all of the other terms and provisions of the Lease shall remain in full force and effect.  In the event of any conflict between the provisions of this Agreement and the provisions of the other documents constituting the Lease, this Agreement shall control.  This Agreement, together with the Lease, constitutes the entire agreement between Landlord, BI and Tanox West pertaining to the subject matters hereof, and supersede all prior negotiations, understandings or agreements concerning the subject matters hereof.  Notwithstanding the foregoing, as between BI and Tanox West, nothing in this Agreement shall be construed as limiting or modifying the provisions of the Definitive Agreement.

19.           Addresses for Notice.  Notices and other written communications under the Lease shall be delivered to the parties at the following addresses:

To Landlord:	Ivan Gayler and David Winkler
c/o Del Mar Partnership, Inc.
1400 Maiden Lane
Del Mar, CA 92014

Rob Tomlinson and Alton White
c/o Del Mar Partnership, Inc.
1400 Maiden Lane
Del Mar, CA 92014

To BI:	Biogen Idec Inc.
P.O. Box 229008
5200 Research Place
San Diego, CA 92129-9008

To Tanox West:	Tanox West, Inc.
Attn: President
10555 Stella Link
Houston, TX 77025

Tanox, Inc.
Attn: Chief Legal Officer
10555 Stella Link
Houston, TX 77025

20.           Future Assurances.  Each of the parties hereto will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any of the others reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement, including but not limited to such further estoppel and/or subordination agreements reasonably requested by Landlord’s lender holding an encumbrance on the Demised Premises.

21.           Counterparts.  This Agreement may be signed in one or more counterparts, all of which shall be treated as the same combined document.  A party may evidence its execution and delivery of this Agreement by a telecopy facsimile transmission of the signed Agreement to another party hereto.

22.           Guaranty.  Concurrently herewith, and as a condition precedent to Landlord’s obligations under this Agreement, Tanox as Guarantor is executing and delivering to Landlord a Guaranty of Lease guarantying, on the terms set forth therein, all of the obligations of Tanox West under the Lease.

23.           SNDA.  Prior hereto, Landlord, BI and Washington Capital Joint Master Trust Mortgage Income Fund (“Lender”) entered into that certain Subordination, Non-disturbance and Attornment Agreement dated as of December 18, 2002 (the “SNDA”), which was recorded in the office of the County Recorder of San Diego County, California, on December 18, 2002, as Document Number 2002-1155747.  Landlord and Tanox West agree, as of the Effective Date, to be bound by all of the terms and conditions of the SNDA to the same extent as if Tanox West executed the same as the “Tenant” thereunder.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date first written above.

TSI, L.P., a California limited partnership

By:	/s/ Ivan Gaylor
Print Name:	Ivan Gaylor
Title:	President

Biogen Idec Inc., a Delaware corporation

By:	/s/ Edward M. Rodriquez
Print Name:	Edward M. Rodriquez
Title:	Vice President, Finance

Tanox West, Inc., a Delaware corporation

By:	/s/ Nancy T. Chang
Print Name:	Nancy T. Chang
Title:	President & CEO

CONSENT OF LENDER

Washington Capital Joint Master Trust Mortgage Income Fund (“Lender”), the holder of a deed of trust encumbering the Demised Premises, hereby consents to the foregoing Fourth Lease Amendment and Assignment Agreement.  Lender agrees that Tanox West shall be entitled to all rights of the “Tenant” under that certain Subordination, Non-disturbance and Attornment Agreement dated as of December 18, 2002 (the “SNDA”), which was recorded in the office of the County Recorder of San Diego County, California, on December 18, 2002, as Document Number 2002-1155747, to the same extent as if Tanox West executed the same as the “Tenant” thereunder.

WASHINGTON CAPITAL JOINT MASTER TRUST

MORTGAGE INCOME FUND

By:  Washington Capital Management, Inc., its Manager

By:	/s/ Donald R. Maesher
Print Name:	Donald R. Maesher
Title:	President California Division

Exhibit “A-1”

LEASE

July 9, 1992

Between

TORREY SORRENTO, INC.

a California corporation,

as Landlord

and

IDEC PHARMACEUTICALS CORPORATION,

a California corporation,

as Tenant

TABLE OF CONTENTS

Article

DEFINITION OF TERMS.

1.	Lease Premises

2.	Basic Lease Provisions

3.	Term.

4.	Possession and Commencement Date

5.	Rent

6.	Rental Adjustments

7.	Operating Expenses

8.	Rentable Area

9.	Use

10.	Brokers

11.	Holding Over.

12.	Taxes on Tenant’s Property

13.	Condition of Demised Premises.

14.	Utilities and Services

15.	Alterations

16.	Repairs and Maintenance

17.	Liens

18.	Indemnification and Exculpation

19.	Insurance Waiver of Subrogation

20.	Damage or Destruction

21.	Eminent Domain

22.	Defaults and Remedies.

23.	Assignment or Subletting..

24.	Attorney’s Fees

25.	Bankruptcy.

26.	Definition of Landlord

27.	Estoppel Certificate

28.	Joint and Several Obligations.

29.	Limitation of Landlord’s Liability

30.	Intentionally Omitted

31.	Quiet Enjoyment.

32.	Quitclaim Deed

33.	Subordination and Attornment.

34.	Surrender.

35.	Waiver and Modification

36.	Waiver of Jury Trial and Counterclaims..

37.	Hazardous Materials.

38.	Miscellaneous

39.	Contingencies

EXHIBITS:

A	Legal Description of Land

A-2	Site Plan for Land and Building

B	Work Letter

C	Additional Building Agreement

D	Early Termination Agreement

E	Estoppel Certificate Form

F	Acknow1edgment of Term Commencement Date Form

TORREY SORRENTO/IDEC LEASE

DEFINITION OF TERMS

Term	Section Location

Additional Rent	L 5.2

Additional Building	L 1.3

Additional Building Agreement	L 1.3

Affiliates	L 23.2

Allocated Cost Estimate	W 4.2.4

Architect’s Contract	W .1.1

Assignment Date	L 23.4

Assignment Notice	L 23.4

Basic Annual Rent	L 5.1

Basic Improvements to Building Shell	W 1.2.2

Building Improvements for Generic Facilities	W 1.2.3

Building	L 1.1

City	W 1.6

City Required Change	W 1.6

Construction Documents	W 1.2.8, W 1.4.4

Construction Contract	W 1.1

Corrective Work	W 1.2.1

Cost Estimate	W 4.2.3

Default	L 22.4

Demised Premises	L 1.1

Term	Section Location
Design Development Drawings	W 1.4.3

Development Schedule	W 1.3

Effective Date	L Intro.

Estimated Tent Commencement Date	L 2.1.6(a)

Exhibits (in Lease)	L 2.1.10

Fair Rental Value	L 6.2.1 L 3.3

Force Majeure Delays	W 6.1

Generic Office Facility	W 1.2.3

Generic Pilot Plant Production Facility	W 1.2.3

Generic Wet Laboratory Facility	W 1.2.3

Hazardous Materials	L 37.7

Hazardous Materials List	L 37.1.2

Improvement Plans	W 1.2.7, W 1.4.1

Improvements Cost Fund	L 2.1.5

Initial Monthly Rental Installments	L 2.1.4

Initial Rentable Area	L 2.1.2

Initial. Basic Annual Rent	L 2.1.3

Invitees	L 3.7.1

Land	L 1.1

Landlord	L Intro.

Landlord’s Agents	L 18.1

Landlord-Caused Delays	W 6.1

Landlord’s Construction Coordinator’s Fee	W 4.4

Term	Section Location
Landlord’s Contractor	W 4.1

Landlord’s Default	L 22.10

Landlord’s Invitees	W 37.1

Landlord’s Work	W 1.2.6, W 2.1

List of Removable Equipment	L 15.8

New Loan	L 39.2

Operating Expenses	L 7

Permitted Uses	L 2.1.7

Project Architect	W 1.1

Punch List	W 1.7.13

Rent	L 5.3

Rentable Area	L 8.1

Rental Adjustment Date	L 6.2.1

Requested Change	W 1.5.2

Revised Allocated Cost Estimate	W 4.2.3

Security Deposit	L 5.4

Schematic Design Drawings	W 1.4.2

Special Tenant Improvements	W 1.2.4

Substantial Completion	L 4.2

Tenant	L Intro.

Tenant-Caused Delays	W 6.1

Tenant Changes	W 1.8.1

Tenant’s Agents	L 18

Tenant’s Construction Representatives	W 7.2

Term	Section Location
Tenant’s Invitees	W 37.1

Tenant’s Work	W 1.2.5; 3.2

Term Expiration Date	L 2.1.6(b)

Term Commencement Date	L 4.2, W 6.3.3

Title 24	W 1.4.1

Work Letter (Exhibit B)	L 1.1

LEASE

THIS LEASE is made as of July 9, 1992 (the “Effective Date”), by and between Torrey Sorrento, Inc., a California corporation (hereinafter called “Landlord”) and IDEC Pharmaceuticais Corporation, a California corporation (“Tenants.).

1.             Lease Premises.

1.1           Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the building premises and related land, parking areas, and adjacent areas located at 11011 Torreyana Road, San Diego, California. The building (the “Building”) is a two-story steel frame structure containing approximately 70,000 square feet of Rental Area. The land upon which the Building is located (the “Land”) is legally described in Exhibit “A” attached hereto. The site plan for the Land and Building is attached hereto as Exhibit A-2. Landlord shall make certain improvements to the Building, as described in the Work Letter Agreement for Improvements which is attached hereto as Exhibit “B” (“Work Letter”). The Land, the Building and improvements thereto, and all landscaped areas, parking facilities, open parking areas, open space, slope embankment areas, and other improvements and hardscape, driveways, sidewalks, drainage, irrigation, lighting, and appurtenances related thereto are hereinafter collectively referred to as the “Demised Premises”. Provided, however, notwithstanding the foregoing, Landlord hereby reserves and retains the right to sever and remove from the Demised Premises such areas as are reasonably necessary, or appropriate for the one Additional Building as referenced in Section 1.3 below, all in accordance with the provisions of the Additional Building Agreement.

1.2           The Demised Premises constitute a single project, all of which IS leased by this Lease to Tenant. Accordingly, the use of the Demised Premises are provided exclusively to Tenant and there are no “common area” facilities within the Demised Premises which are to be shared by multiple tenants.

1.3           Notwithstanding the foregoing, pursuant to the provisions of the Additional Building Agreement attached hereto as Exhibit “C”, Landlord may Construct one additional building (the “Additional Building”) on a portion of the Demised Premises. If said Additional Building is ever built and is ever leased to a tenant other than Tenant, then the definition of the Demised Premises covered by this Lease shall be modified, so as to eliminate the Additional Building and that portion of the Land upon which the Additional Building is located from the Demised Premises, all in accordance with the provisions of the Additional Building Agreement. Further, some of the parking areas, driveways, sidewalks, landscaped areas, open space and adjacent areas will be removed from the definition of the Demised Premises, and instead said areas will become “common areas” to be shared by Tenant and the tenant(s) of the Additional Building, all in accordance with the provisions of the Additional Building Agreement; provided however, Tenant shall retain the use of at least 210 parking spaces. If and when the Additional Building is so constructed and the definition of the Demised Premises is so modified, then all references in this Lease to the Demised Premises shall thereafter mean said modified definition of the Demised Premises.

2.             Basic Lease Provisions.

2.1           For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and Conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.1                        Address of the Building:

11011 Torreyana Road

San Diego, California 92121

2.1.2                        Initial Rentable Area: Approximately

70,000 square feet

2.1.3                        Initial Basic Annual Rent: Two Million

Three Hundred Ten Thousand Dollars

($2,310,000) ($2.75 per square foot of

Rentable Area per month) (see

Section 6.3.3 of the Work Letter for

reduced Rent for early occupancy)

2.1.4                        Initial Monthly Rental Installments: One Hundred Ninety-

two Thousand Five Hundred

Dollars ($192,500)

2.1.5                        Improvements Cost Fund: 9,900,960 (This amount consists of $240,960 for the Basic Improvements to Building Shell, and $9,660,000 for the Building Improvements for Generic Facilities.) (See Section 1.7.14 of the Work Letter concerning a $100,000 credit.)

2.1.6                        (a)    Estimated Term Commencement Date:

June 26, 1993 (See Section 6.3.8 of the Work Letter for determining the actual term Commencement Date.)

(b)         Term Expiration Date:

Fifteen (15) years and no (0) months from the actual Term Commencement Date, plus any partial month following the Term Commencement Date, if the Term Commencement Date is other than the first day of a calendar month. (See Section 6.3.8 of the Work Letter for determining the actual Term Commencement Date.)

(c)          The term is subject to early termination by Tenant, as specified in Section 3.2 herein. (See Exhibit D, the Early Termination Agreement)

2.1.7                        Permitted Uses: All uses which are in accordance with both (1) the City of San Diego Scientific Research zoning ordinance in effect from time to time as applicable to the Demised Premises, and (ii) other applicable governmental regulations and recorded covenants, conditions and restrictions, Subject to the terms of this Lease.

2.1.8                        Address for Rent Payment and Notices to

Landlord:

Torrey Sorrento, Inc.

c/o Harman Realtors, Inc.

7835 Ivanhoe

La Jolla, CA 92037

With copy to (which copy shall not

constitute notice):

Earl Feldman, Esq.

1200 Third Ave., Ste. 1324

San Diego, CA 92101

Address for Notices to Tenant:

Prior to Tenant moving into Demised

Premises:

IDEC Pharmaceuticals Corporation

11099 N. Torrey Pines Rd., Ste. 160

La Jolla, CA 92037

Attention:  General Counsel and V.P. Finance

After Tenant moves into Demised Premises:

IDEC Pharmaceuticals Corporation

11011 Torreyana Road

San Diego, CA 92121

Attention:      General Counsel and V.P. Finance

With Copy to (which copy shall not

constitute notice):

Todd J. Anson, Esq.

Brobeck, Phleger & Harrison

550 West C Street, Suite 1300

San Diego, CA 92101

2.1.9                        The following Exhibits are attached hereto and incorporated herein by this reference, and Landlord and Tenant hereby agree to the terms of these Exhibits:

Exhibit	Title
“A”	Legal Description of Land
“A-2”	Site Plan
“B”	Work Letter
“C”	Additional Building Agreement
“D”	Early Termination Agreement
“E”	Estoppel Certificate Form
“F”	Acknowledgment of Term Commencement Date Form

3.               Term.

3.1           This Lease shall take effect upon the date of execution hereof by both parties hereto and, except as specifically provided otherwise herein, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by both parties hereto.

3.2           The term of this Lease will be that period from the Term Commencement Date, as defined in Section 4.2 below, through the Term Expiration Date as set forth in Section 2.1.6(b), subject to the earlier termination of this Lease in accordance with the tens of the Early Termination Agreement attached hereto as Exhibit “D.”

3.3           Tenant shall have two options to extend the term of this Lease for two additional periods of five (5) years each, in accordance with the following terms:

3.3.1        Basic Annual Rent for the first year of the first option shall be equal to the fair rental value (the “Fair Rental Value”) of the then existing Demised Premises, as determined pursuant to Section 6.2.1 below and this Section 3.3, plus the fair rental value of the $2,800,000 allowance described in Section 3.3.4 below, Said Basic Annual Rent shall be subject to annual upward adjustments equal to four percent (4%) of the previous year’s Basic Annual Rent, for the duration of the first five (5) year additional period, and also for the duration of the second five (5) year option period, if this second option is exercised. Tenant shall also pay all Operating Expenses and Additional Rent as set forth in this Lease.

3.3.2        Tenant may exercise each of these options only by delivering a binding written notice of exercise to Landlord, so that Landlord receives said notice of exercise at least two years prior to the commencement of the extended term.

3.3.3        Tenant may exercise each of these options only so long as no Default remains outstanding and uncured at the time that the notice of exercise is received by Landlord. it is acknowledged that the Fair Rental Value will not be determined pursuant to Section 6.2.1 below until approximately 12 - 18 months after Tenant has exercised the option to extend.

3.3.4        As part of the first extension of the lease term (but not the second extension), Landlord shall furnish to Tenant an allowance of $2,800,000 for Tenant to construct additional generic tenant improvements, or to refurbish previously existing generic tenant improvements, in the Demised Premises (as “generic improvements” are defined in the Work Letter). Regularly scheduled Rent shall be paid by Tenant during the course of construction of the additional generic tenant improvements, whether said construction occurs during the last portion of the original 15-year term or during the first portion of the new 5-year extension term.

3.3.5        Tenant shall be responsible for hiring the architect and the contractor for designing and constructing these additional generic tenant improvements. Tenant’s selection of an architect and contractor shall be subject to Landlord’s approval, which approval shall not be Withheld Unreasonably. The plans and specifications and the construction contract, for these additional generic tenant improvements shall be subject to Landlord’s approval, which approval shall not be withheld unreasonably.

3.3.6        The $2,800,000 allowance shall be spent only for the construction contract costs to construct or refurbish generic tenant improvements. This allowance shall be furnished by landlord during the 16th year of this Lease, as the construction work progresses. Provided however, that Landlord shall reimburse Tenant within the first ten (10) days of the sixteenth (16th) year for any portion of this allowance previously expended by Tenant. Excepting only as is otherwise specified in this Section 3.3, the $2,800,000 allowance shall be administered, and the design and construction of the additional generic tenant improvements shall proceed, in accordance with the procedures set forth in the Work Letter.

3.3.7        If Tenant makes a permitted assignment or sublease, the assignee or subtenant shall be entitled to the benefits of the $2,800,000 allowance as specified above.

3.3.8        As of the first day of the first five (5) year extension term (i.e., the 16th year of the Lease), Landlord shall pay to Tenant, as a leasing commission, a cash sum equal to five percent (5%) of the aggregate Basic Annual Rent (including the 4% per annum escalation) payable by Tenant over said five year term. Similarly, as of the first day of the second five (5) year term (i.e., the 21st year of the Lease), Landlord shall pay to Tenant, as a leasing commission, a cash sum equal to five percent (5%) of the aggregate Basic Annual Rent (including the 4% per annum escalation) payable by Tenant over said five year term. These leasing commissions payable to Tenant shall not be considered by the appraisal to increase the Fair Rental Value.

4.               Possession and Commencement Date.

4.1           Landlord and Tenant acknowledge that it is very important to both parties to complete the Landlord’s Work as soon as reasonably feasible and both parties agree to use diligent and good faith efforts to cause the Landlord’s Work to be completed as soon as reasonably feasible. Landlord shall use diligent efforts to tender possession of the Demised Premises to Tenant on the Estimated Term Commencement Date as set forth in Section 2.l.6(a) above (“Estimated Term Commencement Date”), with the Work required of Landlord (Landlord’s Work”) as such is more Particularly described in Exhibit “B” attached hereto (the “Work Letter”) substantially completed. The design and construction of the Landlord’s Work is partially bifurcated, as described in Section 6.3 of the Work Letter; and special provisions and agreements are set forth in Section 6.3 of the Work Letter which are intended to control and prevail over any conflicting or inconsistent provisions of this Lease, including this Section 4. Accordingly, all provisions of Section 4 of this Lease are subject to and controlled by any conflicting or inconsistent provisions in Section 6.3 of the Work Letter. Tenant agrees that, in the event

Landlord fails to tender possession of the Demised Premises with Landlord’s Work substantially complete on or before the Estimated Term Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. In such event, however, Tenant shall not be liable for any Basic Annual Rent or Additional Rent until the Term Commencement Date (as defined in Section 4.2 below). In the event Landlord reasonably determines that it will be unable to tender possession of the Demised Premises on or before the Estimated Term Commencement Date, promptly after making such determination Landlord shall give written notice to Tenant of the date Landlord estimates being able to tender possession of the Demised Premises to Tenant. If said estimated date for substantial Completion of Landlord’s Work is later than one hundred eighty (180) days after the Estimated Term Commencement Date plus the number of days of Tenant—caused Delays and Force Majeure Delays (as Tenant—caused Delays and Force Majeure Delays are defined in Section 6.1 of the Work Letter), then Tenant may, at Tenant’s option, exercisable by written notice delivered to Landlord by Tenant Within ten (10) days after the date of Landlord’s notice to Tenant specifying the estimated new substantial completion date, terminate this Lease; and Landlord- and Tenant shall not by reason thereof, be subject to any further liability under this Lease.

4.2           The Term Commencement Date shall be the earlier of (i) the date Landlord tenders possession of the Demised Premises to Tenant With Landlord’s Work substantially complete; (ii) the date Tenant actually accepts possession of the entire Demised Premises (including the Pilot Plant) and commences to conduct business therefrom (subject to the special provisions for partial possession as specified in Section 4.5 below); or (iii) the date that Landlord’s Work Would have been substantially completed but for Tenant-caused Delays. The terms “substantially complete(d)” and “substantial completion” shall mean the date the Project Architect (as defined in Section 1.1 of the Work Letter) has certified that Landlord’s Work is substantiality complete and that tenant can physically occupy the space, subject to the punch-list items as described in Section 7.2 of the Work Letter, and the Demised Premises are in clean and operating condition, subject to minor punch-list items that may still need to be Corrected and subject to items which constitute Tenant’s Work. The Project Architect Shall determine said “substantial completion” based upon the generally accepted professional standards of the American Institute of Architects, and not as an advocate, consultant, or agent for either Tenant or Landlord. With respect to the Pilot Plant Production Facility, it shall be deemed “substantially complete” when it is substantially ready for pacification testing (subject to normal and reasonable punch-list items), prior to validation testing. See Section 6.3.3 of the Work Letter for determining the actual Term Commencement Date.

4.2.1        Commencing approximately six months prior to the estimated Completion date, and continuing at least monthly thereafter, Landlord shall give to Tenant written estimates and revised estimates of the expected completion date. Notwithstanding anything to the contrary in this Lease, Landlord shall provide Tenant with no less than ten (10) days’ prior notice in writing that the Demised Premises are, or shortly shall be, available for occupancy.

4.2.2        Landlord and Tenant shall each execute and deliver to the other written acknowledgement of the actual Term Commencement Date and the Term Expiration Date when such is established and shall attach it to this Lease as Exhibit “F”; however, failure to execute and deliver such acknowledgement shall not affect Tenant’s liability hereunder.

4.2.3        if at any time it is reasonably estimated that Landlord will be unable to substantially complete the Demised Premises within one hundred eighty (180) days after the Estimated Fern Commencement Date plus the number of days of Tenant—caused Delays and Force Majeure Delays, either Landlord or Tenant may, at its option, exercisable by written notice delivered to the other, terminate this Lease; provided however, said election to terminate shall not be made more than twenty (20) days after Landlord gives written notice to Tenant that the estimated completion date will be beyond the foregoing specified permissible time schedule (which written notice Landlord shall deliver promptly after determining that the Demised Premises will probably not be substantially complete within said time frame); but this option to terminate will again become applicable on the same basis if the estimated completion date is again delayed further beyond the previously specified revised estimated completion date. Provided, however, if the laboratory and office portions of the Demised Premises are occupied by Tenant, then a delay in the completion of the pilot plant shall not entitle Landlord or Tenant to terminate this Lease pursuant to this Section. In the event of a termination of this Lease pursuant to this Section 4.2.3., then Landlord and Tenant shall not, by reason thereof, be subject to any further liability under this Lease; but such a termination shall not relieve either Landlord or Tenant for any liabilities they may have for prior breaches of their obligations under this Lease.

4.3           Landlord shall allow Tenant to enter upon the Demised Premises prior to the Term Commencement Date for the purpose of performing Tenant’s Work, provided such entry shall be coordinated in advance with Landlord and Landlord’s Contractor so as to not interfere with the performance by Landlord or Landlord’s Contractor of Landlord’s Work. Such entry shall be subject to all the terms and conditions of this Lease, and the Work Letter Agreement, other than the payment of Basic Annual Rent or Additional Rent.

4.4           Prior to Tenant’s initial entry onto the Demised Premises for the purpose of (i) installing improvements that are a part of Tenant’s Work, (ii) placing Tenant’s personal property within the Demised Premises, or (iii) taking any other action which is a part of Tenant’s Work, or (iv) early possession for partial occupancy pursuant to Section 4.5, Tenant and Landlord shall furnish each other evidence satisfactory to the other that insurance coverages required under the provisions of Article 19 herein are in effect.

4.5           In the event that the office and laboratory facilities portion of the Demised Premises is substantially complete prior to the Term Commencement Date, said Tenant shall take early possession of said portion, pursuant to the terms of Section 6.3 of the Work Letter, Such early possession shall not constitute Term Commencement for any purpose, notwithstanding the fact that Tenant flay commence to conduct business from the Demised Premises as of the date of such early possession. Any such early possession shall be implemented in accordance with reasonable advance written notice from Tenant to Landlord and reasonable cooperation between Tenant and Landlord. Upon any such early possession, Tenant shall comply with all applicable provisions of this Lease relative to the portion of the Demised Premises which Tenant occupies, excepting only that Tenant shall pay only $2.00 (rather than $2.75) per square foot of Rentable Area per month for said space, plus all Operating Expenses related to said space, until the Penn Commencement Date.

5.             Rent and Security Deposit.

5.1           Tenant agrees to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in Section 2.1.3, subject to the rental adjustments provided in Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.4, subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the term of this Lease, except.. that the first full month’s installment of Basic Annual Rent (plus the monthly installment of Basic Annual Rent pro rated for any partial month at the beginning of the term hereof) shall be paid by Tenant to Landlord upon on the Term Commencement Date.

5.2           In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent (‘Additiorial Rent”) at times hereinafter specified in this Lease (i) all Operating Expenses as provided in Article 7 herein), which are paid by Landlord, and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or Tenant’s failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant.

5.3           Basic Annual Rent and Additional Rent shall together be denominated “Rent”. Rent shall be paid to Landlord, without abatement, deduction or offset, (excepting only for the limited circumstances as specified in Section 16.1 for Landlord’s maintenance, in Section 20.6 for destruction of a portion of the Demised Premises and/or in connection with the terms upon which Tenant provides a portion of the financing for the $13.1M construction loan sought by Landlord), in lawful money of the United States of Anerica at the office of Landlord as set forth in Section 2.1.8 herein or to such other person or at such other place as Landlord may from time to time designate in writing. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

5.4           Upon the Effective Date of this Lease, Tenant shall deposit with Landlord a cash amount equal to one Initial Monthly Rental Installment (as defined in Section 2.1.4) as a deposit (“Security Deposit”) to secure Tenant’s faithful performance of its obligations hereunder. If Tenant’s net worth falls below $10,000,000 at any time during the term hereof, as shown on the financial statements referenced in the next sentence, then Tenant shall pay to Landlord the amount necessary to increase the Security Deposit to equal three (3) monthly installments of the then current Basic Annual Rent. Tenant shall deliver to Landlord a copy of Tenant’s annual audited financial statements and Tenant’s quarterly unaudited financial statements within ten (10) days after said financial statements are completed. The Security Deposit may be commingled with other funds of Landlord’s, but Landlord shall pay Tenant annually in arrears interest on the Security Deposit equal to the then current rate for one year Certificates of Deposit paid by Landlord’s regular business bank. If Tenant fails to pay Rent, or any other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit, and any accrued earnings thereon, for the payment of such sums due Landlord, or for prepayment of any other sum to which Landlord may become entitled by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within twenty (20) days after written demand therefor, deposit with Landlord, in cash, an amount sufficient to restore the Security Deposit to the full amount, and Tenant’s failure to do so shall be a material breach of this Lease. This Security Deposit shall be in cash; excepting however, Tenant shall have the option after the Term

Commencement Date to substitute a bank letter of credit, in a form and from a bank pre-approved in Writing by Landlord. Promptly after the expiration or termination of this Lease and after Tenant has satisfied all its obligations under this Lease, Landlord shall refund to Tenant the unused portion of the Security Deposit, plus accrued but unpaid interest.

6.             Rental Adjustments.

6.1           Commencing on the first anniversary of the Term Commencement Date, the Basic Annual Rent shall be subject to annual upward adjustments equal to four percent (4%) of the previous year’s Basic Annual Rent. The first such adjustment shall become effective commencing with that monthly rental installment which is first due on or after the first anniversary of the Term Commencement Date and subsequent adjustments shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect. Commencing with the eleventh (11th) anniversary of the Term Commencement Date, this four percent (4%) annual adjustment shall apply to the adjusted Basic Annual Rent which was determined pursuant to Section 6.2 below.

6.2           Beginning on the tenth (10th) anniversary of the Term Commencement Date, the Basic Annual Rent shall be adjusted up or down to equal the fair rental value (the “Fair Rental Value”) of the Demised Premises as determined pursuant to Section 6.2.1 below, except in no event shall the adjusted Basic Annual Rent for the eleventh (11th) year be less than one hundred twenty-two percent (122%) of the Initial Basic Annual Rent, nor more than one hundred seventy-two percent (172%) of the Initial Basic Annual Rent.

6.2.1        Rent Adjustments. The Basic Annual Rent shall be increased on the first day of the first month of the eleventh year of the term of this Lease (the “Rental Adjustment Date”) to the “Fair Rental Value” of the Demised Premises determined in the following manner:

(i)            Approximately twelve months prior to the Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Demised Premises as of such Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Demised Premises at least ten (10) months prior to the Rental Adjustment Date, the fair rental value shall be determined by appraisal.

(ii)           Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than nine (9) months prior to the Rental Adjustment Date. If Landlord and

Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than eight (8) months prior to the applicable Rental Adjustment Date. Landlord and Tenant shall each give written notice to each other as to the name of the appraiser it has selected, as soon as the selection is made. Within ten (10) days thereafter, the two appointed appraisers shall appoint a third appraiser. All appraisers shall be independent from, and disinterested in, both Landlord and Tenant.

(iii)          If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Demised Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Demised Premises.

(iv)          Each party shall bear the cost of its own appraiser and the parties shall share equally the cost of any single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years’ experience in the appraisal of biotechnology premises in the San Diego area and shall be members of professional organization such as MAI or its equivalent.

(v)           For the purpose of such appraisal, the term “Fair Rental Value” shall mean the price that a ready and willing single tenant would pay, as of the Rental Adjustment Date, as annual rent to a ready and willing landlord of property comparable to the Demised Premises on the terms of this Lease (including the fixed annual 4% increase(s) in Basic Annual Rent), if such property were exposed for lease on the open market for a reasonable period of time, and taking into account all of the purposes for which such property may be used legally. A comparable property shall mean a biotechnology laboratory and pilot plant facility located in the Torrey Pines Mesa area of San Diego, with improvements similar in age and character to the improvements to the Demised Premises, which has been improved with all of the generic and special tenant improvements (as those terms are defined in the Work Letter) comparable to those constructed in the Demised Premises; provided, however, the appraisal shall disregard (i) the value of the equipment which Tenant is entitled to remove at the expiration or termination of the term of this Lease, as specified in Section 15.8 below; and (ii) any extra value for the validation of the Tenant’s own manufacturing processes and systems, although value, if any, shall be given for the fact that the Demised Premises has been validated for manufacturing biotechnology and/or pharmaceutical products in general. The appraiser shall Consider all relevant factors, including without limitation, the age of the Building and improvements, the Condition of the Demised Premises on the assumption that Tenant has complied with its obligations to maintain and repair the Demised Premises, the current rental market conditions and the alternative uses and users for the Demised Premises.

(vi)          If a single appraiser is chosen, then such appraiser shall determine the Fair Rental Value of the Demised Premises. Otherwise, the Fair Rental Value of the Demised Premises shall be the arithmetic average of the two (2) appraisals which are closest in amount, and the third appraisal shall be disregarded. Notwithstanding anything to the contrary contained herein, the Fair Rental Value as so determined shall be no less than one hundred twenty-two percent (122%) of the Initial Basic Annual Rent payable hereunder, and no more than one hundred seventy-two percent (172%) of the Initial Basic Annual Rent.

(vii)         Landlord and Tenant shall instruct in writing the appraiser(s) to complete their written determination of the Fair Rental Value not later than six (6) months prior to the Rental Adjustment Date. If the Fair Rental Value is not determined prior to the Rental Adjustment Date, then Tenant shall continue to pay Landlord monthly installments of Basic Annual Rent in the amount applicable to the Demised Premises immediately prior to the Rental Adjustment Date until the Fair Rental Value is determined. When the Fair Rental Value of the Demised Premises is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, within ten (10) days after receipt of such notice, the difference between the monthly installments of Basic Annual Rent actually paid by Tenant to Landlord subsequent to the Rental Adjustment Date and the new monthly installments of Basic Annual Rent deter-mined hereunder.

7.             Operating Expenses.

7.1           As used herein, the term “Operating Expenses” shall include, but not be limited to:

(a)           Government impositions including, without limitation, property tax costs consisting of real and personal property taxes (except as specified in Section 7.2 below), assessments, including amounts due under any improvement bond upon the Building and/or Demised Premises or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or Building (if such tax is enacted in lieu of presently existing real property taxes),

(b)           Any parking charges, utilities, surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building,

(c)           Any tax on any document to which Tenant is a party creating or transferring an interest in the Demised Premises (excluding any transfer tax upon a sale by Landlord of the Demised Premises),

(d)           Any fee for a business license to operate the Demised Premises,

(e)           Any expenses, including the cost of attorneys or experts, reasonably incurred in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof, and

(f)            All other costs of any kind paid or incurred directly related to the operation, maintenance and management of the Building and the Demised Premises including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to improvements within the Demised Premises as appropriate to maintain the Demised Premises in first-class condition (excepting only for maintenance costs to be paid by Landlord pursuant to Section 16.1 below), costs to comply with applicable governmental requirements for the Demised Premises, special utility assessments, including sewer fees, trash collection, cleaning, maintenance of heating, ventilation and air conditioning systems (except as otherwise provided herein), maintenance of landscape and grounds, maintenance of drives and parking areas, property management fees payable to Landlord’s agents in the sum of one percent (1%) of the Rent, insurance premiums, portions of insured losses paid as part of deductible portion of loss by reason of insurance policy terms, service contracts, and costs of services of independent contractors retained to do work of the nature referenced above. It is contemplated that Tenant will take the initiative to perform and pay for most all of the items to operate, maintain and manage the Demised Premises, thereby eliminating the need for Tenant to advance or reimburse these costs to Landlord. If Tenant fails to perform and pay for any item which is an Operating Expense, and Landlord reasonably determines that Landlord needs to do so, then Landlord shall give to Tenant a written notice thereof and a 30-day opportunity to so perform and pay, before Landlord undertakes the initiative to perform and pay any such item. (Provided however, Landlord shall take the initiative to perform and pay for the items which Landlord so designates pursuant to the first sentence of Section 7.3 below)

7.2           Operating Expenses shall not include any net income, franchis0, capital stock, estate or inheritance taxes. Additionally, all reassessment increases in real Property taxes based Solely on reassessment of the Demised Premises pursuant to California Revenue and Taxation Code Section 60 et. seq. due to a change in ownership or transfer of Landlord’s interest in the Demised Premises during the first five (5) years of the term of this Lease shall not be considered an Operating Expense. Additionally if no such change of ownership occurs during the first five years, then the first one reassessment increase in real property taxes resulting from a change of Ownership occurring after said first five years shall not be considered an Operating Expense. In addition, roof maintenance expenses for non-structural components of the roof, up to a maximum of $30,000 over the life of this Lease, also shall be excluded from Operating Expenses and paid for by Landlord; and any unexpended portion of said $30,000 as of each anniversary date of the Term Commencement Date shall be increased by a sum equal to 4% of said unexpended portion.

7.3           Tenant shall pay all of the Operating Expenses directly to the third party to whom the expense is payable, excepting only for those specific Operating Expenses which Landlord elects to pay directly and Landlord gives to Tenant at least a thirty (30) day prior written notice of Landlord’s commitment to pay said expense(s). Upon the written request to Tenant, Tenant shall furnish to Landlord appropriate evidence of those Operating Expenses which have been paid by Tenant directly to a third party. Similarly, upon the written request to Landlord, Landlord shall furnish to Tenant appropriate evidence of those Operating Expenses which have been paid by Landlord. As to those Operating Expenses which Tenant does not pay directly, Tenant shall pay those Operating Expenses to Landlord, at least twenty (20) days prior to the scheduled due date, pursuant to written notice from Landlord to Tenant. Provided however, if Tenant fails to make such timely payments, Landlord may require Tenant to make payments monthly in advance, based upon Landlord’s estimate of said Operating Expenses. If such a monthly payment arrangement is so instituted by Landlord, then Landlord shall provide Tenant, in writing, a statement estimating the amount of monthly Operating Expenses which will be paid by Landlord for the current year; and Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease, as Additional Rent, Landlord’s estimate of said Operating Expenses which will be paid by Landlord with respect to the Demised Premises for such month. Additionally, if any extraordinary Operating Expense which will be paid by Landlord occurs which was not included in Landlord’s estimate of said Operating Costs, then Landlord shall give written notice thereof to Tenant promptly after Landlord learns of the same; and Tenant shall pay said extraordinary Operating Expense on or before its due date.

a.             Within ninety (90) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses which have been paid by Landlord for the previous calendar year. If the amounts paid by Tenant for said Operating Expenses are less than the actual amount of said Operating Expenses for the previous year, any additional sum due from Tenant to Landlord shall be due and payable within ten (10) days after receipt by Tenant of said statement. If the amounts paid by Tenant to Landlord exceed the actual Operating Expenses paid by Landlord for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

b.             Any amount due for Operating Expenses attributable to any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

7.4           Tenant shall have the right, at Tenant’s expense, upon reasonable notice during reasonable business hours, to have a Certified Public Accountant or other authorized representative of Tenant inspect the portion of Landlord’s records, invoices, and other data relating to the Demised Premises and used in the preparation of the statement, provided any request for such review shall be furnished within ninety (90) days of Tenant’s receipt of such statement as to the prior year’s Operating Expenses. If the amount of Operating Expenses paid by Landlord relating to the Demised Premises identified on such annual statement are found to exceed the actual Operating Expenses paid by Landlord for the Demised Premises, Landlor4 shall, within ten (10) days after Tenant’s request therefor, refund to Tenant the amount of over Payment by Tenant.

7.5           Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date (other than as specified in the Work Letter); provided, however, if Tenant takes possession for occupancy of some or all of the Demised Premises prior to the Term Commencement Date for the purpose of occupying the same, Tenant shall be responsible for Operating Expenses for the Demised Premises so occupied from such earlier date of possession. The responsibility of Tenant for Operating Expenses attributable to the Demised Premises shall continue to the latest of (i) the date of termination of this Lease, or (ii) the date Tenant has fully vacated the Demised Premises; but if termination of the Lease is due to the default of Tenant, Tenant shall be responsible for Operating Expenses even after Tenant has vacated, as part of the damages to which Landlord is entitled, to the extent of Tenant’s liabilities for a default.

7.6           Operating Expenses for the calendar year in which Tenant’s obligation to reimburse Landlord commences, and for the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which such items are applicable, so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period in which Tenant has an obligation to pay for Operating Expenses.

7.7           Operating Expenses shall be only the actual and reasonable expenses incurred, subject to proration as specified in Section 7.6.

8.             Rentable Area.

8.1           The term “Rentable Area” as referenced within the Work Letter, and as may otherwise be referenced herein, refers to the area of the Building, which the parties agree consists of approximately 70,000 square feet. Such area has been calculated by measuring the floor areas to the outside finished surface of permanent outer Building walls, where such walls intersect each floor, without deduction for columns, projections or vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like and their enclosing walls.

8.2           Prior to the Effective Date, the square feet of Rentable Area in the Building was field measured and confirmed by the Project Architect and has been approved by Tenant and Landlord; and the parties have agreed upon the 70,000 square feet figure for all calculations pursuant to this Lease.

9.             Use.

9.1           Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.7 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord.

9.2           Tenant shall conduct its business operations and use the Demised Premises in compliance with all current or future federal, state and local laws and regulations. Tenant shall not use or occupy the Demised Premises in violation of any law or regulation or of the certificate of occupancy issued for the Building and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Demised Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Landlord shall deliver to Tenant a copy of the certificate of occupancy for the Demised Premises. Throughout the term of this Lease and/or Tenant’s occupancy of the Demised Premises, Tenant shall, at its expense, comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof.

9.3           The insurance to be initially carried by Landlord and Tenant pursuant to the provisions of Article 19 shall be consistent with the actual use of the Demised Premises. Thereafter, if the use of the Demised Premises changes to another use permitted under Section 2.1.7, such insurance shall, to the extent available, be consistent with such changed use. Tenant shall not do or permit to be done anything which will invalidate any fire, extended coverage or any other insurance policy covering the Building and Demised Premises. Tenant shall comply with all reasonable rules, orders, regulations and requirements of the insurers of the Demised Premises. Tenant shall pay for any additional premium charged for any policy by reason of Tenant’s failure to comply with the provisions of this Section, or by reason of Tenant’s particular use of the Demised Premises.

9.4           Tenant shall make available to Landlord, upon at least a forty-eight (48) hour advance notice, the opportunity to inspect the Demised Premises. Additionally, Tenant agrees to maintain keys for all locked doors in the Demised Premises in a fire department controlled lock box located on the Demised Premises. Landlord’s access shall be subject to such reasonable controls as are necessary for preserving Tenant’s trade secrets and to maintain Landlord’s safety.

9.5           Tenant shall keep the exterior appearance of the Demised Premises in a neat and attractive condition, comparable to the appearance as of the Term Commencement Date. In this regard, Tenant shall not place any unsightly items on the Demised Premises which are visible from the surrounding areas.

9.6           No equipment weighing in excess of the load per square foot which such floor was designed to carry, or which is allowed by law, shall be placed upon the Demised Premises. As part of the Corrective Work, the second floor is being retrofitted to support 80 pounds of live load, plus 20 pounds of partition load, per square foot.

9.7           Tenant shall not allow the Demised Premises to be used for unlawful purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in or on the Demised Premises.

10.           Brokers.

10.1         By separate agreement, Landlord has agreed to pay a fixed fee to Tenant’s real estate broker, John Burnham and Company, which broker has also acted in a dual capacity representing Landlord in some regards. Landlord and Tenant each represents and warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease. Landlord and Tenant each represent that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this lease.

10.2         Tenant and Landlord each represents and warrants that no broker or agent has made any representation or warranty relied upon by them to enter into this Lease other than as contained in this Lease.

10.3         The employment of any brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is or has been granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless specifically contained in this Lease. Landlord, in executing this Lease, does so in reliance upon Tenant’s representations and warranties contained within this Article.

11.           Holding Over.

11.1         If Tenant remains in possession of all or any part of the Demised Premises after the expiration or earlier termination of this Lease, with Landlord’s prior written consent, Tenant shall be deemed a month-to-month tenant upon the date of such expiration or earlier termination and, in such case, Tenant shall continue to pay the Basic Annual Rent (as adjusted from the Term Commencement Date in accordance with Article 6), Operating Expenses in accordance with Article 7, and any other amount of Rent due Landlord pursuant to the terms of this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

11.2         If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon all the terms of this Lease applicable to a tenant at sufferance, except that the monthly installments of Basic Annual Rent shall be equal to one hundred thirty-five percent (135%) of the monthly installment of the Basic Annual Rent in effect during the immediately preceding thirty (30) days of the scheduled term of the Lease.

11.3         Acceptance by Landlord of Rent after such expiration or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

11.4         The foregoing provisions of this Article are in addition to and do not affect Landlord’s right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

12.           Taxes on Tenant’s Property.

12.1         Tenant shall pay not less than ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures in or about the Demised Premises.

12.2         If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, elects to pay the taxes based upon such increase in assessed value, then Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord.

13.           Condition of Demised Premises.

13.1         In addition to the acknowledgements set forth in Section 1.1 of Exhibit B, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties (i) with respect to the condition of the Demised Premises or the Building except as set forth herein or in Exhibit B, or (ii) with respect to the suitability of the Demised Premises for the conduct of Tenant’s business. As specified in Section 1.7.13 of Exhibit B, on or before the Term Commencement Date, Landlord and Tenant shall conduct a walk through inspection of the Demised Premises and prepare a punch list of those construction items for Landlord’s Work which require remedial action. Additionally, not later than twenty-five (25) days after the Term Commencement Date, Landlord and Tenant shall conduct an additional walk through inspection and shall prepare a punch list of those construction items for Landlord’s Work which still require corrective action. Landlord shall cause Landlord’s Contractor to complete the corrective action for the punch list items as soon as feasible within 30 days, or such longer time as is reasonably necessary to correct the item. Tenant shall be entitled to pursue any available remedies and claims against the construction contractors, equipment suppliers, manufacturers and other responsible third parties for any defects that may be discovered in the Demised Premises; and Landlord will assign, on a non-exclusive basis, to Tenant any such claims if such an assignment is appropriate to enable Tenant to pursue said claims and remedies. Landlord shall also be entitled to pursue available remedies against said third parties. Additionally, Tenant may pursue any available remedies and claims against Landlord for damages caused by Landlord’s Default, as Specified in Section 22.10 below.

14.           Utilities and Services.

14.1         Tenant shall pay for all water, gas, electricity, telephone, trash removal and all other Utilities and services supplied to the Demised Premises, together with any taxes thereon.

14.2         Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure of any such utility or service to be furnished to the Demised Premises when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, the inability to furnish such utility or service despite the exercise of reasonable diligence by Landlord or by any other cause beyond Landlord’s reasonable control, excluding only interruptions of service caused by Landlord’s Default. In the event of such failure, tenant shall not be entitled to any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease.

14.3         If Tenant shall require any utilities or services in excess of that initially provided in the approved Improvement Plans, such as by reason of equipment to be operated, then Tenant shall make all necessary arrangements, at Tenant’s expense, for such excess services and utilities.

14.4       Utilities and services provided by Landlord to the Demised Premises shall be paid by Tenant directly to the supplier of such utility or service.

15.           Alterations.

15.1         Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, Tenant shall make no alterations, additions or improvements in or to the Demised Premises, after the initial build-out, other than alterations, additions or improvements which satisfy each of the following three criteria: (i) no structural component of the Demised Premises is affected; and (ii) there is no diminution in the value of the Demised Premises as a generic biotechnology facility; and (iii) the total costs do not exceed Two Hundred Thousand Dollars ($200,000) during any twelve (12) month period (such dollar amount being increased by four percent (4%) per annum for inflation). Said costs shall not include costs of moveable equipment or fixtures which are to be included in the first sentence of

Section 15.8 below or on the List of Removable Equipment referenced in Section 15.8 below. All such alterations, additions or improvements, whether or not requiring Landlord’s consent, shall be made only by licensed and qualified contractors or mechanics. Tenant’s contractor for performing any alterations, additions or improvements shall be subject to Landlord’s reasonable approval and shall maintain appropriate insurance as reasonably approved by Landlord.

15.2         All alterations, additions or improvements made to the Demised Premises after the initial build-out, by Tenant shall, at the option of Landlord, be removed at the expense of Tenant at the end of the term of this Lease, if Landlord determines that the alteration, addition or improvement is likely to adversely affect the sale or rental valuation of the Demised Premises or Landlord’s ability to promptly sell or lease the Demised Premises. Provided however, when Tenant requests Landlord’s consent for making a specific alteration, addition or improvement, Tenant may also request in writing that Landlord waive Landlord’s option to require Tenant eventually to remove said specific alteration, addition or improvement; and Landlord may deny said request for a waiver in Landlord’s good faith discretion, only if Landlord determines that such alteration, addition or improvement would likely result in a diminution of the sale or lease value of the Demised Premises as a generic biotechnology facility, Said denial shall be by written notice to Tenant stating Landlord’s reasons and delivered within 15 days after Landlord’s receipt of Tenant’s Written request.

15.3         Tenant agrees that any work by tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times,

15.4         Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction and in full compliance with the rules, orders, directions, regulations and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with “as-built” plans showing any material changes in the Demised Premises.

15.5         Before commencing any material work, except as permitted in Section 15.1 above, Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the proposed commencement of such work.

15.6         Except as provided in Sections 15.2 and 15.8, all alterations, decorations, fixtures, equipment, additions and improvements attached to or built into the Demised Premises, made by either party, shall, unless Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the term of this Lease and shall remain upon and be surrendered with the Demised Premises as a part thereof.

15.7         Tenant shall repair any damage to the Demised Premises caused by Tenant’s removal of any property from the Demised Premises; and Tenant shall be entitled to remove property from the Demised Premises as specified in Section 15.8 below. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

15.8         All articles of Tenant’s personal property, moveable trade fixtures, moveable machinery, moveable equipment furniture and movable partitions which are owned by Tenant and installed by Tenant at its expense in the Demised Premises, and not installed as part of Landlord’s Work, shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease. Additionally, Landlord and Tenant, with the consultation of Project Architect shall prepare a list of equipment, machinery, and fixtures which were paid for by Tenant and which are attached to the Building, but which Landlord nevertheless agrees may be removed by Tenant at the expiration or termination of the ten of this Lease (the “List of Removable Equipment”). The items to be placed on the List of Removable Equipment shall be items which are paid for by Tenant and which are not needed for the Demised Premises to continue to be functional as a biotechnology laboratory and pilot plant facility. Landlord and Tenant shall each act reasonably and in good faith in proposing and approving the items to be placed on the List of Removable Equipment. The placement of items such as (by way of example only) large reaction vessels on this List of Removable Equipment shall not be deemed to render the facility non-functional. Furthermore, the List of Removable Equipment (as added to from time to time) shall be the best evidence of the type of items to be placed on the List of Removable Equipment and shall be persuasive as to the types of items to be included on the list in any subsequent arbitration Proceeding. Said list shall be prepared and mutually approved as soon as feasible, prior to the Term Commencement Date; and items may be added to (or removed from) said list by mutual agreement during the term of this Lease, if Tenant installs new equipment or fixtures. Under no circumstances shall Tenant be entitled to remove any equipment, machinery, fixture, item or improvement which was paid for from the Improvements Cost Fund. Tenant shall leave in good condition, reasonable wear and tear excepted, all improvements and items other than those permitted to be removed as specified in the first sentence of this Section and as identified on the List of Removable Equipment. If Tenant shall fail to remove all of its effects from the Demised Premises upon the termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto; and Tenant agrees to pay Landlord upon demand any expenses incurred in such removal and storage. Landlord may, at its option sell said property or any of the same, at private sale, for such price as Landlord may obtain; and Landlord may apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property, with any balance of the sales proceeds to be delivered to Tenant.

16.           Repairs and Maintenance.

16.1         Landlord shall repair and maintain the Building foundation and the structural components of the exterior walls and the structural components of the roof of the Building. Additionally, over the life of the Lease, Landlord shall pay for up to $30,000 of the maintenance expenses for non-structural components of the roof; and any unexpended portion of said $30,000 as of each anniversary date of the Term Commencement Date shall be increased by a sum equal to 4% of said unexpended portion. Landlord’s costs for said repair and maintenance shall be borne solely by Landlord, and said costs shall not constitute an Operating Expense to be paid by Tenant. If Landlord fails to promptly make such repairs after written notice from Tenant requesting the same, then Tenant may make such repairs on Landlord’s behalf, and (i) Landlord shall promptly reimburse Tenant for the reasonable costs of such repairs, or (ii) Tenant may take a credit for said costs against the Rent which is to become due thirty (30) days following Tenant’s written notice to Landlord stating that Tenant expects to take such credit, unless the matter is subject to dispute and arbitration.

16.2         Except for Landlord’s obligations pursuant to Section 16.1 above, and Landlord’s performance of the Corrective Work as described in the Work Letter, Tenant shall, at Tenant’s sole cost and expense, keep the Demised Premises and every part thereof in a good quality condition, ordinary wear and tear excepted, and damage which is to be repaired by Landlord pursuant to Articles 20 and 21 also excepted. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Demised Premises to Landlord in the same good, quality condition as when received, ordinary wear and tear excepted, and damage which is to be repaired by Landlord pursuant to Articles 20 and 21 also excepted.

16.3         Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord, unless Landlord fails to make the repair or perform the maintenance within a reasonable period of time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Articles 20 and 21 entitled “Damage or Destruction” and “Eminent Domain,” respectively, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Demised Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives any rights under Sections 1941 and 1942 of the California Civil Code or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord’s expense.

16.4         This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and any related facilities. In the event of material damage due to fire, earthquake, flood, vandalism, war or similar cause of damage or destruction, this Article shall not be applicable and the provisions of Article 20 entitled “Damage or Destruction” shall apply and control.

16.5         In performing all of their respective maintenance and repair work and duties, both Tenant and Landlord shall adhere to a standard of maintaining the building and grounds in a good, quality condition, comparable in quality, functionality and aesthetics to what existed in the first year of the term of this Lease, ordinary wear and tear excepted.

17.         Liens.

17.1         Tenant shall keep the Demised Premises free from any liens arising out of work performed, materials furnished and obligations incurred by Tenant. Tenant covenants and agrees that any mechanic’s lien filed against the Demised Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof, at the cost and expense of Tenant.

17.2         should Tenant fail to discharge any such lien, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and the cost thereof shall be immediately due from Tenant as Additional Rent.

17.3         In the event Tenant shall lease or finance the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will, upon its face or by exhibit thereto, indicate that such Financing Statement is applicable only to such removable personal property of Tenant located within the Demised Premises, the acquisition of which was financed by Tenant pursuant to said Financing Statement. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property therein. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall, within ten (10) days after filing such Financing Statement, cause (i) copies of the Security Agreement or other documents to which the Financing Statement pertains to be furnished to Landlord to show that such lien is not applicable to Landlord’s interest, and (ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Demised Premises.

18.           Indemnification and Exculpation.

18.1         Tenant agrees to indemnify Landlord and its partners, directors, officers, agents and employees (collectively “Landlord’s Agents”) against, and to defend and save them harmless from, all demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable professional fees, including without limitation, fees for attorneys, architects, engineers, and environmental consultants), for death of, or injury to, any person or damage to property (i) occurring in, upon or about the Demised Premises, (ii) arising from or out of Tenant’s use and occupancy of the Demised Premises, or (iii) arising from or out of any act or Omission of Tenant, its agents, contractors, employees, servants, tenants and invitees (“Tenant’s Agents”), except if such death or injury, or damage to property is caused by Landlord’s Default.

18.2         Except as otherwise provided in this Article, Landlord agrees to indemnify Tenant and its directors, officers, agents and employees against, and to defend and save then harmless from all demands, claims, causes of action or judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees), for death of, or injury to, any person or damage to property occurring in, upon, or about the Demised Premises during the term of this Lease arising from or out of Landlord’s Default.

18.3         Notwithstanding any provision of Sections 18.1 and 18.2 to the contrary, Landlord shall not be liable to Tenant or any other party, and Tenant assumes all risk of damage to personal property, including loss of records kept within the Demised Premises, if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement would be a loss subject to settlement by the insurance carrier including but not limited to damage or losses caused by fire, electrical malfunctions gas explosion and water damage of any type, including but not limited to broken water lines, malfunction of sprinkler systems, roof leakage or Stoppages of lines, unless and except if such loss is due to Landlord’s Default. Tenant further waives any claim for injury to Tenants business or loss of income relating to any such damage or destruction of personal property, including any loss of records. The foregoing waivers are limited to the extent of the insurance coverage described above that could have been obtained.

18.4         Additionally, Landlord shall not be liable to Tenant or Tenant’s Agents, and Tenant assumes all risk of damage and liability (other than as may be covered by insurance or by a third party), resulting from any defect or malfunction of (a) any Building system or component of a Building system (such as HVAC, mechanical plumbing, electrical, waste disposal, or sewer), or (b) the Pilot Plant Production facility, or any of its systems or components, excepting only as may be Caused by Landlord’s Default. Tenant shall be entitled to pursue any available claims against the construction contractors and equipment suppliers and manufacturers for any defects that may be discovered in the Demised Premises; and Landlord will assign to Tenant any such claims if such an assignment is appropriate to enable Tenant to pursue said claims.

18.5         Security devices provided for the Building, while intended to deter crime, may not in given instances prevent theft or other criminal acts, and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties. The risk that any security device may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall, at Tenant’s cost, obtain applicable insurance coverages to the extent Tenant desires protection against such criminal acts.

19.           Insurance — Waiver of Subrogation.

19.1         Landlord shall carry insurance upon the Building and its Improvements to the extent such is insurable as part of the Building, in an amount equal to (i) full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns), or (ii) such lesser coverage AS Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s mortgage lender requires Landlord to maintain. Such insurance shall provide protection against any peril generally included within the “All-Risk, Broad Form 1020”

form of property insurance policy, which includes insurance against sprinkler damage, vandalism and malicious mischief. Subject to availability thereof, Landlord may further insure, as Landlord or its lender deems appropriate, against flood and/or earthquake (but Tenant is not obligated to pay for earthquake coverage), loss or failure of building equipment, hazardous materials risks, rental loss during the period to repair or rebuild, and worker’s compensation insurance. Additionally, at Tenant’s request and cost, such additional riders, endorsements and coverage shall be added as Tenant may desire, if available. The deductible limits of the insurance policy shall not exceed Five Thousand Dollars ($5,000). The cost of all said insurance (except for the cost of earthquake coverage) shall be an Operating Expense which shall be paid or reimbursed by Tenant as Additional Rent. Landlord shall furnish to Tenant a copy of said property insurance policy. To the extent available and applicable, Tenant shall be named as an additional insured on Landlord’s property insurance policy; and all of the specifications and provisions in Sections 19.3 and 19.5 applicable to Tenant’s liability insurance policy shall also be applicable to Landlord’s property insurance policy, on a reciprocal basis for the benefit of Tenant.

19.2         Tenant, at its own cost, shall procure and continue in effect, from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the term of this Lease and thereafter until Tenant has fully and finally surrendered the Demised Premises to Landlord, commercial general liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence for death, bodily injury or property damage with respect to the Demised Premises. The deductible amounts of such policy of insurance shall not exceed Five Thousand Dollars ($5,000). In the event an additional building is constructed and occupied by a tenant other than Tenant, then Landlord shall maintain a similar policy for the common areas.

19.3         The aforesaid Tenant’s liability insurance policy shall name as additional insureds Landlord and Landlord’s property manager, construction manager, agents and representatives for the Demised Premises. Said insurance shall be with companies having a Policyholder rating of not less than A and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise materially approved in writing by both Landlord and Tenant. Tenant shall cause any insurance companies issuing Policies to Tenant to furnish certificates evidencing such coverage to Landlord. No such policies shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Any of Tenant’s policies may be in the nature of a “blanket policy” which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of any such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the premiums for any such policies, together with a reasonable handling charge, payable upon demand.

19.4         Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, personal property of any kind, and Tenant’s Work. Landlord shall not be liable for injury to Tenant’s business or any loss of income therefore relative to damage to such items, all as more particularly set forth herein. Tenant, at Tenant’s cost, shall carry such insurance as Tenant desires for Tenant’s protection with respect to such items, business interruption or loss of income.

19.5         If any policy of insurance is to name Landlord as additional insured, Tenant shall, upon written request of Landlord, also designate and furnish certificates evidencing Landlord as an additional insured to (i) any lender to Landlord holding a security interest in the Building or, and/or (ii) the landlord under any lease wherein Landlord is or shall become a tenant under a ground lease for the Land rather than that of fee owner, and/or (iii) Landlord’s property manager, construction manager, agents and representatives.

19.6         Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its Control to the extent that such loss or damage is insured against under any all risk or fire and extended coverage insurance policy which either party may have in force at the time of such loss or damage, such waivers to continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies are unobtainable with such waiver or obtainable only at premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance in companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, this Section 19.6 shall have no effect during such time as such policies are unobtainable or the party in whose factor a waiver of subrogation is desired shall refuse to pay the additional premium. If such policies shall at any time be unobtainable, but subsequently shall be obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other’s insurer.

19.7         Not more frequently than once each three (3) years, Landlord may require insurance policy limits to be raised to conform with reasonable requirements of Landlord’s lender or to bring coverage limits to the level then being required of similar tenants of similar properties.

20.           Damage or Destruction.

20.1         In the event of a partial destruction of the Building by fire or other perils covered by the property insurance, not exceeding fifty percent (50%) of the full insurable value thereof, and if the damage thereto is such that the Building may reasonably be expected to be repaired, reconstructed or restored within a period of one year from the date of the happening of such casualty (or up to 18 months with Force Majeure Delays as specified in section 20.7 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction or restoration and this Lease shall continue in full force and effect.

20.2         In the event of any insured damage to, or destruction of, the Building, other than as provided in Section 20.1 above, such that the cost to repair such damage or destruction is greater than fifty percent (50%) of the insurable value of the Building, or restoration will require more than one year (or up to 18 months with Force Majeure Delays as specified in Section 20.7 below), then either Tenant or Landlord may, at its option, elect to terminate this Lease by giving a written notice of termination to the other party within thirty (30) days after the date of said damage or destruction. If neither party so terminates, then Landlord shall be obligated to repair the damages as soon as reasonably feasible.

20.3          In the event of any uninsured damage to or destruction of the Building and the cost to repair such damage or destruction is less than twenty-five percent (25%) of the value of the Building (excluding the value of the Land) and the repair can reasonably be expected to be completed within one year from the date of damage (or up to 18 months with Force Majeure Delays as specified in Section 20.7 below), then Landlord shall repair, reconstruct and restore the Building, and this Lease shall continue in full force and effect; provided however, that at least two (2) years will remain in the ten of this Lease from the date the repair, reconstruction or restoration of the Building will be completed. If any of the conditions are not satisfied, then Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall Continue in full force and effect. If Landlord elects not to so repair, reconstruct or restore the Building, then this Lease shall terminate as of the date of destruction, unless Tenant elects (within 20 days after receipt of Landlord’s election) to continue the Lease in full force and effect, without Landlord being obligated to do any repairs, reconstruction or restoration.

20.4         If Landlord elects not to repair, reconstruct or restore the Buildings as permitted in Sections 20.2 and 20.3 above, Landlord promptly shall give written notice to Tenant of such election, but in no event shall such notice be given later than forty-five (45) days after the date of damage or destruction. Even if Landlord wants to make the repairs, reconstruction or restoration, if it is reasonably likely that Landlord will not be able to complete the repairs, reconstruction or restoration within eighteen months after the partial destruction (which time period shall be extended for any delays caused by Tenant), then Tenant shall have the option to terminate this Lease, so long as Tenant exercises this option by delivering written notice of termination to landlord within forty-five (45) days after Tenant receives written notice stating that completion of the repair work likely will require more than said eighteen months. Landlord shall keep Tenant informed as to the estimated completion date for any repair work.

20.5         Upon any termination of this Lease under any of the provisions of this Article, the parties each shall be released thereby without further obligation to the other from the date of damage or destruction, except for any liabilities or obligations theretofore incurred or arising from matters which have theretofore occurred (including any liability related to the damage or destruction).

20.6         In the event of repair, reconstruction or restoration as herein provided, Basic Annual Rent to be paid under this Lease shall be reduced equitably as of the date of damage or destruction until the completion of the repairs and the restoration, but only to the extent to which Tenant’s use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages from Landlord occasioned by any such damage, repair, reconstruction or restoration, excepting only as otherwise expressly provided herein.

20.7         Notwithstanding anything to the contrary contained in this Article, if Landlord is delayed or prevented from completing the repair, reconstruction or restoration of the Demised Premises by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, strikes or other causes beyond the control of landlord (“Force Majeure Delays”), the time for Landlord to commence or Complete repairs shall be extended for the length of such Force Majeure Delays; provided, however, at the election of Landlord or Tenant, Landlord shall be relieved of its obligation to make such repairs or restoration (and Tenant shall be released thereby from its obligations under this Lease) as of the end of eighteen (18) months from date of destruction if the Demised Premises are not then substantially complete. Any such election shall be by written notice delivered to the other party. In the event of any Force Majeure Delay, Landlord shall give written notice to Tenant of Landlord’s estimate of the length of time the delay is expected to continue. If the Force Majeure Delay is expected to continue for more than nine (9) months, then Landlord may, by written notice, elect to terminate this Lease. Tenant shall have the right to independently verify Landlord’s estimate of the length of time such delay is expected to continue.

20.8         If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to repair or restore only those portions of the Building and the Demised Premises which were originally provided at Landlord’s expense, plus such other portions for which insurance proceeds are available to pay the costs to repair or restore. The repair and restoration of Tenant’s Work and Special Tenant Improvements for which no insurance proceeds are available shall be the obligation of Tenant. Landlord’s repairs shall be limited to those repairs which are payable from the available insurance proceeds; and if any additional repairs or improvements are desired by Tenant, Tenant shall pay for the same. Landlord shall cooperate with Tenant so as to enable Tenant to begin Tenant’s Work as Landlord’s Work progresses.

20.9         Notwithstanding anything to the contrary contained in this Article, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Demised Premises when (i) the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the term of this Lease (or the term of any option period which Tenant exercises), and (ii) the aggregate costs for repairs as expected reasonably to exceed the aggregate amount of the Basic Rent payable for the remainder of the term of this Lease (or any exercised option period). In the event Landlord elects not to repair, reconstruct or restore the Demised Premises pursuant to this Section, Tenant may, by written notice delivered to Landlord within ten (10) days after receipt by Tenant of Landlord’s notice of its election not to repair, reconstruct or restore the Demised Premises, elect to terminate this Lease.

21.           Eminent Domain.

21.1         In the event the whole of the Demised Premises, or such critical and essential parts thereof as shall deprive Tenant of the usefulness to Tenant of the Demised Premises, be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

21.2         Upon any taking, if this Lease is not terminated pursuant to Section 21.1 above, then Landlord promptly shall proceed to restore the Demised Premises to substantially their same condition, to the extent reasonably possible, prior to such partial taking. Until such restoration has been completed, thereafter Basic Annual Rent shall be abated proportionately based on the percentage of the rental value of the Demised Premises after such taking as compared to the rental value of the Demised Premises prior to such taking.

21.3         Tenant shall be entitled to any award which is specifically awarded as compensation (i) for the taking of Tenant’s personal property and fixtures, including excess tenant improvements which were installed at Tenant’s expense, and (ii) for costs of Tenant moving to a new location, and (iii) for Tenant’s loss of business. All other compensation awarded for such taking shall belong to Landlord.

22.           Defaults and Remedies.

22.1       Late payment by Tenant to Landlord of Rent or other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, attorneys’ charges, late payment charges on a mortgage, and so forth. In the event that Landlord does not receive a monthly installment of Rent by the first day of the month and said delinquency is not cured within two (2) business days after Tenant receives a written notice of the delinquency, then Tenant shall pay to Landlord a service charge in an amount of One Thousand Dollars ($1,000); and a similar late payment service charge shall be paid on the second day of each subsequent month that the same monthly installment of Rent remains unpaid. Provided, however, if more than one such delinquency occurs during any twelve month period, then no notice of delinquency shall be required for the following twelve months, and tenant shall pay said $1,000 service charge for each installment which is not received by Landlord by the fifth day of the month (which installment nevertheless is due on the first day of the month) and a similar late payment service charge shall be paid on the second day of each subsequent month that the same monthly installment of Rent remains unpaid. In addition to the foregoing late payment service charge, the unpaid monthly installment of Rent amount owing and past due, shall bear interest at a per annum rate equal to the Bank of America prime rate, plus three percentage points. Such interest shall be calculated from the date such amount was first due and payable until the same shall have been fully paid. Additionally, if Landlord uses its own fund reserves to pay an installment owing on any mortgage or deed of trust covering the Demised Property, or if Landlord defaults on any said mortgage or deed of trust, because of a default by Tenant in paying Rent when due, then Tenant shall also pay to Landlord such late payment charge as is specified by the terms of said mortgage or trust deed covering the Demised Premises. Further, if Landlord incurs any reasonable attorney’s fees in excess of $500 with respect to all defaults by Tenant in any calendar year, then Tenant shall pay as an additional late payment charge the sum of all such attorney’s fees in excess of $500. The foregoing late payment charges and interest shall accrue without the need for Landlord to give Tenant any reminder notice or default notice as to the unpaid amount owing.

22.2         No payment by Tenant or receipt by Landlord of a lesser amount than that due shall be deemed to be other than on account of the amount due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and Tenant shall have the right to institute suit for recovery of the payment paid under protest. Tenant shall have the right to specify what obligation its payment is to be applied against.

22.3         If Tenant fails to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, perform such act on behalf of Tenant if Tenant has not cured its failure within the time period specified in Section 22.4(b) below.

22.4         The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)             The failure by Tenant to make any payment of Rent, as and when due, which failure is not cured within five days after Tenant receives written notice of the delinquent Rent;

(b}            The material failure by Tenant to observe or perform any material obligation other than described in Section 22.4(a) above, to be performed by Tenant where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California code of Civil Procedure Section 1161; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion;

(c)           Tenant makes an assignment for the benefit of creditors;

(d)           A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant’s assets and is not removed within sixty (60) days;

(e)           An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code and is not removed within sixty (60) days;

(f)            Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days;

(g)           Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within ninety (90) days of the action; or

(h)           Tenant fails to comply fully with all provisions in Article 37 concerning Hazardous Materials, subject to Tenant’s right to cure as specified in Section 22.4(b) above.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

22.5          In the event of a Default by Tenant, and at any time thereafter while the Default remains uncured, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, in accordance with California law, and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, excepting only for damages caused by Landlord’s gross negligence or willful misconduct. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:

(a)           The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

(c)           The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(d)           Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Subsections (a) and (b) above, “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 22.1 above. As used in Subsection (c) above, the “worth at the tine of award” shall be computed by determining the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

The amount of damages recoverable by Landlord shall be calculated and determined in accordance with the applicable California legal principle requiring Landlord to use reasonable efforts to mitigate damages.

22.6         If Landlord does not elect to terminate this Lease on account of Tenant’s Default as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease pursuant to California Civil Code section 1951.4. At any time thereafter while the Default remains uncured, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

22.7         In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any rent or other sums from such tenant. The proceeds of any such reletting shall be applied as follows:

(a)           First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including but not limited to storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)           Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable, and reasonable attorneys’ fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)           Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)           Fourth, to the payment of future Rent and other damages payable by tenant under this Lease.

22.8         All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be non-exclusive and cumulative. Landlord shall have the right to pursue any or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from the acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

22.9         Termination of this Lease or Tenant’s right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the later of (1) the date of Lease termination, or (ii) the date possession of Demised Premises is surrendered to Landlord.

22.10       Landlord shall not be in default under this tease unless Landlord fails to perform an obligation required of Landlord under this Lease within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifically identifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. A “Landlord’s Default” shall exist if and only if (i) said written notice of default is given to Landlord and Landlord fails to promptly cure the same; or (ii) Landlord commits an intentionally wrongful act or (iii) Landlord acts negligently at the Demised Premises relative to Landlord’s general law duties, as distinguished from Landlord’s contractual duties under this Lease. Landlord’s liability for a Landlord’s Default shall be only for damages arising from and after Landlord’s receipt of Tenant’s written notice claiming a default by landlord. Any claims for a Landlord’s Default concerning the Landlord’s Work shall be asserted in writing, if at all, not later than 360 days following the substantial completion of the Landlord’s Work. In the event that there is any insurance coverage for the damages claimed to be caused by a Landlord’s Default, said insurance proceeds shall be exhausted and Landlord shall be obligated to pay only the remainder of said damages.

22.11       In the event of any default on the part of Landlord, Tenant shall give notice, by registered or certified mail, at any address provided to Tenant, to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or Demised Premises whose address shall have been furnished to Tenant and Tenant shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, not to exceed thirty (30) days from the date of receipt of notice from Tenant.

23.                                 Assignment or Subletting.

23.1         Tenant shall have the right to sell, hypothecate or transfer this Lease, or sublet the Demised Premises or any part hereof, only after first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. A transfer of more than fifty percent (50%) of the equity ownership of Tenant during any two-year period to a party (or to an affiliated group of parties) shall constitute a prohibited assignment; provided, however, this provision shall not be applicable if such transfers occurred on a public stock exchange.

23.2         If Tenant desires to assign this Lease to any entity (i) into which Tenant is merged, (ii) with which Tenant is consolidated, (iii) which acquires all or substantially all of the assets of Tenant, (iv) which owns a Controlling interest in Tenant, (v) in which Tenant owns a controlling interest, or (vi) which is owned or controlled by an entity owning a controlling interest in Tenant (collectively, “Affiliates”), Landlord will consent to the assignment so long as each of the following conditions are satisfied: (x) the assignee Affiliate first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease, (y) the assignee Affiliate shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment, which is at least as high a net worth as Tenant’s is immediately preceding the assignment, and (z) the assignee Affiliate’s use of the Demised Premises will not materially adversely affect the value of the Demised Premises or the risks of Hazardous Materials problems.

23.3         If Tenant desires to sublet the Demised Premises to any Affiliate, provided that the sublessee first executes, acknowledges and delivers to Landlord an agreement whereby the sublessee agrees to be bound by all of the covenants and agreements in this Lease, other than the payment of Basic Annual Rent and Operating Expenses, then Landlord, upon receipt of the foregoing, will consent to the subletting.

23.4         In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, or part thereof, and the proposed transaction is not within the criteria specified in Section 23.2, then at least fifteen (15) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord written notice (“the Assignment Notice”) which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Additionally, Tenant shall furnish to Landlord a copy of the financial statements for the most recently past fiscal year, as well as the most recent quarterly financial statements for both Tenant and the proposed assignee or sublessee.

23.5         Except as otherwise provided in Sections 23.2 and 23.3above, Landlord, in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation in the community of a proposed successor, the financial strength of such successor (notwithstanding the assignor or sublessor remaining liable for Tenant’s Performance), and any change in use which such successor proposes to make in use of Demised Premises (provided, however, Landlord will not withhold its consent if the changed use is permitted by applicable Zoning and does not involve a material risk to the Demised Premises due to the use of a prohibited Hazardous Material as defined in Section 37.7 hereof). In no event shall Landlord be deemed to be unreasonable for declining to consent to a transfer to a successor of poor reputation, lacking a net worth equal to at least two times the Basic Annual Rents, or seeking change in use. Landlord may also withhold consent reasonably, pursuant to the terms of Section 37.3 concerning Hazardous Materials. It shall be unreasonable and bad faith for Landlord to ask for any additional consideration as a condition for Landlord to consent to a proposed assignment or subletting. In the event Landlord’s Withholding of consent to a proposed assignment or subletting is found to be unreasonable pursuant to the arbitration proceeding, Tenant’s sole remedy shall be to have the proposed assignment or subletting declared valid as if Landlord’s consent had been given, and to recover attorneys fees and arbitration cost for the arbitration, unless the arbitration proceeding also finds that Landlord withheld its consent in bad faith, it Landlord withholds its consent to a proposed assignment or subletting, and Tenant requests an arbitration to determine if Landlord’s withholding is reasonable, said arbitration shall be held, conducted and Completed on an expedited basis, within fourteen (14) days after Landlord receives Tenant’s written demand for arbitration. In lieu of the arbitration procedures set forth in Section 38.19 below, (i) the arbitration shall be by a single neutral arbitrator, who shall be the person who is the head of the Commercial Real Estate Department of John Burnham & Company (if he is willing to serve and is independent and neutral of both Tenant and Landlord),or otherwise a similar person at CB Commercial Real Estate, San Diego office; and (ii) the arbitration proceedings shall be expedited by the parties and the arbitrator so as to complete the proceedings within fourteen days.

23.6         Any sale, assignment, hypothecation or transfer of this Lease or subletting of Demised Premises, or part thereof, that is not in compliance with the provisions of this Article shall be void. Any such transaction shall constitute a Default if Landlord would have been entitled to withhold its consent to such proposed transaction and if not remedied within thirty (30) days after Tenant receives a written notice thereof from Landlord.

23.7         The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Demised Premises from obtaining the consent of

Landlord to any further assignment or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

23.8         If Tenant shall sublet the Demised Premises, or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that Tenant shall have the right to collect such rent from the sublessee at all tines while there is no Default by Tenant outstanding.

23.9         Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due, hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant hereunder. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Demised Premises.

23.10       Upon the termination of any sublease, the subtenant or Tenant shall comply with the provisions of Sections 37.5.1 and 37.5.2 for the sublet premises.

24.                                 Attorney’s Fees.

24.1         If either party hereto becomes a party to any litigation concerning this Lease, the Demised Premises, or the Building, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized-representatives the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees and court costs incurred by it in the litigation.

24.2         If either party hereto commences an action or arbitration against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs incurred in any legal action or arbitration proceeding.

25.                                 Bankruptcy.

25.1         In the event a debtor, trustee or debtor-in-possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default of Tenant under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following:

(a)           Those acts specified in the Bankruptcy Code or other laws as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws:

(b)           A prompt cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease;

(c)           A cash deposit in an amount at least equal to the Security Deposit originally required at time of execution of this Lease;

(d)           The creditworthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord’s customary and usual creditworthiness requirements and desirability standards in effect at the time of the assumption or assignment; and

(e)           The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

26.                                 Definition of Landlord.

26.1         The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. From and after the Term Commencement Date, in the event of any transfer, assignment or the conveyance of Landlord’s title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord. Said transfer shall not affect any liabilities for failures in Landlord’s performance which occurred prior to the transfer. Without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant, and such transfer, or a subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

27.                                Estoppel Certificate.

27.1         From time to time as reasonably requested by Landlord, Tenant shall, for the benefit of Landlord’s lender(s) or purchasers, within fifteen (15) days of written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing substantially in the form attached to this Lease as Exhibit “E” with the blanks filled in, or on any other form reasonably requested by a proposed lender or purchaser (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed, and (iii) setting forth such further reasonable information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Demised Premises. Nothing in any estoppel certificate shall change the rights or obligations of the Landlord and Tenant as between themselves.

27.2         From time to time as reasonably requested by Tenant, Landlord shall, within fifteen (15) days of written notice from Tenant, execute, acknowledge and deliver to Tenant an estoppel certificate similar in form to the estoppel certificate specified in Section 27.1, for the benefit of a specified third party with whom Tenant is dealing, such as an investor, lender, potential Affiliate, subtenant or assignee.

28.                                 Joint and Several Obligations.

28.1         If more than one entity executes this Lease as Tenant:

(a)           Each of them is jointly and severally liable for the keeping, observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and

(b)           The term “Tenant” shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to or the signature of any one or more of them, with respect to this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

29.                          Limitation of Landlord’s Liability.

29.1         If Landlord is a limited partnership or joint venture, the limited partners of such partnership shall not be personally liable and no limited partner of Landlord shall be sued individually or named individually as a party in any suit or action or service of process be made against any limited partner of Landlord. If Landlord is a corporation, the shareholders, directors, officers, employees and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process be made against any shareholder, director, officer, employee or agent of Landlord (excluding however the corporation’s statutory agent for service of process). No limited partner, shareholder, director, employee or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any limited partner, shareholder, director, employee or agent of Landlord.

29.2         Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

29.3         See also, Section 22.10 for a definition of Landlord’s Default.

30.                                 Intentionally Omitted.

31.                                 Quiet Enjoyment.

31.1         Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant’s occupancy of the Demised Premises, except as permitted by the provisions of this Lease.

32.                                 Quitclaim Deed.

32.1         Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately upon Landlord’s request, a quitclaim deed to the Demised Premises or other document in recordable form suitable to evidence of record termination of this Lease. Landlord may withhold the refund of any security deposit until said quit claim deed has been delivered by Tenant.

33.                                 Subordination and Attornment.

33.1         This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust or lease in which Landlord is tenant, now or hereafter in force against the Demised Premises, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided the holder of any such mortgage, deed of trust or lease executes, acknowledges and delivers to Tenant a non-disturbance agreement (in a torn reasonably satisfactory to Tenant) providing that so long as Tenant performs all of its obligations under the Lease, Tenant’s quiet enjoyment and use of the Demised Premises shall not be disturbed.

33.2         Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgages, deeds of trust or leases in which Landlord is tenant as may be required reasonably by Landlord’s lender. However, if any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage or deed of trust upon or including the Demised Premises, regardless of date, and Tenant shall execute a statement in writing to such effect at Landlord’s request.

33.3         In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Demised Premises, Tenant shall, at the election of purchaser at such foreclosure or sale, attorn to such purchaser and recognize such purchaser as the Landlord under this Lease.

33.4         If Landlord obtains a loan commitment from a lender for the financing or refinancing of the Demised Premises, and said loan commitment requires same amendment(s) to this Lease, then Tenant, shall cooperate with Landlord in executing said amendment(s), so long as the amendment(s) do not materially adversely affect any of the material rights or obligations of Tenant under this Lease.

34.                                 Surrender.

34.1         No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

34.2         The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

34.3         The voluntary or other surrender of any ground or underlying lease that may hereafter be executed affecting the Building or Demised Premises, or a mutual cancellation thereof or of Landlord’s interest therein, shall not work a merger and shall, at the option of the successor of Landlord’s interest in the Building or Demised Premises, operate as an assignment of this Lease.

35.                                 Waiver and Modification.

35.1         No provision of this Lease may be modified, amended or added to except by an agreement in writing executed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

36.                                 Waiver of Jury Trial and Counterclaims.

36.1         The parties hereto shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any flatters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises and/or any claim of injury or damage.

37.                                 Hazardous Materials.

37.1         Prohibition/Compliance. Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any Hazardous Material (as defined in this Article) in or about the Demised Premises or the Building. Provided, however, Tenant shall not be responsible for Hazardous Materials which were on the Demised Premises prior to the Term Commencement Date (and the parties are not aware of any), and Tenant shall not be responsible for Hazardous Materials which might spill or seep onto the Land from a neighboring property (none of which are known or anticipated), and Tenant shall not be responsible for Hazardous Materials which were placed on the Demised Premises by persons who are not subject to Tenant’s control, it being agreed that the following types of persons are subject to Tenant’s control: Tenant’s employees, officers, directors, consultants, agents, contractors, subcontractors, invitees, customers, vendors, suppliers, etc. (hereinafter collectively called “Tenant’s Invitees”) Tenant shall not cause or permit any Hazardous

Material to be brought upon, kept or used in or about the Demised Premises by Tenant, or Tenant’s Invitees in a manner or for a purpose prohibited by any federal, state or local law, rule or regulation. The disposal of Hazardous Material shall be in approved containers and removed from the Demised Premises by duly licensed carriers. Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal (outside the ordinary course of business) of Hazardous Materials onto or within the Demised Premises or the Building, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. A failure of Tenant to give to Landlord the notices required in this Section 37.1 shall constitute a default under this Lease, subject to the cure provisions specified in Section 22.4(b). Further, Tenant shall deliver to Landlord each and every notice or order received from any federal, state or local agency concerning Hazardous Materials and the possession use and/or disposal thereof promptly upon receipt of each such notice or order. Similarly, if Landlord receives any such government notices or orders, then Landlord shall promptly deliver a copy to Tenant. Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and its agents, employees, representatives, directors and officers from any and all claims, costs, penalties, fines, losses, including without limitation, (i) temporary or permanent diminution in value of the Demised Premises or the Building for the time period after the termination of this Lease, (ii) damages for the temporary or permanent loss or restriction on Use of rentable or usable space or of any amenity of the Demised Premises or the Building for the time period after the termination of this Lease, and (iii) sums paid in settlement of claims, consultant fees and expert fees, liabilities, attorneys’ fees, damages, injuries, causes of action, judgments and expenses, which arise during or after the term of this Lease and which result from Tenant’s receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Materials in, upon or about the Demised Premises or the Building. Similarly, Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant and its agents, employees, representatives, directors and officers from any and all claims, costs, penalties, fines, losses, including without limitation sums paid in settlement of claims, consultant fees and expert fees, liabilities, attorneys! fees, damages, injuries, causes of action, judgments and expenses which arise from Landlord’s or Landlord’s Invitees’ placement, discharge, release, disposal, transportation or spillage of Hazardous Materials upon the Demised Premises (excluding, however, any Hazardous Materials placed on the Demised Premises by Landlord’s Invitees in connection with Landlord’s Work pursuant to the Improvement Plans). The term “Landlord’s Invitees” shall mean persons who are subject to Landlord’s control, consisting of Landlord’s employees, officers, directors, consultants, agents, contractors, subcontractors, invitees, customers, vendors, suppliers, etc., who go onto the Demised Premises on behalf of Landlord.

37.1.1      Clean-up. The indemnifications of Landlord and indemnities by Tenant pursuant to Section 37.1 above include, to the extent Tenant is responsible for such costs and expenses under the provisions of Section 37.1 above, but without limiting the generalities thereof, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work lawfully required by any federal, state or local governmental agency or political subdivision because of any Hazardous Materials present in the soil, subsoil, ground water, or elsewhere at, on or under the Demised Premises or the Building. Without limiting the foregoing, if the presence of any Hazardous Materials at, on or under the Demised Premises or the Building caused or permitted by Tenant results in the Demised Premises or the Building becoming in violation of law, Tenant promptly shall take all actions at its expense as are necessary to return the Demised Premises or the Building to the condition required by law; provided that Landlord’s approval of such action shall first be obtained, which approval shall not be unreasonably withheld or delayed so long as such action would not potentially have any material adverse long-term or short-term effect on the Building or the Demised Premises; and provided further that Tenant shall not be required to obtain Landlord’s prior approval to any action of an emergency nature reasonably required or any action mandated, by a governmental authority, but Tenant shall give Landlord prompt notice thereof. Provided further, the foregoing provisions of this Section 37.1.1 shall not be applicable if such Hazardous Materials (i) were placed on the Demised Premises prior to the Term Commencement Date, or (ii) were placed on the Demised Premises by means of spillage or seepage from a neighboring property, or (iii) were placed on the Demised Property by persons who are not Tenant’s Invitees. Additionally, Landlord shall cooperate in good faith with Tenant to approve a clean-up or remediation plan which mitigates the overall damages and costs; but if such remediation plan involves a delay in completing the remediation, then Tenant shall agree to toll the statute of limitations for the duration of said delay applicable to any claim against Tenant related to Tenant’s obligation to clean up Hazardous Materials.

37.1.2      Business. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business as described in Section 2.1.7 above or to unreasonably interfere with the operation of Tenant’s business. Tenant may operate its business according to the custom of the industry so long as the use, presence and disposal of Hazardous

Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Tern Commencement Date a confidential list (i) identifying each type of Hazardous Material to be present in or upon the Demised Premises and (ii) setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Demised Premises (“Hazardous Materials List”), and a confidential copy of the Hazardous Materials business plan prepared pursuant to Health and Safety Code Section 25500, et seq. Tenant shall deliver to Landlord an updated Hazardous Materials List at least once every twelve (12) months. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”), relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: (i) permits; (ii) approvals; (iii) reports and correspondence relating to the release of Hazardous Materials; (iv) storage and management plans; (v) notice of violations of any laws; (vi) plans relating to the installation of any storage tanks to be installed in or under the Demised Premises (provided, said installation of tanks only shall be permitted after Landlord has given Tenant its written consent to do so, which consent nay be withheld in Landlord’s sole discretion); and (vii) all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Demised Premises. Landlord shall treat all such proprietary information furnished by Tenant to Landlord as strictly confidential and Landlord shall not disclose such information to any person or entity without Tenant’s prior written consent (which consent Tenant shall not unreasonably withhold), except as required by law, by insurance carriers, by the local fire department, or by applicable governmental agencies. Landlord’s confidentiality covenant in this section 37.1.2 is a material covenant for the benefit of Tenant.

37.2         Termination of Lease. Notwithstanding the provisions of this Article, Landlord shall have the right to terminate the Lease in this event that (i) Tenant uses the Demised Premises for the generation, storage, use, treatment or disposal of Hazardous Material in a manner prohibited by applicable law (unless Tenant is diligently pursuing compliance therewith) and such use has a material adverse effect on Landlord, the Demised Premises or the Building, (ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Demised Premises or the Building if the contamination resulted from Tenant’s action or use of the Demised Premises and such remedial action has a material adverse effect on Landlord, the Demised Premises or the Building, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Demised Premises and such enforcement order has a material adverse effect on Landlord, the Demised Premises or the Building. Each of the foregoing events shall, be deemed to be a material default by Tenant under this Lease, if the default is not cured within the provisions of Section 22.4(b).

37.3         Assignment and Subletting. Notwithstanding the provisions of Article 23 above, if (i) any anticipated use of the Demised Premises by any proposed assignee or sublessee involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner prohibited hereunder or by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with a Hazardous Material if the contamination resulted from such party’s action or use of the property in question and such party has failed to take such action, or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental, authority in connection with the use, disposal or storage of a Hazardous Material of a type such proposed assignee or sublessee intends to use in, on or at the Demised Premises and the proposed assignee or sublessee has failed to fully comply with such enforcement order, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

37.4         Condition. Landlord represents that, to the best of its knowledge, as of the date of this Lease, there are no Hazardous Materials on the Demised Premises, except as previously disclosed to Tenant in writing. If Landlord discovers that any Hazardous Material exists in, on or about the Demised Premises, then Landlord promptly shall give Tenant written notice of such condition and shall, except to the extent Tenant is responsible therefor, use its best efforts to have such Hazardous Material cleaned up and the Demised Premises brought into compliance with applicable laws. At Landlord’s sole cost, Landlord shall furnish to Tenant, as soon as is reasonably feasible, an update to the existing November 16, 1989 Phase t environmental audit for the Demised Premises and the results of any additional tests reasonably recommended by said Phase I audit and update. If said audit update and tests reveal Hazardous Materials which will materially and adversely impair the ability of Tenant to satisfactorily occupy and use the Demised Premises, then Tenant may terminate this Lease within ten (10) days after receipt of said audit update and tests if Landlord does not commit in writing within said ten (10) days to remedy the same at Landlord’s sole expense in a timely manner which will not impair Tenant’s use of the Demised Premises.

37.5         Perform Tests.

37.5.1      At any time prior to the expiration of the term of this Lease, Landlord shall have the tight to enter upon the Demised Premises at all reasonable times, and at reasonable intervals, upon forty-eight (48) hours’ prior written notice, and accompanied by an authorized representative of Tenant, if Tenant so elects, in order to conduct appropriate tests to determine whether contamination in excess of permissible levels has occurred as a result of Tenant’s use of the Demised Premises. Landlord shall deliver to Tenant written notice of the results of such tests. Tenant shall pay the reasonable costs of any test conducted pursuant to this Section which demonstrates that contamination in excess of legally permissible levels has occurred and such contamination was caused by Tenant’s use of the Demised Premises.

37.5.2      Upon the expiration or upon any early termination of this Lease, Tenant shall furnish to Landlord, at Tenant’s sole cost, a then customary Phase I environmental audit for the Demised Premises, plus such additional tests and studies as may be customary, reasonable or recommended by said audit, so as to obtain a then customary and reasonable verification, if any, that the Demised Premises are free from any Hazardous Materials or contamination in excess of legally permissible levels. If said report and studies indicates that there are any impermissible levels of Hazardous Materials on the Demised Premises, then Tenant shall pay for all costs necessary to clean up and remedy said impermissible levels of Hazardous Materials to the extent such levels of Hazardous Materials are not permitted by applicable governmental laws or regulations, but only to the extent such impermissible Hazardous Materials are reasonably likely to impair Landlord’s effort to sell, lease, use or finance the Demised Premises at full value. Provided, however, Tenant shall have no duty with respect to any such Hazardous Materials which (i) were on the Demised Premises prior to the Term Commencement Date, or (ii) were placed on the Demised Premises by means of spillage or seepage from a neighboring property, or (iii) were placed on the Demised Property by persons other than Tenant or Tenant’s Invitees. Additionally, if such Hazardous Materials prevent Landlord from leasing the Demised Premises, then Tenant shall also continue to be liable to Landlord for all damages suffered by Landlord until such time as the impermissible levels of Hazardous Materials are cleaned up and remedied, to the extent such levels of Hazardous Materials are not permitted by applicable governmental laws or regulations, but only to the extent such impermissible Hazardous Materials impair Landlord’s efforts to sell, lease, use or finance the Demised Premises at full value; provided however, that Landlord shall use reasonable good faith efforts to mitigate its damages, and to the extent that some or all of the Demised Premises continue to be used and to generate rental income to Landlord while the remediation work is being conducted, then said rental income shall be credited against the damages otherwise payable by Tenant for the same premises and time period. Additionally, Landlord shall cooperate in good faith with Tenant to approve a remediation plan which mitigates the overall damages and costs; but if such remediation plan involves a delay in completing the remediation, then Tenant shall agree to toll the statute of limitations for the duration of said delay applicable to any claim against Tenant related to Tenant’s obligation to clean up Hazardous Materials.

37.6       Tenant’s Obligations. Tenant’s obligations under this Article shall survive the termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Demised Premises or the Building of any such Hazardous Materials, Tenant shall continue to pay the full Rent in accordance with this Lease. (Provided however, to the extent that some or all of the Demised Premises continue to be used and to generate rental income to Landlord while the remediation work is being conducted, then said rental income shall be credited against the Rent otherwise payable by Tenant for the same premises and time period. Additionally, Landlord shall cooperate in good faith with Tenant to approve a remediation plan which mitigates the overall damages and costs.)

37.7         Definition of “Hazardous Material”. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without imitation, any material or substance which is (i) defined as a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7 or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, chapter 6.5 (Hazardous Waste Control Law); (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act); (iii) defined as a “hazardous material”, “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 2O, Chapter 6.95 (Hazardous Substances); (v) petroleum; (vi) asbestos; (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (viii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. Section 6903); or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

38.                                 Miscellaneous.

38.1         Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The headings used in this Lease are not a part hereof and shall have no effect upon the construction or interpretation of any part hereof.

38.2         Examination of Lease. Submission of this Lease for examination or signature by Tenant does not constitute a reservation of, or option for, lease, nor is it effective as a lease or otherwise until execution by, and delivery to, both Landlord and Tenant.

38.3         Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

38.4         Covenants and Conditions. Each provision of this Lease performable by Landlord or Tenant shall be deemed both a covenant and a condition.

38.5         Consents. Whenever consent or approval-of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth herein to the contrary.

38.6         Entire Agreement. This Lease (together with its Exhibits) is intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and all prior agreements, understandings, representations and statements, oral or written, are merged herein, excepting only for written agreements signed contemporaneously with or after the signing of this Lease.

 38.7        Severability. Any provision of this Lease which shall be deemed or prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all such other provisions shall remain in full force and effect.

38.8         Recording. Landlord and Tenant shall execute, acknowledge and record a short form memorandum of this Lease.

38.9         Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. As both parties participated in the drafting and review of this Lease, any ambiguity in the language will not be constructed against either Party as the drafter of that language.

38.10       Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing contained in this Section shall in any way alter the provisions against assignment or subletting provided in this Lease.

38.11       Force Majeure. If either party cannot perform any of its obligations hereunder, excluding however obligations to pay money, due to events beyond the party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

38.12       Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be deemed duly delivered upon personal delivery, or as of the second business day after mailing by United States mail, postage prepaid, return receipt requested, or upon the next business day if delivered by overnight courier or similar overnight delivery system, addressed to Tenant at the Demised Premises or to Tenant or Landlord at the addresses shown in Section 2.1.8 herein. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

38.13       Exhibits. All exhibits and schedules referred to herein and attached hereto are a part hereof, and incorporated herein by this reference.

38.14       Modification. No modification, waiver, amendment, discharge or change of this Lease shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

38.15       Periods of Time. All periods of time referred to in this Lease shall include all Saturdays, Sundays and state or United States holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice with respect to this Lease shall fall on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

38.16       Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California, and venue for any legal action under this Lease shall be San Diego County, California.

38.17       Interpretation. En the event any conflict exists between the provisions of this Lease, the order of priority in the interpretation hereof shall be as follows; (a) any supplemental agreement, memorandum of understanding or addendum signed simultaneously with, or after, the signing of this Lease, (b) Work Letter Exhibit B, (c) Exhibits (except Work Letter Exhibit B), (d) basic Lease provisions, and (e) general provisions.

38.18       Sale by Landlord. In the event Landlord decides to market the Demised Premises for sale, Landlord shall use good faith efforts to notify Tenant and to give Tenant up to five (5) days to make an offer to be the purchaser. If Landlord receives an offer from a third party to buy the Demised Premises before Landlord has notified Tenant of Landlord’s decision to market the Demised Premises, Landlord shall use good faith efforts to reach Tenant and to allow Tenant to make an offer, if the timing of the third party’s offer allows Landlord to do so. Nevertheless, if timing or circumstances do not reasonably enable Landlord to so notify Tenant, or if the unique nature or facts of the third party’s offer can not readily be matched by Tenant, then Landlord shall be free to sell the Demised Premises even if no notice of potential sale is given to Tenant. If any holder of a deed of trust on the Demised Property acquires title by “deed-in-lieu of foreclosure” or by foreclosure, the procedures of this Section 38.18 shall not be applicable to such a sale or any subsequent sale. The foregoing commitments by Landlord shall not constitute a right of first refusal or a right of first offer which Tenant can enforce against Landlord to the detriment of any sale to a third party which Landlord may elect to make.

38.19       Arbitration. In the event of any dispute arising with respect to this Lease, which dispute is not resolved by negotiations between Landlord and Tenant, said dispute shall be resolved by binding arbitration, in accordance with the arbitration procedures set forth below, excepting only as set forth below. Provided, however, any dispute in connection with Exhibit B Work Letter Agreement shall be resolved by the Dispute Resolution procedures set forth in Article VIII of Exhibit B, and any disputes relating to Landlord’s consent to an assignment or Sublease shall be resolved by the procedures set forth in Article 23 of this Lease, in lieu of this arbitration procedure; and provided further, in the event of any Default by Tenant in paying any Rent or other sums owing under this Lease, Landlord may also pursue, at-Landlord’s option, court remedies for unlawful detainer and collection of Rent and sums owing under this Lease.

38.19.1 Jurisdiction and Choice of Law. Except as otherwise provided herein, any matters submitted to binding arbitration under this Lease shall be decided in accordance with the procedures set forth in Title 9 of Part lit of the California Code of Civil Procedure (Sections 1280 et seq.). The location of the arbitration shall be the County of San Diego and the arbitration proceedings shall be governed by the laws of California.

38.19.2 Commencement. If a party determines that a dispute is not likely to be resolved by negotiations, said party (the “Initiating Party”) may commence binding arbitration pursuant to this section 38.19 by delivering a written notice of arbitration to the other party (the “Responding Party”). Said notice shall specify the nature and details of the dispute, and the resolution thereof desired by the Initiating Party. Within ten (10) days following receipt of the notice of arbitration, the Responding Party shall deliver to the Initiating Party a written response which specifies the resolution of the dispute desired by the Responding Party. If the Responding Party has other disputes it wants to be submitted to the arbitration, the Responding Party shall also specify in the response the nature and details of the dispute, and the resolution thereof desired by the Responding Party; and the Initiating Party shall respond thereto in the same manner as set forth above.

38.19.3 Selection of Arbitrator(s). The arbitrator(s) shall be individuals skilled in the legal and business aspects of the subject matter of this Lease; the arbitrator(s) shall be neutral, independent and disinterested with respect to the parties and the outcome of the arbitration. A single arbitrator may be appointed and used so long as both parties agree on the selection of the single arbitrator. However, upon the request of either party before the single arbitrator is mutually selected and appointed, three arbitrators shall be used, with each party appointing one arbitrator, and the two arbitrators so selected then mutually selecting the third arbitrator. If a party fails to appoint its designated arbitrator within ten (10) days after receiving a written demand to do so, the one arbitrator who has already been designated shall appoint the other two (2) arbitrators. If a single arbitrator is used, the decision of the single arbitrator shall be binding upon the parties. If three arbitrators are used, the decision of any two of the three arbitrators shall be binding upon the parties.

38.19.4 Pre-Hearing Procedure. Within fifteen (l5) days following the appointment of the arbitrator(s), each party shall deliver to each arbitrator and to the other party a written position paper setting forth its view of the facts and law, and its position on the dispute, and its requested decision to be made by the arbitrator(s), Said position paper shall also identify generally the written evidence and the witnesses which the party expects to present at the arbitration hearing. Said position paper shall specify the specific discovery which the party desires to pursue, such as the description of documents the party wants to be produced for inspection and the names or titles of witnesses it wants to depose, and the nature of written interrogatories it wants answered. The arbitrator(s) shall control and reasonably limit the scope and nature of the discovery by each party, but otherwise the discovery shall be conducted in accordance with California CCP Section 1283.05. No depositions may be taken or discovery obtained later than fifteen (15) days prior to the scheduled arbitration hearing date. The arbitration hearing shall commence as soon as feasible, but generally within two months following the appointment of the arbitrator(s).

38.19.5 Hearing. At the hearing, each party may present testimony and documentary evidence relevant to the issues to enable the arbitrator(s) to render a decision. All evidence and testimony presented to the arbitrator(s) shall be given in the presence of both parties or their respective counsel. Neither party may contact any arbitrator concerning the subject of the arbitration unless the other party or its counsel is present, in person or by phone. The decision of the arbitrator(s) shall be based solely on the evidence presented at the hearing and on the written position paper submitted by each party. The arbitrator(s) shall establish such procedures and timing schedule as the arbitrator(s) determine to be fair and reasonable, including without limitation, procedures and rules for admission of evidence and relevancy of evidence. Any decision by the arbitrator(s) may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the decision and an order of enforcement.

38.19.6 Decision. The arbitrator(s) shall make such decisions as the arbitrator(s) determine to be supported by the evidence and law, including remedies such as (i) an award of damages (compensatory, consequential, and/or punitive), (ii) equitable remedies (such as an injunction or specific performance) and (iii) declaratory relief.

38.19.7 Costs of Arbitration. The costs of the arbitration, including the arbitrator(s) fees, expert witness fees and the parties’ attorneys’ fees, shall be awarded to the prevailing party, as determined by the arbitrator(s). Unless and until the arbitrator(s) decide that one party is to pay all (or a disproportionate share) of the arbitrator(s) ‘ fees, both parties shall share equally in the payment of the arbitrator(s)’ fee as and when billed by the arbitrator(s).

38.19.8 Confidentiality The parties shall keep confidential (except from persons who have a need to know, such as management employees of the parties, the parties’ attorneys, and lenders, insurers and others who may be affected by the decision in the arbitration) the fact of the arbitration, the dispute being arbitrated and the decision of the arbitrator(s) Provided, however, if the arbitration decision is not promptly satisfied the arbitration decision may be filed in any court having jurisdiction

38.19.9 Notices. Notices shall be given by and to the parties for this arbitration Proceeding as specified in Section 2.1.8 of this Lease.

38.20       Counterparts. This Lease may be signed in counterparts, each of which shall he deemed an original, and all of which together shall be deemed one and the same Lease when both parties have signed a counterpart.

39.           Contingencies

39.1         Board of Directors. Landlord and Tenant each hereby warrants and represents that its respective Board of Directors has approved this Lease transaction and has authorized the officer who is signing this Lease to sign and deliver this Lease.

39.2         Lender.

39.2.1      The existing lender (Mission Land) which has a first deed of trust encumbering the Demised Premises is expected to subordinate its deed of trust to a new first deed of trust which will secure a new loan (or loans) of approximately $13,100,000, which new loan proceeds are to cover the Landlord’s Improvements Cost Funds and Landlord’s other direct and indirect costs for improving the Demised Premises and for implementing this Lease (the “New Loan”). As a precondition to the existing lender so giving its subordination Landlord must first arrange for the New Loan, which Landlord plans to do within the next thirty to sixty days after the signing and the Effective Date of this tease. Landlord’s obligations under this Lease are contingent upon the existing lender approving the New Loan and the related subordination The New Loan shall contain reasonable control arrangements for disbursing the funds in the Improvements Cost Fund to the Landlord’s Contractor and to other parties entitled thereto. Tenant shall be made a third-party beneficiary of the Landlord’s rights under the New Loan, to the extent permitted by the new lender, in order to enable Tenant to use the remaining loan proceeds to complete the Landlord’s Work in the event of a material default by Landlord under the Work Letter. Additionally, if the new lender requires a completion guarantee, Tenant shall be an additional beneficiary of the completion guarantee, if the new lender so permits.

39.2.2      Accordingly, the rights and obligations of both Landlord and Tenant under this Lease are contingent upon Landlord arranging said New Loan within sixty days after the Effective Date of this Lease, or such longer period as the parties may mutually approve in writing. If Landlord has not arranged for the New Loan within said sixty days and Landlord has not given to Tenant written evidence that said New Loan has been so arranged, then either Landlord or Tenant may terminate this Lease by giving a written notice of termination to the other party any time after said sixty days and prior to Tenant receiving a written notice that Landlord has subsequently arranged the New Loan. En the event that Tenant participates in the New Loan as a lender, or otherwise provides related financing, an appropriate amendment to this Lease will be entered into concerning said Tenant financing.

 39.2.3  If this Lease is terminated because Landlord does not arrange the New Loan within said sixty days, then Landlord shall reimburse Tenant for the fees paid or payable to the Project Architect for the work performed by the Project Architect up to the date of the termination of this Lease, but, subject, however, to Landlord’s prior review and written approval of the Tenant’s contract with the Project Architect, including the fee schedule and termination fee provisions in said contract, which approval shall be obtained before Tenant signs the contract with the Project Architect. Except as specified in this Section 39.2.3, neither party shall have any further rights, obligations or liabilities under this Lease after this Lease is terminated pursuant to Section 39.2.2 above.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

Landlord:			Tenant:
TORREY SOPRENTO, INC., a			IDEC PHARMACEUTICALS
California corporation			CORPORATION, a California
Corporation

By:	signature present		By:	signature present
	Its:	Vice President		Its:	Vice President

By:			By:
	Its:			Its:

EXHIBIT “A”

Legal Description

Lot 7 Torrey Pines Science Park Unit E, Map

No. 8434, in the City of San Diego, County of

San Diego, State of California

Address:                                            11011 Torreyana Road

San Diego, California, 92121

Exhibit B

WORK LETTER AGREEMENT FOR IMPROVEMENTS

TABLE OF CONTENTS

I	GENERAL REQUIREMENTS
	1.1	Project Architect; Condition of Demised Premises General;
	1.2	Categories of Work
	1.3	Development Schedule
	1.4	Improvement Plans
	1.5	Approval of Improvement Plans
	1.6	Building Permit for Improvement Work
	1.7	Construction of Landlord’s Work
	1.8	Tenant Changes

II	LANDLORD’S WORK
	2.1	General

III	TENANT’S WORK
	3.1	General
	3.2	Equipment and Furnishings
	3.3	Early Possession
	3.4	Permit and Completion

IV	LANDLORD’S USE OF A CONTRACTOR, COST ESTIMATE, CONSTRUCTION COORDINATOR
	4.1	Contractor Selection; Construction Contract
	4.2	Estimate of Costs for Landlord’s Work
	4.3	Tenant Approval of Cost Estimate
	4.4	Construction Coordination

V	TENANT’S USE OF A CONTRACTOR
	5.1	Contractor Selection

VI	COMPLETION, RENT COMMENCENENT AND DELAYS
	6.1	Definitions
	6.2	Completion of the Work and Rent Commencement
	6.3	Delays and Bifurcation

VII	DEVELOPMENT
	7.1	Tenant's Construction Representatives
	7.2	Delivery of the Premises
	7.3	As-Built Drawings

VIII	CONSTRUCTION DISPUTE RESOLUTION
	8.1	Dispute Resolution
	8.2	Notice
	8.3	Selection of Fifth Party/Costs
	8.4	Interpretation and Resolution
	8.3	Continued Performance
	8.6	Binding Resolution

Schedules	Description

1	Improvements to Basic Building Shell

2	Building Improvements for Generic Facilities

3	Special Tenant Improvements

4	Tenant’s Work

5	Development Schedule

Exhibit B

WORK LETTER AGREEMENT FOR IMPROVEMENTS

ARTICLE I

GENERAL REQUIREMENTS

1.1           Project Architect; Condition of Demised Premises; General.

1.1.1        McGraw Baldwin Architects shall serve as the “Project Architect”, representing Tenant. If the Project Architect does not perform satisfactorily, Tenant reserves the right to replace McGraw Baldwin Architects with another qualified architectural firm mutually approved by both Tenant and Landlord, which approval shall not be withheld unreasonably. Tenant and the Project Architect have entered into an “Architect’s Contract,” dated as of the same date as the Lease, using the AIA form document B-141-1987 edition.

1.1.2        Tenant acknowledges that (a) Landlord purchased the Demised Premises recently, and that Landlord has limited knowledge and information about the Demised Premises. Tenant acknowledges that Tenant has engaged the Project Architect to investigate the Demised Premises, and (b) Tenant and Tenant’s representatives have investigated the Demised Premises and studied available information concerning the Demised Premises, and (c) tenant has obtained information about the Demised Premises from an architect (McGraw Baldwin Architects) and a construction consultant (Coronado Assets, Inc.) who have investigated the Demised Premises, and (d) Tenant now possesses all information about the Demised Premises which Tenant needs in order to accept the Lease, and (e) the Project Architect will familiarize itself with all information about the Demised Premises which the Project Architect needs to prepare appropriate plans and specifications for the Landlord’s Work, and (f) neither Landlord nor any agent of Landlord has made any representations or warranties with respect to the condition of the Demised Premises or the Building or with respect to the suitability of the Demised Premises for the conduct of Tenant’s business, except as set forth herein or in the Lease. Tenant and Landlord each acknowledge that each has had prior business or consulting relationships with the Project Architect, and that each has recommended and approved Tenant’s selection of the Project Architect. Landlord and Tenant acknowledge and agree that Project Architect may serve as a neutral party to help Landlord and Tenant evaluate and decide upon disputed items, rather than Project Architect serving as an agent or advocate for Tenant.

1.1.3          As more fully set forth throughout this Exhibit B, (i) the Project Architect is preparing the Improvement

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Plans for all improvement work to be performed at the Building, which includes both the Landlord’s Work and the Tenant’s work, (ii) Landlord and Landlord’s Contractor shall be responsible for constructing the Landlord’s Work, (iii) Landlord shall pay for all of the Corrective Work, and $240,690 for the Basic Improvements to Building Shell Work, and $9,660,000 for the Building Improvements for Generic Facilities Work, for an aggregate $9,900,960 as the Improvements Cost Fund, (iv) Tenant shall pay for all additional costs, and for the costs of Special Tenant Improvements Work, and for Tenant’s Work, and (v) Tenant and Tenant’s contractor shall be responsible for constructing the Tenant’s Work, which is all improvement work that is not defined as Landlord’s Work.

1.1.4        The parties acknowledge and agree, (i) that the improvements to be constructed in the Building involve highly specialized, complex and difficult design, construction and installation, and (ii) that the parties mutually will use diligent and good faith efforts to cooperate with and assist each other in order to promptly and efficiently perform the necessary design, construction and installation.

1.1.5        Subject to Landlord’s completion of the corrective Work (as defined in Section 1.2.1(c) below), Tenant is accepting the current condition of the Demised Premises in their “as is” condition as ready for Landlord to construct the Landlord’s Work and for Tenant to perform the Tenant’s work.  In consideration for Landlord agreeing to fund the Improvements Cost Fund, and as specified in Section 1.7.11, Tenant agrees that Landlord shall have no financial responsibility beyond the Improvements Cost Fund for any improvements or repairs to the Demised Premises, excepting only for the Corrective Work, and as specified in the Lease. Tenant shall be entitled to pursue any available remedies and claims, (i) against the construction contractors, equipment suppliers and manufacturers, and other responsible third parties for any defects in the Landlord’s Work, and (ii) against Landlord for damages caused by Landlord’s gross negligence or willful misconduct, or Landlord’s Default (as defined in the Lease). Landlord shall cooperate fully with Tenant to enable tenant to pursue any available remedies and claims against such third parties, including without limitation assigning to Tenant any warranties or claims relating to defects in Landlord’s Work. Landlord represents that Landlord is not aware of any material problems with the condition of the Demised Premises, including, without limitation, soils, geological condition, structural condition (other than for the Corrective Matters), zoning, compliance with laws, Hazardous Materials (other than for the Corrective Matters, and items identified in the Phase I report dated November 16, 1989 by Applied Geosciences, Inc.), and permits and approvals that would materially and adversely affect the Demised Premises or use thereof. Tenant shall have no claims against Landlord for any unknown or latent defects or problems with the Demised Premises, excepting only if there is a misrepresentation by Landlord in the

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preceding sentence, or if Landlord fails to comply with its obligations in Section 1.2.1(c) below.

1.1.6        Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth herein to the contrary. If a party does not deliver its written approval or disapproval for an item within the time deadline specified in this Exhibit B, the party shall be deemed to have disapproved the item. Any delays caused by such a “deemed disapproval” shall be charged to the party who so disapproved the item.

1.1.7        whenever a party fails to respond to a request for an approval of an item, such that there is a “deemed disapproval” as specified in Section 1.1.6 above, the party seeking the approval may give a written notice again requesting the approval, and if a specific written disapproval is not received by the requesting party within five (5) days after said written request is received by the other party, then the other party shall be deemed to have approved item. Any delays caused by the foregoing deemed disapproval or deemed approval shall be charged to the party who so fails to act.

1.2           Categories of Work. The work to be performed at the Demised Premises is categorized as follows:

1.2.1        “Corrective Work”, consisting of:

a. removal of any asbestos-related materials and products from the interior of the Building; and

b. providing structural retrofit to the existing second floor of the Building to support 80 pounds of live load, plus 20 pounds of partition load, per square foot;  and

c. obtaining and furnishing to Tenant an update to the existing November 16, 1989 phase I environmental audit for the Demised Premises, plus such additional studies as may be reasonably recommended by said audit and update. If said audit update and studies reveal Hazardous Materials which will materially and adversely impair the ability of Tenant to satisfactorily occupy and use the Demised Premises, then Tenant may terminate this Lease within ten (10) days after receipt of said update and studies if Landlord does not commit in writing within said ten (10) days to remedy the same at Landlord’s sole expense, in a timely manner which will not impair Tenant’s use of the Demised Premises. This Corrective Work shall be performed by Landlord at Landlord’s sole cost, promptly after the execution of this Lease and prior to commencement of- construction of the Building Improvements for Generic Facilities (as defined in Section 1.2.3 below), or as soon thereafter as is feasible, so long as the delay does not impair or delay Tenant’s use of the Demised Premises.

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1.2.2         “Basic Improvements to Building Shell” as described on Schedule 1 to this Exhibit B. This work is to be performed by Landlord at Landlord’s cost up to the aggregate lump sum cost limit as specified in Schedule 1, and thereafter any additional costs are to be paid by Tenant. These costs paid by Landlord shall be payable from the Improvements Cost Fund.

1.2.3         “Building Improvements for Generic Facilities,” as described on Schedule 2 to this Exhibit B for Generic Office Facility, Generic Wet Laboratory Facility and Generic Pilot Plant Production Facility. This work is to be performed by Landlord, with payment to come from the “Improvements Cost Fund” to the extent of said Fund, and with Tenant to pay for any excess costs.

1.2.4         “Special Tenant Improvements,” as described on schedule 3 to this Exhibit B. This work is to be performed by Landlord at Tenant’s sole cost.

1.2.5         “Tenant’s Work,” as described on Schedule 4 to this Exhibit B. This work is to be performed by Tenant at Tenant’s sole cost. -

1.2.6         “Landlord’s Work” shall mean all of the combined work referenced above as Corrective Work, Basic Improvements to Building Shell, Building Improvements for Generic Facilities, and special Tenant Improvements. The “Landlord’s Work” includes the corrective Work, plus the work to be performed pursuant to the Construction Contract.

1.2.7         “Improvement Plans” shall mean collectively the “Schematic Design Drawings,” the “Design Development Drawings,” the “Construction Documents” and all related plans, drawings, specifications and notes prepared (and to be prepared) by the Project Architect for all of the Landlord’s Work and the Tenant’s Work.

1.2.8         “Construction Documents” shall mean the construction drawings as defined in Section 1.4.4.

1.3           Development Schedule. The time schedule for design and development of the Landlord’s Work to be performed, including without limitation the tine periods for preparation and review of the Improvement Plans, approvals and performance, whether by Landlord or by Tenant, shall be in accordance with that certain Time and Responsibility Schedule attached as Schedule 5 to this Exhibit B, subject to adjustment as mutually agreed to by the parties and as provided in this Exhibit B (the “Development Schedule”). As is set forth on schedule 5, there are two separate time schedules for (i) the Office and Laboratory Facilities, and (ii) the Pilot Plant Facility. The parties acknowledge and agree that it is very important to both parties to complete the Landlord’s Work as soon as reasonably feasible; and both parties agree to Use diligent efforts to cause the Landlord’s Work to be completed as soon as reasonably feasible.

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Landlord and Tenant will cooperate to comply with the Development Schedule and Landlord and Tenant will schedule and participate in weekly meetings with the Project Architect and the Landlord’s Contractor to keep all interested persons informed and to keep the progress of Landlord’s Work on schedule.

1.4           Improvement Plans.

1.4.1         Prior to Tenant and the Project Architect preparing calculations, designs, drawings and specifications for the Landlord’s Work as required in Section 1.4.4 below, Tenant and the Project Architect shall endeavor to thoroughly familiarize themselves with all applicable information concerning the Demised Premises, plus all applicable building codes and governmental regulations. The Improvement Plans shall be prepared by Tenant and the Project Architect in full knowledge of and in compliance with this Exhibit B, and all cities. County and State ordinances, rules and regulations relating to the Landlord’s Work, including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Administrative Code (“Title 24”), and the federal regulations to assist handicapped persons, to comply fully with local, state or federal regulations and authorities.

1.4.2         On or before the date set forth in the Development Schedule, Tenant agrees to submit to Landlord fully detailed and dimensioned 1/8” scale preliminary schematic design drawings (“Schematic Design Drawings”) prepared by the Project Architect for the Demised Premises. This preliminary submittal shall include the following: three (3) sets of prints and one (1) sepia which show fully developed floor plans. Tenant’s Schematic design Drawings are subject to Landlord’s approval, within three (3) business days after Tenant delivers to Landlord the Schematic Design Drawings, Landlord shall deliver to Tenant written notice of its approval or disapproval of the Schematic Design Drawings. If Landlord disapproves, then Landlord’s notice shall specify the reasons for such disapproval and the changes which Landlord requests. If Landlord so disapproves the Schematic Design Drawings, Landlord and Tenant shall meet and confer within three (3) business days after delivery of Landlord’s notice disapproving the Schematic Design Drawings and shall attempt in good faith to promptly reach agreement on the Schematic Design Drawings. If necessary, Tenant shall resubmit Schematic Design Drawings and repeat the foregoing process until approval is obtained. In the event an agreement is not reached, then the dispute shall be resolved pursuant to Article VIII. Any delays resulting from such dispute shall not be charged to either party, unless the Construction Panel (defined in Section 8.1) finds that a party created the dispute in bad faith and contrary to the parties’ reasonable understandings and expectations as set forth in the Lease and this Exhibit B.

1.4.3         On or before the date set forth in the Development Schedule (but subject to prior delays as specified

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herein), Tenant agrees to submit to Landlord three (3) sets of the preliminary construction drawings for the Landlord’s Work for the Demised Premises, as prepared by the Project Architect (“Design Development Drawings”) as contemplated by the Architect’s Contract. Within three (3) business days after Landlord receives the Design Development Drawings, Landlord shall deliver to Tenant written notice of Landlord’s approval or disapproval of the Design Development Drawings. If Landlord disapproves, then Landlord’s notice shall specify the reasons for such disapproval and the changes which Landlord requests. If necessary, Tenant shall resubmit the Design Development Drawings and repeat the foregoing process until approval is obtained. In the event agreement is not reached, the dispute shall be resolved pursuant to Article VIII. Any delays resulting from such dispute shall not be charged to either party, unless the construction Panel (defined in Section 8.1) finds that a party created the dispute in bad faith and contrary to the parties’ reasonable understandings and expectations as set forth in the Lease and this Exhibit B.

1.4.4         On or before the date set forth in the Development Schedule (but subject to prior delays as specified herein), Tenant agrees to-submit to Landlord thirty-five (35) sets of prints and one (1) sepia of fully detailed and dimensioned 1/4” or 1/8” scale construction drawings for the Demised Premises prepared by the Project Architect pursuant to the Architect’s Contract (the “Construction Documents”). These Construction Documents shall include the following: (a) plan views of the entry and partitions, and along the longitudinal axis; door, finish and color schedules; and final design drawings for Building and entry signs; (b) electrical drawings prepared by an electrical engineer including circuitry plans, panel schedules, riser diagrams, load calculations and all Title 24 calculations and completed forms; (c) mechanical drawings prepared by a mechanical engineer, including heating, ventilating and air conditioning design calculations, equipment schedule and specifications, air distribution ductwork system, plumbing fixtures and piping, and all, required Title 24 calculations and completed forms. As part of the Construction Documents, Tenant shall submit a schedule of specifications completed by mechanical and electrical engineers including heating, ventilating and air conditioning requirements.

1.4.5         Fees of the Project Architect for preparing the Improvement Plans shall be subject to Landlord’s prior written approval and shall be paid from the Improvements Cost Fund; provided, however, if Tenant does not obtain a building permit for the Landlord’s Work, then Tenant shall pay such fees or, if such fees have already been paid by Landlord, Tenant shall, upon Landlord’s written request, forthwith reimburse Landlord for such fees previously paid by Landlord. The fees for process engineering and the Tenant’s construction consultant shall be paid separately by Tenant, rather than being paid from the Improvements Cost Fund. The architectural and consulting fees

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for Tenant to obtain any unique or special approvals or permits for the Pilot Plant Production Facility from the local health department, the State Department of Health, the Federal rood and Drug Administration, and other agencies (such as for validating the Pilot Plan Production Facility or satisfying quality assurance requirements or safety inspections) shall be borne solely by Tenant.

1.4.6         At or before the time as specified on the Development schedule, Tenant shall cause the Project Architect to submit to Landlord a pre-purchase packages with all necessary information to purchase all long-lead items necessary to construct Landlord’s Work and to meet Landlord’s construction schedule. Any delay in receiving these packages which necessitates an extension in the Landlord’s construction schedule shall be a Tenant-Caused Delay.

1.5           Approval of Improvement Plans.

1.5.1         The design of, the quality of materials used in, and the installation methods undertaken in the Demised Premises and the Improvement Plans, shall be subject to the approval of Landlord after consultation with the Project Architect, within section 1.5.2 of this Exhibit B, and particularly Section 1.5.2 of this Exhibit B.  Tenant shall instruct the Project Architect to furnish to Landlord, simultaneously with furnishing to Tenant, copies of all Improvement Plans and related progress prints, to enable Landlord to timely review and approve the same. Any failure of the Project Architect to do so, which thereby causes Landlord to be delayed, shall be deemed a delay caused by the Project Architect (and therefore a Tenant-Caused Delay), rather than a delay caused by Landlord. So long as the building Improvements for Generic Facilities to be paid for from the Improvements Cost Fund are “generic” improvements as described in schedule 2 of this Exhibit B, then Landlord will not unreasonably withhold its approval. All work shall be in accordance with all City, County and State ordinances, rules and regulations relating thereto. Any approval given by Landlord shall not constitute a representation or warranty by Landlord that the approved item complies with applicable building codes or governmental regulations, or that the item is suitable for the intended use, or that the item is in compliance with the Improvement Plans. Rather, Tenant shall retain full responsibility for said matters, notwithstanding any approval given by Landlord, but subject to Tenant’s rights as set forth in Section 1.1.5. Landlord shall act reasonably at all times in reviewing and approving Tenant’s submittals and in determining whether an improvement is “generic.”  It is anticipated that Tenant will have the entire Improvements Cost Fund available to pay for the Basic Improvements to Building Shell and the Building Improvements for Generic Facilities, as set forth in this Exhibit B. In the event that Landlord and Tenant cannot agree on the Improvement Plans or any portion thereof, the dispute shall be resolved as specified in Article VIII below.

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1.5.2         Any reasonable out-of-pocket costs and expenses incurred by Landlord for outside consultants as a result of Landlord’s review of the Improvement Plans, including fees of the Project Architect and its consultants, shall be paid from the Improvements Cost Fund, Provided however, Landlord shall not incur any such costs without first conferring with the Project Architect and Tenant in an effort to avoid the need for such costs. Landlord shall approve or disapprove the Construction Documents in writing within three (3) business days after Landlord’s receipt of such documents. If Landlord disapproves any portion of the Construction   Documents, then Landlord shall specifically (a) approve those portions which are acceptable to Landlord and (b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in detail the change Landlord requests for each item disapproved (“Requested Change”) . Tenant shall cause Requested Changes acceptable to Tenant to be made to the Construction Documents. If Tenant does not approve of a Requested Change, Landlord and Tenant shall meet and confer within three (3) business days after delivery of Landlord’s notice of Requested Changes and shall attempt in good faith to reach an agreement on any Requested Changes. In the event agreement is not reached, the dispute shall be resolved pursuant to Article VIII. Any delays resulting from such dispute shall not be charged to either party, unless the Construction Panel (defined in Section 8.1) finds that a party created the dispute in-bad faith and contrary to the parties’ reasonable understandings and expectations as set forth in the Lease and this Exhibit B.

l.5.3         As a part of Landlord’s review and approval of the Improvement Plans described in Sections 1.5.1 and 1.5.2 above, Landlord shall review the Improvement Plans for their conformance with provisions contained within this Exhibit B and the approved Schematic Design Drawings and Design Development Drawings. Without limiting the generality of the foregoing, the Improvement Plans shall show the Building space allocated approximately 25,000 square feet for Generic Office Facility, approximately 35,000 square feet for Generic Wet Laboratory Facility and approximately 10,000 square feet for Generic Pilot Plant Product Facility. The exact square footage for each type of facility shall be determined by Tenant, subject to Landlord’s approval which shall not be withheld unreasonably; but it is agreed that there will not be a material reduction in the Generic Wet Laboratory Facility. Where the Improvement Plans, as approved by Landlord, conflict with this Exhibit B, the provisions of this Exhibit B shall prevail, unless the particular conflict is expressly noted as a change from this Exhibit B and Landlord expressly approves said particular change (as opposed to a general approval for an entire submittal) Landlord and Tenant shall use good faith efforts to mutually designate on a periodic basis what portions of the improvements are or are not “generic,” and Landlord and Tenant shall periodically prepare and sign a memorandum to memorialize their designation. Landlord shall act

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reasonably at all times in reviewing and approving Tenant’s submittals and in determining whether an improvement is “generic.” It is anticipated that Tenant will have the entire Improvements Cost Fund available to pay for the Basic Improvements to building Shell and the Building Improvements for Generic Facilities, as set forth in this Exhibit B In the event that Landlord and Tenant cannot agree on the Improvement Plans or any portion thereof, the dispute shall be resolved as specified in Article VIII below.

1.5.4        Any subsequent material changes, modifications or alterations to the Construction Documents requested by Tenant after Landlord’s approval thereof and before completion of the Landlord’s Work shall be processed in the manner provided in Section 1.8 of this Exhibit B, and any additional reasonable costs and expenses incurred by Landlord and paid to third parties in connection with said processing, including but not limited to additional fees of Project Architect and its consultants, shall be paid from the Improvements Cost Fund. No such material changes, modifications or alterations in said approved drawings shall be made without the written consent of Landlord after written request therefore by Tenant. To the extent that the requested change is approved and results in an improvement which is not a “generic” improvement or is not for completing the design intent of the Construction Documents, then Tenant shall pay for the same as an addition to Special Tenant Improvements; and the Improvements Cost Fund shall not be charged for any expenses actually saved as a result of said change- If the Tenant and Landlord cannot agree as to whether or not the requested change is a “generic improvement” or for completing the design intent of the Construction Documents, then said disagreement shall be resolved by arbitration pursuant to Article VIII of this Exhibit B. The construction work may proceed while the arbitration is pending, as the arbitration is solely to decide who pays for the change in the construction work. If the approved requested change is a generic improvement, it shall be paid from the Improvement Cost Fund, if funds remain available. If the approved requested change results in a cost savings, such savings shall remain in the Improvements Cost Fund for use for other generic improvements pursuant to this Exhibit B.

1.6           Building Permit for Improvement Work.

1.6.1        Within the timing specified in the Development Schedule (but subject to prior delays as specified herein) Tenant and the Project Architect shall be responsible for processing from the City of San Diego (“City”) a building permit for the construction of the Landlord’s Work and the Tenant’s Work. If the City rejects the Construction Documents and thereby prevents the issuance of a building permit, Tenant and the Project Architect shall immediately make all necessary corrections to the Construction Documents required by the City (a “City-Required Change”), so long as Tenant reasonably determines

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that the City-Required Change does not materially adversely impact tenant’s ability to effectively use the Demised Premises. Any dispute between Tenant and Landlord as to the reasonableness of the Tenant’s determination as to the adverse effect on Tenant by the City-Required Change shall be resolved pursuant to Article VIII below. Any delay days incurred as a result of such City-required Change resulting from flew requirements of the City shall not be a Tenant-Caused Delay or a Landlord-Caused Delay.  Any additional reasonable costs and expenses incurred in connection with a City-Required Change shall be paid from the Improvements Cost Fund.

1.6.2        Upon the City’s approval of the construction Documents and permit application, Tenant shall cause the Project Architect to pick up and deliver to Landlord the building permit and the approved set of the Construction Documents marked “For Construction.” Landlord will pay for the plan check fees, general building permit fees, and the water and sewer capacity and connection fees from the Improvements Cost Fund, provided that the building permit is issued. Any existing credits available to the Demised Premises for water and sewer capacity shall accrue to the benefit of the tenant for the Demised Premises. Tenant shall apply and pay for and obtain all other unique or special approvals and permits for the Pilot Plant Production Facility from the local health department, the State Department of Health, the Federal Food and Drug Administration, and the utility companies, as required, which costs shall not be payable from the Improvements Cost Fund. A delay which is caused by Tenant or the Project Architect in obtaining the building permit beyond the date specified in the Development Schedule shall be a Tenant-Caused Delay.

1.6.3        At the option of Tenant, Tenant may authorize Landlord’s Contractor to commence construction of portions of Landlord’s Work up to thirty (30) days prior to receipt of the building permit. If Landlord’s Contractor determines that such early commencement is appropriate, Landlord’s Contractor shall so commence the work. If the building permit is not obtained ultimately, then Tenant shall pay all costs related to the early commencement of work and Tenant shall indemnify and hold harmless Landlord and Landlord’s Contractor from all costs and liabilities related thereto.

1.7           Construction of Landlord’s Work.

1.7.1        Subject to the terms and limitations specified in the Lease and this Exhibit B, Landlord agrees to construct, as per Section 6.2.1, within the time period set forth in the Development Schedule, those improvements described as “Landlord’s Work” in Section 1.2.6 and Article II of this Exhibit B, in accordance with the Construction Documents. Through the Landlord’s Contractor, said Landlord’s Work shall be constructed diligently and continuously to completion.

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1.7.2        The aggregate costs for the Basic Improvements to Building Shell, as described in Schedule 1 hereto and as shown on the Construction Documents, shall be paid for by Landlord, as part of the Improvements Cost Fund, subject to the limitation in Schedule 1 and Section 1.2.2 above. Any such costs in excess of said limitation shall be paid by Tenant.

1.7.3        All of the costs for the Building Improvements for Generic Facilities, as described in Schedule 2 hereto and as shown on the Construction Documents, shall be paid by Landlord, up to the aggregate limit of the Improvements Cost Fund for said Generic Facilities, as specified in Section 2.1.5 of the Lease. Any costs in excess of said limit shall be paid by Tenant.

1.7.4        All of the costs for the special Tenant Improvements and for the tenant’s Work as described on Schedules 3 and 4 hereto, and as shown on the Construction Documents, shall be paid for by Tenant separate from and in addition to the Improvements Cost Fund.

1.7.5        The costs to be paid from the Improvements Cost Fund shall be those direct and indirect costs incurred by landlord (or by Tenant as to the Architect’s Contract, and the contracts for civil engineers, traffic engineers, and soils engineers services) to design and construct the Basic Improvements to Building Shell and the Building Improvements for Generic. Facilities, including without limitation costs for:

a.   Architectural and engineering services for Improvement Plans, pursuant to Tenant’s Architect Contract with the Project Architect, subject to Landlords approval of said contract, and subject to the exclusion of process engineering fees; and the contracts for civil engineers, traffic engineers, and soils engineers services.

b. Governmental permits, plan checks, inspections, approvals, occupancy permits, traffic permits, and others which are paid for by Landlord, subject to exclusions as specified in Section 1.4.5 above.

c.   Utility company hook-ups, installation charges, sewer and water capacity fees, meter(s) and associated piping and other related charges.

d.   Property damage and liability insurance during course of construction.

e.  Sales Taxes for materials used in said construction.

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f.    Labor and material costs for constructing the Basic      Improvements to building Shell ands the building Improvements for Generic Activities.

g. All payments and charges owed under the construction contract and subcontractors for Generic facilities..

h. Landlord’s Construction Coordinator Fee as specified in Section 4.4 below.

i.  All other costs and services directly related to the construction or installation of the Basic Improvements to Building Shell and the Building Improvements for Generic Facilities, which costs are paid by Landlord to third parties.

To the extent that a particular cost can be readily attributable to a particular improvement (e.g., Basic Improvements to Building Shell, Building Improvements for Generic facilities or Special Tenant Improvements) then the cost shall be so allocated to that improvement, as described in Section 4.2.4 below. However, to the extent that a particular cost cannot be readily attributable to a particular improvement, but rather the cost is applicable generally to all improvements, then said cost shall be allocated among the improvements on a fair and equitable basis (e.g., pro rata square footage basis, or pro rata cost basis, etc.). Said allocation of costs shall be used to determine whether the cost shall be paid by Tenant or from the Improvements Cost Fund, as specified in Sections 1.7.2, 1.7.3 and 1.7.4 of this Exhibit B.

Landlord and Tenant acknowledge that it is highly probable that all of the Improvements Cost Fund will be spent and that Tenant will be contributing $2,000,000 or more for the costs of Landlord’s Work. If for some unexpected reason all of the monies in the Improvement Cost Fund are not needed and expended for the Basic Improvements to Building Shell and the Building Improvements for Generic Facilities, then the remainder can be used to pay for some of the extra and additional costs incurred and paid by Tenant for constructing said improvements in the Demised Premises, including process engineering fees. If all monies in the Improvements Cost Fund are not ultimately expended for constructing said improvements, then the Basic Annual Rent shall be reduced in accordance with the following formula:

For each one dollar of unexpended funds remaining in the Improvements Cost Fund (which unexpended funds are returned to Landlord), there shall be an eleven cents ($0.11) reduction in the Basic Annual Rents.

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1.7.6        With respect to the costs to be paid by Tenant for (a) the excess costs for Basic Improvements to Building Shell and Building Improvements for Generic Facilities over the Improvements Cost Fund, and (b) the costs for Special Tenant Improvements, Tenant shall deposit a cash amount equal to said costs in an interest bearing construction fund control account reasonably satisfactory to Tenant, at such time as may be required by the first trust deed construction lender fur the Landlord’s Work. Interest earning on said deposit shall be retained in the account and shall inure to the benefit of the fund and Tenant.  Withdrawals from said account shall require the signature of a representative from Tenant plus the signature of a representative from Landlord. Funds in said deposit account shall be used to pay Tenant’s share of the costs as required, with any unused funds to be refunded to Tenant. Tenant shall fund separately the costs for Tenant’s Work.

1.7.7        With respect to the costs to be paid by Landlord from the Improvements Cost Fund, Landlord shall furnish the funds to pay said costs on a timely basis. Landlord shall furnish to Tenant a copy of the lender’s loan commitment for said Improvements Cost Fund, as soon as the loan commitment becomes available. Withdrawals and payments from the Improvements Cost Fund shall be in accordance with procedures established by the construction 1ender. All withdrawals and payments shall be used only for paying the costs as described in Section 1.7.5 above, Tenant shall be given an opportunity to review and comment on the proposed payment schedules from the Improvements Cost Fund, but Landlord retains the final decision to make payments in accordance with the requirements of the construction lender and the construction contract.

1.7.8        Upon Substantial Completion of the landlord’s Work, except for (1) punch list items to be corrected by Landlord pursuant to Section 13.1 of the Lease, (ii) unknown latent defects, and (iii) Tenant’s rights pursuant to Section 1.1.5, Tenant shall occupy and accept the Demised Premises in the condition in which they then exist. As specified in Section 6.3, Tenant is expected to occupy different portions of the Demised Premises at different times. At such time or times as is it appropriate to file a Notice of Completion under applicable California mechanic’s lien laws, Landlord shall promptly do so.

 1.7.9       From the commencement of Landlord’s Work until the completion of Landlord’s Work, Landlord (or Landlord’s Contractor) shall obtain and maintain public liability and worker’s compensation insurance subject to Tenant’s reasonable review and approval, in amounts sufficient to protect fully Tenant and Landlord from and against liability for death or injury to persons and for damage to property caused by or arising from the performance of Landlord’s Work. The costs of said insurance are payable from the Improvements Cost Fund. From the commencement until the completion of Tenant’s Work, Tenant shall obtain and maintain, at Tenant’s expense, public liability and

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worker’s compensation insurance in amounts sufficient to protect fully Landlord and Tenant from and against liability for death of or injury to persons and for damage to property caused by or arising from the performance of Tenant’s Work.

1.7.10      As specified in Section 13.1. of the Lease, on or before the Term Commencement Date, Landlord and Tenant shall conduct a walk-through inspection of the Demised Premises and shall jointly prepare a list of initial construction detects (commonly called “punch list”) items that need to be corrected. Landlord, shall cause Landlord’s Contractor to correct such initial construction defect items as soon as is reasonably feasible within thirty (30) days thereafter, provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced as soon as is reasonably feasible within such thirty (30) day period and is diligently pursued to completion. On or before twenty-five (25) days following the Term Commencement Date, Landlord and Tenant shall again conduct a walk-through inspection to determine if any remaining punch list items require correction, and Landlord shall cause all such corrective work to be commenced as soon as is reasonably feasible within fifteen (15) days thereafter and diligently pursued to completion.

1.7.11      The parties acknowledge that the Building already contains various tenant improvements which are in excess of what a customary “building shell” would contain. Examples of said excess tenant improvements include HVAC equipment and installments, other equipment, perimeter insulation, roof insulation, elevators, telephone room, telephone conduct, exterior perimeter drywall, roughed-in plumbing and fire panels. Eased upon the parties’ good faith evaluation of said existing improvements, the parties have agreed to give to Landlord a $100,000 credit against the Improvements Cost Fund, as though Landlord had already spent said $100,000 from the Improvements Cost Fund, thereby reducing by $100,000 the aggregate amounts to be contributed by Landlord for the Improvements Cost Fund. As part of this evaluation, the parties have also agreed that Tenant is accepting all existing tenant improvements in their “as is” condition and that Tenant shall have the full and sole responsibility for all future maintenance and repair for said existing tenant improvements, excepting only as is otherwise specified in Section 16.1 of the Lease.

1.7.12      The parties acknowledge that it is in both parties best interests to expedite the construction of the Landlord’s Work, and that some overtime work and expedited material delivery might be needed to expedite the construction work. Accordingly, Tenant hereby agrees to establish a $250,000 contingency fund from Tenants own monies under Tenant’s control, to be used by Tenant to pay for overtime and expedited material delivery work which is helpful to expedite the Construction for a

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prompt completion. Expenditure of this $250,000 contingency fund shall be used at Tenant’s discretion.

1.8           Tenant Changes. Any changes requested by Tenant to the Construction Documents after approval of the Construction Documents by Landlord shall be requested and instituted in accordance with the provisions of this Section 1.8 and shall be subject to the written approval of Landlord after consultation with the Project Architect. The parties recognize that any such change may delay completion of the Landlord’s Work, which will be Tenant-Caused Delays. The parties agree to use reasonable and good faith efforts to initially do proper planning and designing for the Landlord’s Work, within the time schedule specified in the Development Schedule, in order to minimize the need for later change. However, the parties also recognize that it is important to have the completed Demised Premises suitable for Tenant’s business operations, and that if changes are in fact necessary to make the Demised Premises suitable, then said changes will need to be made.

1.8.1        From time to time after the Construction Documents have been approved by Landlord, Tenant may request changes to the Construction Documents or request changes to the Landlord’s Work already completed (“Tenant Changes”) by notifying Landlord in writing of the nature and extent of any such Tenant Change as per section 1.5.4 above; and if the nature of such Tenant Change requires revisions to the Construction Documents then the Project Architect shall revise the Construction Documents. Such notice must be signed by at least one of Tenant’s Construction Representatives (as that term is defined in Section 7.1 of this Exhibit B) or Landlord shall not be required to process such Tenant Change request. Landlord shall, before proceeding with a Tenant Change, use its best efforts to respond to Tenant as soon as is reasonably possible with an estimate of (i) the time it will take Landlord to analyze the requested Tenant Change, and (ii) the architectural and engineering fees and costs which will be incurred in order to analyze the requested Tenant Change, and thereafter submit to Tenant in writing, within ten (10) business days after Tenant notifies Landlord of the requested Tenant Change (or such longer period of time as is reasonably required depending on the extent of Tenant’s Change request), an analysis of the additional cost or savings involved, including without limitation architectural and engineering costs, and the period of time, if any, that the Tenant Change will extend the time for completion of Landlord’s Work. If Tenant fails to expressly approve or disapprove in writing Landlord’s submission within two (2) business days of receipt thereof, then each day of delay in the Tenant’s approval or disapproval of Landlord’s submission beyond such two (2) business day period shall be a Tenant-Caused Delay. In addition, so long as Landlord proceeds diligently, each day of delay in Landlord’s subsequent repricing or reanalysis of the same, or substantially same, Tenant Change, shall be Tenant-Caused Delay.

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1.8.2        If Tenant approves in writing the cost or savings and the extension in the time for completion of the Work, if any, Landlord shall cause the approved Tenant change to be instituted. The time for completion of the Landlord’s Work shall be extended one day for each day of delay caused by instituting the Tenant Change requested by Tenant and such delay shall be a Tenant-Caused Delay.

1.8.3.       During the construction of the Landlord’s work, Landlord or Landlord’s Contractor may request information or clarification from the Project Architect as to the Construction Documents if they are not complete and adequate. If the response to such request for information or clarification(s) requires revisions to the Construction Document, then the Project Architect shall revise the Construction Documents as soon as possible. Such revisions to the Construction Documents shall then be analyzed for cost or savings, and the period of time, if any, that it will extend the time for completion of the Landlord’s Work. If the Improvement Plans as originally prepared by the Project Architect were not adequate, then any delays incurred because of these revisions shall be a Tenant-Caused Delay. Any cost associated with this revision shall be subject to section 1.7.3 of this Exhibit B.

1.8.4        All architectural and engineering fees and costs incurred in connection with modifications and revisions to the construction Documents, which result from a Tenant Change request and/or instituting the Tenant change shall be paid from the Improvements Cost Fund, subject to the availability of said funds.

1.8.5        Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to this Article 1 and that each shall use due diligence in performing their respective obligations pursuant to this Article 1.

1.8.6        If Landlord’s Contractor is requested by Tenant or Tenant’s Construction Representative to stop work in an area of the Building while a Tenant Change is being contemplated, then such stoppage of work shall be a Tenant-Caused Delay.

1.8.7        If any dispute should arise between Landlord and Tenant as to whether a delay is a Landlord-Caused Delay or Tenant-Caused Delay, then such dispute shall be resolved in accordance with Article VIII of this Exhibit B.

ARTICLE II

LANDLORD’S WORK

2.1           General. “Landlord’s Work” shall include and be limited to the construction; purchase and/or installation of (a) the Basic Improvements to the Building Shell (as per

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Schedule 1 hereto), and (b) Building Improvements For Generic Facilities (as per Schedule 2 hereto), (c) Special Tenant Improvements (as per Schedule 3 hereto), (d) the Corrective Work (as per section 1.2.1 above), and (e) any other work to be completed by Landlord’s Contractor pursuant to the Construction Contract, all in accordance with the Construction Documents and Section 1.7 hereof and the Construction Contract. Subject to the extensions permitted pursuant to the terms of the Lease and this Exhibit B, Landlord shall cause to be constructed, within the time period set forth in the Development Schedule, the Landlord’s Work.

ARTICLE III

TENANTS WORK

3.1         General. “Tenant’s Work” shall include any extra construction of improvements, or purchase and/or installation of equipment for the Demised Premises which are not defined as Landlord’s Work. Tenant agrees, at its own expense, to construct diligently and continuously to completion those improvements described as “Tenant’s Work.” Tenant’s Work shall comply with all City, County and State ordinances, rules and regulations relating thereto and shall be constructed in a manner consistent with the approved Improvement Plans. Tenant shall maintain, or cause its contractor to maintain, customary liability insurance, property damage insurance and worker’s compensation insurance covering Tenant’s Work in the Demised Premises.

3.2           Equipment and Furnishings. Without limiting the generality of Section 3.1, Tenant shall construct, purchase and/or install, at Tenant’s expense, all portable equipment and furnishings and other improvements in the Demised- Premises required by Tenant in the operation of its business, other than the improvements and equipment described as Landlord’s Work in Article 2 of this Exhibit B. Costs of interior decorating services which are not included in the Construction Contract shall be part of Tenant’s Work. Any costs, expenses or damages incurred by Landlord arising out of or related to the performance of Tenant’s Work by Tenant, its contractor, subcontractor or other agents shall be paid by Tenant to Landlord.

3.3           Early Possession. The parties shall strive to achieve the earliest completion and occupancy date as is reasonably feasible. In this regard, Landlord shall cooperate with Tenant to allow Tenant’s contractors early possession of portions of the Demised Premises for performing Tenant’s Work, so long as such early possession does not interfere with or delay the prompt completion of Landlord’s Work. Such early possession shall not constitute early occupancy as described in Section 6.3 and shall not trigger a Rent obligation on the part of Tenant. In the event Tenant or Tenant’s contractors enter possession of the Demised Premises prior to Substantial Completion of the Demised Premises for the purpose of performing Tenant’s Work, Tenant agrees to indemnify, defend and hold Landlord harmless from any loss or

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damage to Tenant’s or Tenant’s contractor’s property, the Building, Landlord’s Work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person, if the same is caused by Tenant, its contractors or its agents.

3.4           Permit and Completion. If a permit is required to construct Tenant’s work, Tenant shall deliver a completed, signed-off inspection card to Landlord as soon as possible after completion of Tenant’s Work or Tenant’s opening for business, whichever occurs first. If Tenant contracts with any person or entity to perform any part of Tenant’s Work, Tenant shall obtain and record a Notice of Completion promptly following completion of Tenant’s Work and shall promptly forward a certified copy thereof to Landlord. Tenant shall deliver an original Certificate of Occupancy to Landlord as soon as possible after its issuance.

ARTICLE IV

LANDLORD’S USE OF A CONTRACTOR, COST ESTIMATE,

CONSTRUCTION COORDINATOR

4.1           Contractor Selection; Construction Contract.

4.1.1        Subject to the conditions set forth in this Article 4, Landlord and Tenant shall mutually select the general contractor (“Landlord’s Contractor”) for the construction of Landlord’s Work, provided such contractor meets all licensing and insurance requirements established by the state of California and the City of San Diego. Tenant shall be entitled to participate in negotiations between Landlord and Landlord’s Contractor relating to the terms and conditions of the contract for the construction of Landlord’s Work (the “Construction Contract”) but Landlord shall have the final approval authority for the Construction Contract, so long as the requirements of section 4.1.2 below are satisfied.

4.1.2        The Construction Contract shall specify that Tenant has “third party beneficiary rights” under the Construction Contract relative to enforcing the obligations of Landlord’s Contractor for completing the construction, construction defects, delay damages, warranties and indemnities. The Construction Contract shall specifically provide that, in the event of a default by Landlord or foreclosure on the Demised Premises by Landlord’s lender or Tenant, Tenant shall have the option of stepping into Landlord’s position to complete construction. Further, if Landlord defaults and Landlord is replaced by the construction lender, second trust deed holder, or Tenant, then the Construction Contract shall remain in effect for the benefit of Tenant, at Tenant’s option. In the event that. Landlord is in material default under the Lease or the Construction Contract, which default is not cured promptly after notice of the default, then Tenant shall have the right to complete construction. Landlord shall use diligent efforts to negotiate into the construction Contract a reasonably high per diem delay damage amount. The Construction

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Contract shall include at least a one year warranty for construction defects. If any dispute arises between Landlord and Tenant in connection with giving instructions to Landlord’s Contractor, then Tenant shall make the final decision and give the resulting instruction concerning the disputed matter, so long as the same does not result in a change or deviation from the approved Improvement Plans. Prior to signing the Construction Contract, Landlord shall review with Tenant the negotiations for these provisions, and Landlord shall give due consideration to Tenant’s recommendations for these provisions. All of these provisions in the Construction Contract shall be subject to Tenant’s review and approval, which approval shall not be withheld unreasonably. All of Landlord’s Work shall be performed by Landlord’s Contractor pursuant to the Construction Contract, except as may be agreed to otherwise by Tenant, and except that Landlord may use a different contractor for the Corrective Work.

4.2           Estimate of Costs for Landlord’s Work.

4.2.1        On or before the date tenant submits the Construction Documents to the City for plan check, Landlord and Tenant shall submit to Landlord’s Contractors list of acceptable subcontractors from whom Landlord and Tenant desire to receive bids for the Landlord’s Work required by the Construction Documents, within the time period set forth in the Development Schedule for submittal of such subcontractor list. Unless otherwise mutually agreed to by Landlord and Tenant, a minimum of three subcontractors per major trade shall be designated, one (1) designated by Tenant and two (2) designated by Landlord.

4.2.2        Landlord’s contractor shall promptly provide to Landlord and Tenant all subcontractor bids when received, which bids shall be in a form pre-approved by Landlord and Tenant. All bids shall be pursuant to the approved Construction Documents. Landlord and Tenant shall meet and confer; and acting reasonably, Landlord and Tenant shall select one subcontractor bid from each trade bid from the subcontractors, and deliver a list of selected subcontractors to Landlord’s Contractor, within the time period for such selection set forth in the Development Schedule.

4.2.3        Landlord’s contractor shall prepare a cost estimate of the Landlord’s Work (“Cost Estimate”) based upon the bids of the selected subcontractors. Said Cost Estimate is intended to be a good faith and reasonable best efforts estimate of the applicable costs, but neither Landlord nor Landlord’s Contractor shall have any liability if said Cost Estimate ultimately proves to be inaccurate. Such Cost Estimate shall include the entire cost of the construction and all materials required for completing the Landlord’s Work, including without limitation direct construction costs, costs of design build components of the Landlord’s Work, costs of materials supplied by materialmen, project management, all applicable taxes, and Landlord’s contractor’s fees, but excluding costs for change

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orders which have not yet been approved at the time the Cost Estimate is prepared..

4.2.4        Landlord’s Contractor and the Project Architect shall evaluate the components of the Cost Estimate, and they shall reasonably and fairly attribute and allocate said Cost Estimate among the following categories:

a.             Basic Improvements to Building Shell (Schedule 1), and Building Improvements for Generic Facilities (Schedule 2).

b.             Special Tenant Improvements (Schedule 3)

c.             Tenant’s Work (if any) (Schedule 4)

Said allocation shall hereinafter be referred to as the “Allocated Cost Estimate”.

4.2.5        Landlord shall submit to tenant, within the time period set forth in the Development Schedule, the Allocated Cost Estimate for Tenant’s approval.

4.3           Tenant Approval of Cost Estimate.

4.3.1        Tenant shall, within five (5) business days after receipt of the Allocated Cost Estimate, notify Landlord in writing of either (i) Tenant’s approval of the Allocated Cost Estimate or (ii) Tenant’s disapproval of the Allocated Cost Estimate, with Tenant giving specific instructions as to what scope of the Landlord’s Work is to be reduced or eliminated. Alternatively, if Tenant and Landlord’s Contractor mutually determine that it is appropriate to re-bid some portions of the Landlord’s Work, in lieu of reducing the scope of the Landlord’s Work, such re-bidding shall proceed promptly.

4.3.2          If Tenant disapproves the Allocated Cost Estimate and instructs Landlord to reduce the scope of Landlord’s Work, and the scope reduction complies with the requirements of Section 1.8 hereof, and Tenant delivers to Landlord revisions to the Construction Documents prepared by the Project Architect, if required, then Landlord shall cause a revised Cost Estimate to be prepared as soon as feasible by Landlord’s Contractor (including re-bidding in accordance with Section 4.2 hereof, if necessary), and delivered to Tenant (“Revised Allocated Cost Estimate”) for approval by the procedure set forth in Sections 4.3.1 and 4.3.2. This procedure shall be followed and/or repeated until Tenant approves a Revised Cost Estimate.

4.3.3        If Tenant fails to expressly approve the original Allocated Cost Estimate within the time specified in Section 4.3.1, then each day of delay until Tenant does approve an Allocated Cost Estimate shall be a Tenant-Caused Delay.

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4.3.4        As soon as reasonably feasible within fourteen (14) days after Tenant approves the original Allocated Cost Estimate or any Revised Allocated Cost Estimate, Landlord shall enter into a construction contract with Landlord’s Contractor for construction of Landlord’s Work. Tenant shall be made a third-party beneficiary of the construction contract for purposes of being able to pursue available remedies against Landlord’s Contractor as specified in Section 4.1 above.

4.3.5        Landlord shall provide to Tenant a copy of the fully executed construction contract for Landlord’s Work between Landlord and Landlord’s Contractor. As one of the terms of such contract, Landlord and Tenant shall have the right, at all reasonable times, to audit Landlord’s Contractor’s financial and accounting records in connection with the construction of Landlord’s Work.

4.4           Construction Coordination. Landlord shall enter into a contract with Del Mar Partnership, Inc. to act as construction coordinator for the construction of Landlords Work, for a fee of five percent (5%) of the cost of the Landlord’s Work (“Landlord’s Construction Coordinator’s Fee”), payable from the Improvements Cost Fund. Said construction coordination services shall include (i) participating in weekly construction meetings with representatives from the Landlord’s Contractor, the Project Architect, and the Tenant, and (ii) helping to coordinate all participants’ performance of their obligations, in an effort to substantially complete Landlord’s Work as soon as reasonably feasible. Del Mar Partnership, Inc. is providing these construction coordination services for the benefit of Landlord; and Tenant is not a third party beneficiary of the obligations of Del Mar Partnership, Inc. to Landlord; and neither Del Mar partnership Inc., nor any of its shareholders or employees shall have any liability to Tenant.

ARTICLE V

TENANT’S USE OF A CONTRACTOR

5.1           Contractor Selection. Tenant shall contract with Landlord’s Contractor (or with such other contractor as Tenant may select, subject to Landlord’s approval, which approval wilt not be withheld unreasonably for the construction of Tenant’s Work, to be performed at a fair, reasonable and competitive price. Tenant shall provide Landlord with a copy of the contract with said contractor prior to the commencement of Tenant’s Work.

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ARTICLE VI

COMPLETION, RENT COMMENCEMENT AND DELAYS

6.1           Definitions. Any capitalized terms used in this Exhibit B shall have the same meaning as set forth in the Lease to which this Exhibit B is attached. The following capitalized terms shall have the following meaning:

a.             “Substantial Completion” and “Substantially Complete” shall have the same meaning as defined in the Lease;

b.             “Tenant-Caused Delays” shall mean (i) those delays caused by the failure of Tenant, the Project Architect or other representatives of Tenant to act within the time limits set forth in the Development schedule and this Exhibit B, excepting only for a delay by the Project Architect which is caused by Landlord’s failure to comply with Landlord’s obligations under this Work Letter; (ii) delays defined as Tenant-Caused Delays pursuant to this Exhibit B; and (iii) delays resulting from Tenant’s request for materials, finishes or installations which are not readily available, as specified in section 1.4.6 above. Provided, however, a “Tenant-Caused Delay” shall not commence more than two (2) business days before Landlord gives written notice to Tenant thereof.

c.             “Landlord-Caused Delays” shall mean (i) those delays caused by the failure of Landlord to act within the time limits set forth in the Development Schedule and this Exhibit B; and (ii) delays defined as Landlord-Caused Delays pursuant to this Exhibit B. Provided however, a “Landlord-Caused Delay” shall not commence more than two (2) business days before Tenant gives written notice to Landlord thereof.

d.             “Force-Majeure Delays” shall mean delays beyond Landlord’s or Tenant’s control, including, but not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material (other than- materials referenced in section 6.1(b) (iii) above), governmental regulation or restriction and weather conditions, but excluding inability of Landlord to obtain financing.

6.2           Completion of the Work and Rent Commencement.

6.2.1        Landlord shall use its best efforts to Substantially Complete Landlord’s Work on or before the Estimated Term Commencement Date, as the Estimated Term Commencement Date is extended pursuant to the terms of this Exhibit B or the Lease. The Estimated Term Commencement Date (but not the date when Rent commences, nor the actual Term Commencement Date) shall be extended one day for each day of delay in substantial Completion of Landlord’s Work resulting from Tenant-Caused Delays. As specified in Section 6.3, the actual construction time schedule

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will be bifurcated, with there being two separate dates for the actual date of Substantial Completion.

6.2.2        Tenant’s obligation to commence paying Basic Annual Rent and Additional Rent shall be on the date when Landlord’s Work is substantially Complete, with respect to the applicable Laboratory and Office facilities and the Pilot Plant facility, as specified in Section 6.3, excepting however, said date shall be advanced one day for each day of delay in substantial Completion of Landlord’s Work which result from more than twenty (20) days of Tenant-Caused Delays. In other words, said Rent commencement date shall be the date that Substantial completion would have occurred had there been no more than twenty (20) days of Tenant-Caused Delays.

6.2.3        Any delay in the Substantial completion of Landlord’s Work for reasons other than Tenant-Caused Delays shall result in a delay in when Tenant commences to pay Rent, but, as specified in Section 4.2.3 of the Lease, said delays shall not entitle Tenant to recover any damages or losses from Landlord. However, Tenant shall be entitled to share in the delay damages paid by the Landlord’s Contractor, as specified in section 6.3.7 below.

6.3           Delays and Bifurcation.

6.3.1        It is contemplated that the Landlord’s Work for the Generic Pilot Plant Production Facility will require approximately sixty (60) days more to design and construct than the Office and Laboratory Facilities. Accordingly, the parties have agreed to proceed on a partially bifurcated schedule for said Pilot Plant, as set forth in this Section 6.3.

6.3.2        The Office and Laboratory Facilities portions of the Demised Premises shall be occupied as soon as both portions are Substantially Complete.

6.3.3 The Basic Rent payable for each portion so occupied shall be at the rate of $2.00 per square foot of Rentable Area (instead of $2.75) until the Substantial Completion of all of the Landlord’s work, at which time the Basic Rent shall be at the rate of $2.75 per square foot. Provided, however, if Substantial Completion is delayed by more than twenty (20) days of Tenant-Caused Delays, then the $2.75 per square foot Basic Rent shall commence before Substantial Completion, as of the date which is twenty-one (21) days after Substantial Completion would have occurred if there had not been any Tenant-Caused Delays.

6.3.4        At such time as Basic Rent commences to accrue at $2.00 per square foot, Tenant shall also be responsible to pay all Additional Rent and Operating Expenses applicable to the portion of the premises for which the Basic Rent is payable.

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6.3.5        At such time as the Pilot Plant is Substantially Complete, the Basic Rent, Additional Rent, and Operating Expenses applicable to the Pilot Plant shall commence to accrue and be payable by Tenant. Provided, however, if Tenant-Caused Delays cause a delay in the Substantial Completion of the Pilot Plant by more than twenty (20) days, then said Rent and Operating Expenses shall confluence to accrue and be payable twenty-one (21) days after the date when said Substantial Completion would have occurred if there had not been any Tenant-Caused Delays.

6.3.6        Notwithstanding anything to the contrary contained in this Exhibit B or the Lease, if a Tenant-Caused Delay does not ultimately cause an actual delay in when Landlord would otherwise be able to achieve Substantial Completion and the commencement of Rent, then there shall be no adverse consequences to Tenant as a result thereof.

6.3.7        If Landlord’s Contractor fails to Substantially Complete the Landlord’s Work within twenty (20) days after Landlord’s Contractor is obligated to do so, and Tenant does not terminate the Lease pursuant to sections 4.1 and 4.2 of the Lease, then Landlord and Tenant shall share equally the per diem delay damages paid by Landlord’s Contractor to Landlord for said delay days beyond twenty (20) days, with the amount of said delay damages to be as specified in the construction contract between Landlord and Landlord’s Contractor. Landlord shall pay Tenant’s share to Tenant promptly upon receipt by Landlord of the delay damages paid by Landlord’s Contractor.

6.3.8        The date when Rent becomes $2.75 per square foot pursuant to Section 6.3.3 shall be the Ten Commencement Date for purposes of calculating the fifteen (15) year Term Expiration Date pursuant to Section 2.1.6(b) of the Lease.

ARTICLE VII

DEVELOPMENT

7.1.          Tenant’s Construction Representatives. Tenant designates Robert Dilworth, Timothy Hughes and Phillip Schneider as Tenant’s construction representatives (“Tenant’s Construction Representatives”) in connection with the Landlord’s Work. Tenant’s Construction Representatives shall use their best efforts to participate in all meetings with Landlord’s Contractor and subcontractors involved in the construction of the Landlord’s Work. Tenant’s Construction Representatives are the only individuals authorized to approve Changes requested by Tenant pursuant to section 1.7 of this Exhibit B.  Any questions arising during construction shall be directed to one of Tenant’s Construction Representatives. Notwithstanding anything to the contrary in this Exhibit B, any and all changes requested by Landlord to be made to the Construction Documents, after Landlord

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has previously approved the Construction Documents, shall be subject to approval by Tenant prior to implementing such change, which approval shall not be unreasonably withheld or delayed. Such change (i) must be consistent with the approved Construction Documents, as modified by any Changes, and (ii) shall be documented in writing and Tenant shall give approval by having one of Tenant’s Construction Representatives sign an appropriate change order. Any delays caused by such Landlord changes shall be Landlord-Caused Delays.

7.2           Delivery of the Premises. Pursuant to Section 1.7.8 above, Landlord shall deliver the Demised Premises to Tenant upon Substantial Completion of Landlord’s Work.

7.3           As-Built Drawings. Within sixty (60) days after substantial Completion, Landlord shall furnish to Tenant a set of “as-built” drawings or “record drawings” of the Demised Premises.  Landlord shall also retain a set of the “as-built” drawings or “record drawings.”

ARTICLE VIII

CONSTRUCTION DISPUTE RESOLUTION

8.1           Dispute Resolution. If any dispute arises in connection with this Exhibit B, such dispute shall be resolved in accordance with this Article.  Such dispute shall be determined by a panel consisting of two representatives of Landlord, and two representatives of the Tenant, and a fifth party with extensive development and construction experience in the construction of biotechnology or pharmaceutical research and development laboratories in the San Diego County area (or having such other qualifications as the parties mutually approve), selected in accordance with Section 8.3 of this Article (the “Construction Panel”). The fifth member shall be independent from and disinterested in both Landlord and Tenant.  No member of the Construction Panel shall be an attorney, unless Landlord and Tenant both consent thereto in writing.

8.2           Notice. All disputes to be determined in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by Section number to the provision of this Exhibit 5 alleged to give rise to the dispute. Such notice shall also refer to this Article and shall designate the two representatives who are representing the party on the “Construction Panel.”

8.3           Selection of Fifth Party/Costs. Landlord’s representatives and Tenant’s representatives shall mutually and promptly select a fifth party who meets the qualifications set forth in Section 8.1 of this Article. In the event a selection is not made within two days after demand for resolution is made,

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the fifth party shall, upon the request of either party, be appointed by the then-president of the Associated General Contractors of San Diego County. All proceedings contemplated by this Section shall take place at the location for all job-site meetings, unless the Construction Panel mutually agrees to another location. The cost for the fifth party’s services shall be paid by the non-prevailing party in the dispute being determined by the Construction Panel.

8.4           Interpretation and Resolution. In determining any dispute, the Construction Panel shall apply the pertinent provisions of this Exhibit B without departure there from in any respect. The Construction Panel shall not have the power to add to, modify or change any of the provisions of this Exhibit B; but this provision shall not prevent in any appropriate case the interpretation: construction and determination by the Construction Panel of the applicable provisions of this Exhibit B to the extent necessary in applying the same to the matters to be determined by the Construction Panel. As part of resolving a dispute, the Construction panel shall determine the days of delay in completing the Landlord’s Work and Tenant’s Work which directly result from the dispute being considered by the Construction Panel, if any. The days of delay shall be designated as either Tenant-Caused Delays, Landlord-Caused Delays or Force-Majeure or any combination of the three types of delay, as determined by the Construction Panel.

8.5           Continued Performance. During any proceedings pursuant to this Article, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Exhibit B and the Lease.

8.6           Finding Resolution. The Construction Panel shall meet within two days of the fifth party being selected as a member of the construction Panel and the Construction Panel shall thereafter resolve the issue in dispute within two business days, unless it is mutually agreed among the Construction panel members that additional time is necessary to resolve the dispute, but in no event shall such additional time exceed five business days. Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to each provision of this Exhibit B and that any and all decisions of the Construction Panel as to the matter in dispute shall be binding upon both Landlord and Tenant.

Approved by:

TENANT:   signature present, vice president

LANDLORD:   signature present, vice president

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EXHIBIT C

ADDITIONAL BUILDING AGREEMENT

This Agreement is an exhibit to that certain Lease between Torrey Sorrento. Inc. (“Landlord”) and IDEC Pharmaceuticals Corporation (“Tenant”) dated July 9, 1992. Pursuant to the Lease, Landlord is leasing to Tenant all of the land and improvements described in Exhibit A to the Lease, all of which constitutes the “Demised Premises”, as defined in the Lease.

There currently exists an approximately 70,000 square foot building located on the leased land; and the applicable zoning regulations may permit the construction of an additional building (the “Additional Building”) on the land. Pursuant to Section 1.3 of the Lease, Landlord has reserved the right to construct one additional building on the Demised Premises, in accordance with the terms and provisions of this Agreement.

1.             Description of Additional Building.

a.  The Additional Building may be attached to the existing building on the land, or located within the atrium area of said existing building only with Tenant’s approval, which approval Tenant may withhold in its sole discretion. If Tenant does not so approve, then the Additional Building shall be a detached building, generally located on the southeast portion of the land where open surface parking is now located. Said Additional Building may also include a parking structure or an addition to the existing parking structure on the Demised Premises.

b. If Tenant has committed to lease the Additional Building on terms mutually approved by Tenant and Landlord, then the Additional Building shall be constructed in accordance with plans and specifications to be mutually approved by Landlord and Tenant, all in accordance with applicable governmental requirements.

c. If Tenant has not committed to lease the Additional Building on terms mutually approved by Tenant and Landlord, then the Additional Building shall be constructed in accordance with plans and specifications prepared by Landlord’s architect, in accordance with all applicable governmental requirements, which plans and specifications shall be subject to Tenants reasonable review, comment and approval, none of which shall be unreasonably delayed or withheld. The Additional Building shall be located and constructed in a manner to not unreasonably interfere with Tenant’s use and enjoyment of the remainder of the Demised Premises. Tenant shall continue to have the use of 210 parking spaces, and Tenant and the occupants of the Additional Building shall have common, shared rights to the ingress and egress driveways and sidewalks. Utility services shall be separately metered; property taxes and insurance shall be fairly allocated; and the costs to maintain and repair any common use facilities shall be shared fairly. Unless otherwise mutually agreed for prorating and allocating the common area expenses and the common operating expenses, said expenses shall be prorated and allocated in proportion to the relative square footage of the Additional Building leased to Tenant as compared to the square footage of the Additional Building.

d. Landlord hereby reserves and retains the right to sever and remove from the Demised Premises leased to Tenant such areas as are reasonably necessary or appropriate for the Additional Building, consistent with the provisions of Section 1.3 of the Lease and this Exhibit C. Without limiting the generality of the foregoing, Landlord shall have rights of reasonable ingress and egress to construct and maintain the Additional Building; and the tenant(s) of the Additional Building shall have reasonable ingress and egress to occupy and enjoy the use of the Additional Building. Additionally, during the course of construction for the Additional Building, some of the non-Building areas of the Demised Premises may be used temporarily for storage, ingress and egress, so long as Tenant’s use of the remaining Demised Premises is not materially adversely affected.

e. All of the arrangements for severance, common areas, use and sharing of expenses as specified in subsections c and d above, shall be subject to Tenant’s reasonable review, comment and approval, none of which shall be unreasonably delayed or withheld. Landlord shall reimburse Tenant for Tenant’s reasonable attorney’s fees incurred to review the implementing documents, up to a maximum of $10,000.

2.             During First Four Years. During the first four years of the term of the Lease (i.e., ending an the fourth anniversary in 1997), Landlord shall not commence construction of the Additional Building unless (a) Landlord and Tenant mutually agree to do so, and (b) Tenant has committed to lease the Additional Building on terms and conditions mutually approved by both Landlord and Tenant. During such period, Landlord shall not build the Additional Building for occupancy by any tenant other than Tenant.

3.             After First Four Years. From and after the fourth anniversary of the Term Commencement Date (i.e., in 1997), Landlord may proceed with the construction of the Additional Building without having obtained a commitment from Tenant to lease the Additional Building, subject to Tenant’s approval as set forth in the provisions of Section 1 above. Provided, however, Tenant shall have the “first right to offer” to become the tenant of the Additional Building, as specified in Section 4 below. Once any Additional Building is built by Landlord on the Demised Premises, whether for Tenant’s use or the use of a third party, and regardless of the size of the Additional Building, Landlord shall have no further rights under this Agreement to build a second additional building on the Demised Premises.

4.             First Right to Offer. If Landlord commences construction of the Additional Building after January 1, 1997, Landlord shall deliver to Tenant a written notice as to the general size plans, specifications, and description for the Additional Building, and the notice shall also specify the financial and other terms for Tenant to ease the Additional Building on a long-term basis (the Landlord’s Notice). Tenant shall have a period of 45 days after receipt of the Landlord’s Notice in which to deliver a written commitment to Landlord for Tenant to lease the Additional Building in accordance with Landlord’s Notice, or to lease the Additional Building on such other terms as may have been agreed to by that time in writing between Landlord and Tenant (“Tenant’s Commitment”). If Landlord has not received Tenant’s Commitment within said 45-day period, then Landlord shall be tree to pursue the construction and leasing of the

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Additional Building any time during the following two years, without Tenant having any rights with respect thereto (other than Tenant’s approval rights as set forth in Section 1 above), so long as the lease terms offered by Landlord to a third party tenant are not materially more favorable to the third party tenant than Landlord had offered to Tenant in the Landlord’s Notice. The lease terms offered to the third party tenant shall be deemed 10 be “materially more favorable” only if the present value of all of the economic terms offered to the third party tenant are less than 90% of the present value of the economic terms offered to Tenant lot the same period of time. If construction has not commenced within said two-year period, then Tenant shall again have the first right to offer, in accordance with this Section 4, for any Additional Building to be constructed thereafter.

5.             Termination Agreement. In the event that Tenant commits to lease the Additional Building, then Tenant’s rights to an early termination of the Lease (as set forth in Exhibit E to the Lease) shall automatically terminate and be of no further force or effect.

a. Arbitration. In the event of any disputes arising with respect to this Additional Building Agreement, said dispute shall be resolved by binding arbitration in accordance with the procedures set forth in Section 38.19 of the Lease.

Approved by:
TENANT:

signature present, vice president

LANDLORD

signature present, vice president

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EXHIBIT D

EARLY TERMINATION AGREEMENT

This Early Termination Agreement is an exhibit to the Lease between Torrey Sorrento, Inc. (“Landlord”) and IDEC Pharmaceuticals Corporation (“Tenant”), dated July 9, 1992. The scheduled term of the Lease is for 15 years, ending in the year 2008. Pursuant to the terms of this Agreement, Tenant shall have the right to an early termination of the Lease prior to the scheduled expiration of the term of the Lease, in accordance with the provisions as hereinafter set forth.

1.             Notice of Termination.

1.1.          Lease Year. As used in this Agreement, the term “Lease Year” means each twelve full calendar months following the Term Commencement Date. For reference purposes, the first Lease Year commencing in 1993 shall be referred to also as the 1993 Lease Year, and so forth, as follows:

Lease Year	Lease Year (commences in)
1	1993
6	1998
7	1999
8	2000
9	2001
10	2002
11	2003

1.2.          Notice. If Tenant decides to elect to exercise its right for an early termination of the term of the Lease, Tenant shall deliver a written notice of termination to Landlord, which written notice shall expressly state that Tenant is exercising its right of termination pursuant to this Agreement. Said notice shall be for a termination to occur twelve months later.

1.3.          Time for Delivering Notice. Tenant may give written notice of early termination only during the sixth through the tenth year of the Lease (for an actual termination to occur during the seventh through the eleventh year of the Lease). Provided, however, if the new rent for the eleventh year of the Lease has not been determined pursuant to Section 6.2 of the Lease by the end of the ninth month of the tenth year of the Lease, through no fault of Tenant, then Tenant’s right to terminate in the tenth year shall be extended until three months

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after said new rent is determined. Said termination shall become effective 12 months following the date when Landlord receives said written notice; provided, however, that said notice shall be effective if, and only if, it is accompanied at the time of delivery with a payment to Landlord of the termination fee, as specified in Section 2 below.

2.             Termination Fee.

Upon Tenant electing an early termination of the term of the Lease in accordance with the provisions of Section 1 above, Tenant shall pay to Landlord, (i) by cashier’s or certified check, or by wire transfer, or (ii) by an irrevocable and unconditional bank letter of credit, in a form and from a bank approved by Landlord, which approval shall not be unreasonably withheld, which payment or letter of credit shall accompany the notice of termination delivered to Landlord, the following termination fee:

Lease Year in which Tenant’s Notice is given	Termination fee equal to the following number of months of Basic Annual Rent

6th year (1998)	20 months
7th year (1999)	18 months
8th year (2000)	16 months
9th year (2001)	14 months
10th year (2002)	12 months

Said termination fee shall be calculated using the regular monthly installments of the Basic Annual Rent applicable for the specified number of months following the effective date of the early termination of the Lease.

3.             Tenant to Perform Accrued Obligations. Tenant shall fully perform all obligations required of Tenant up to and including the date of said termination, including without limitation, payment of all accrued rent (both Basic Annual Rent and Additional Rent), and completion of all required maintenance and repair work, and removal of Tenant’s personal property, and Tenant leaving the Demised Premises in a good and clean condition and in good repair, as specified in Section 16.2 of the Lease. In the event of any failure of Tenant to so fully perform all of its obligations, the Lease shall nevertheless terminate in accordance with Tenant’s previous termination notice, and Tenant shall be liable to Landlord for all costs and damages related to Tenant’s failure to fully perform said accrued obligations.

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4.             Effect. Upon the early termination of the term of the Lease, the provisions of the Lease which would be applicable upon the normal expiration of the term of the Lease shall be applicable to the early termination.

5.             Sublease or Assignment. In the event that Tenant ceases to occupy the Demised Premises by reason of a sublease or an assignment made in accordance with the terms of the Lease, then such situation shall not be deemed an early termination of the Lease, and the above reference termination fee shall not be payable. If Tenant assigns its rights in the Lease (other than as collateral security, or by merger or sale of substantially all of the assets of Tenant), or if Tenant subleases 50% or more of the space in the Building, then all rights to an early termination of this Lease pursuant to this Exhibit D shall automatically terminate or be of no further force or effect.

6.             Future Agreement. In the event that Landlord and Tenant enter into some future agreement for Landlord to construct a new facility for Tenant, said future agreement may include provisions to reduce or eliminate the above stated termination fee, on such terms and provisions as may be negotiated and mutually agreed to between the parties.

7.             Additional Building. Landlord and Tenant also have certain rights and obligations concerning the Additional Building, as described in Exhibit C attached to the Lease. In the event that Tenant commits to lease the Additional Building, on terms and conditions mutually agreed to by Landlord and Tenant as specified in Exhibit C, then Tenant’s right to an early termination of the term of the Lease pursuant to this Exhibit D shall automatically terminate and be of no further force or effect.

Approved by:

TENANT:	signature present, vice president

LANDLORD:	signature present, vice president

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EXHIBIT E

FORM OF ESTOPPEL LETTER FROM TENANTS

[subject to such modifications as nay reasonably be required by Landlord’s lender or purchaser]

                          , 19

TO:

RE:          Lease (“Lease”) dated                         , 1992, by and between Torrey Sorrento, Inc., a California corporation (“Landlord”), and IDEC Pharmaceuticals Corporation, a California corporation (“Tenant”), of approximately 70,000 square feet of rentable area in the Building located at 11011 Torreyana Road, in the City and County of SanDiego, California.

Gentlemen:

The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your purchase of the above-referenced Property or that you are a lender who intends to perfect a security interest in the property and, as an inducement therefor hereby confirms the following:

1.              That it has accepted possession and is in full occupancy of the Demised Premises, that the Lease is in full force and effect and that Tenant has received no notice of any default of any of its obligations under the Lease and is not in default of any such obligations, except as follows: (If none, so state.)

2.             That the improvements and space required to be furnished according to the Lease, including any construction required to be made by the landlord under the Lease, have been satisfactorily completed by the Landlord in all respects and that

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the Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder, except as follows: (If none, so state.)

3.             That the Lease has not been modified, altered or amended and represents the entire agreement of the parties, except as follows: (If none, so stats.)

4.             That Tenant has accepted the Demised Premises and there are no offsets concessions, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as follows: (If none, so state.)

5.             That Tenant has no claim, cause of action or right of setoff against the Landlord, or any defense to payment of any sum or performance of any obligation due under the Lease, except as follows: (It none, so state.)

6.             That the rent payable under the Lease is $                   per month plus additional rent comprised of operating Expenses as provided in the Lease with respect to the Project and said rents commenced to accrue on the               day of                    .. The Lease term commenced on                                                        .. The Lease term expires on                                                       .

7.             That Tenant has no notice of a prior assignment, hypothecation or pledge of rents under the Lease, except as follows: (If non., so state.)

8.             That Tenant agrees to attorn to you and recognize you as Landlord under the Lease upon your purchase of or foreclosure upon the Demised Premises and assumption of the Lease

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pursuant to its terms, and hereby consents to the assignment of the Lease to you.

9.             That this letter shall inure to your benefit and to the benefit of your successors and assigns and shall be binding upon Tenant and Tenant’s heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

10.           That Tenant has not executed or otherwise agreed to any sublease or other rental or occupancy agreements with respect to the Demised Premises, except as follows: (If none, so state.)

11.           That Tenant does not claim, and knows of no person or entity claiming, any right to or interest in all, or any part of the Demised Premises.

12.           That Tenant does not have a purchase option or renewal option other than as described above with regard to the Demised Premises, except as follows: (If none, so state.)

13.           That Tenant has accepted parking On the Demised Premises without requiring Landlord to provide other parking elsewhere.

 14.          That Tenant has no right to cancel or terminate the Lease under the terms thereof or otherwise, except in the case of condemnation or destruction of the Demised Premises in accordance with the applicable provisions of the Lease and except to the extent that applicable California law may permit the termination of a lease by a tenant in the case of certain breaches thereof by the Landlord thereunder (but nothing herein shall be deemed to imply that the tenant has any greater right to terminate the Lease beyond any rights of termination, if any, generally permitted under applicable California Law), except as follows: (If none, so state.)

The above statements are made with the understanding that you will rely on them in connection with the purchase of or securing financing upon the Demised Premises.

Very truly yours,

Tenant:
IDEC Pharmaceuticals Corporation, a California corporation
By:
Its:

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EXHIBIT F

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

Pursuant to Section 4.2 of that certain Lease dated July 3, 1992, by and between Torrey Sorrento. Inc., a California corporation (“Landlord”), and IDEC Pharmaceuticals Corporation, a California corporation (“Tenant”), for approximately 70,000 square feet of rentable area in the Building at the address of 11011 Torreyana Road, in the city of San Diego, California:

We hereby acknowledge that the Term Commencement Date of the Lease is                            , 1993.

LANDLORD:	TENANT:
TORREY SORRENTO, INC.,	I DEC PHARMACEUTICALS
a California corporation	CORPORATION, a California corporation

By:	By:

Its:	Its:

By:	By:

Its:	Its:

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FIRST AMENDMENT TO LEASE

This Agreement is entered into as of November 9, 1992, by and between TORREY SORRENTO INC., a California corporation (hereinafter called “Landlord”), and IDEC PHARMACEUTICALS CORPORATION, a California corporation (hereinafter called “Tenant”), with reference to the following facts:

A.            Prior hereto Landlord and Tenant entered into that certain Lease dated July 9, 1992, for thepremises located at 11011 Torreyana Road, San Diego, California (the “Lease”).

B.            Landlord and Tenant now desire to amend the Lease on the terms set forth herein.

C.            All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

NOW, THEREFORE, the parties hereto agree as follows:

1.     A new Section 2.1.10 is hereby added to the Lease as follows:

“2.1.10 Landlord’s Mortgagee: The term “Landlord’s Mortgagee” shall mean the beneficiaries from time to time of the first deed of trust encumbering the Demised Premises dated November 25, 1992, in favor of four construction industry labor-management pension trust funds. The agent for said beneficiaries is Seidler Realty Advisors, who shall act as the agent for the Landlord’s Mortgagee. The term “Landlord’s Mortgagee” also includes said agent. By written notice from all of said beneficiaries to Landlord and Tenant, said agent may be changed to another party, in which event said new agent shall thereafter act for the Landlord’s Mortgagee. The address for notice to Landlord’s Mortgagee is:

Seidler Realty Advisors
4275 Executive Square, Suite 325
La Jolla, CA 92037
Attn:	Daniel J. Ryan

2.     The Lease is hereby amended by adding thereto the following new Section 2.1.11:

“2.1.11 Landlord’s Lender: The term “Landlord’s Lender” shall include Landlord’s Mortgagee and any other lender at any time which is the beneficiary of a first deed of trust encumbering the Demised Premises.”

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3.     The Lease is hereby amended by adding thereto the following new Paragraph 3.4:

“3.4 Landlord and Tenant acknowledge that Landlord’s Mortgagee is a group of four construction industry labor-management pension trust funds, and that, pursuant to the terms of the loan from Landlord’s Mortgagee, union labor is to be used for constructing or rebuilding the improvements to be constructed on the Demised Premises pursuant to the terms of Exhibit “B” attached hereto. Such construction shall be subject to the terms of the Commitment Letter from Landlord’s Mortgagee to Landlord dated October 8, 1992. Such obligation to use union labor shall expire upon the Extension of the Maturity Date of the loan from Landlord’s Mortgagee as set forth in paragraph 1 of the promissory note evidencing the same which the parties anticipate will occur no later than December 31, 1993. Landlord and Tenant acknowledge that neither Landlord nor Landlord’s Mortgagee shall be responsible for any additional costs arising from such use of union labor.”

4.     The second sentence of Section 4.2 of the Lease is hereby amended and restated as follows:

“The terms “substantially complete(d)” and “substantial completion” shall mean the earlier of (i) issuance of a temporary certificate of occupancy by the City of San Diego or (ii) the date the Project Architect (as defined in Section 1.1 of the Work Letter) has certified that Landlord’s Work is substantially complete and that Tenant can physically occupy the space, subject to the punch-list items as described in Section 7.2 of the Work Letter, and the Demised Premises are in clean and operating condition, subject to punch-list items that may still need to be corrected and subject to items which constitute Tenant’s Work.”

5.     Section 4.2.3 of the Lease is hereby amended by adding at the end of the first line of such section the words “by Landlord’s contractor.”

6.     Sections 4.1 and 4.2.3 of the Lease are hereby amended by eliminating Landlord’s and Tenant’s termination rights and by adding thereto the following Section 4.2.4:

 “Any other provision of this Lease to the contrary notwithstanding, but without limiting Landlord’s liabilities or responsibilities under the Lease in any way whatsoever, Tenant sha11, subject to events of force majeure and delays caused by the like, fully occupy the entire Demised Premises, conduct business therefrom and commence paying the entire Initial Base Rent on or before December 31, 1993. Tenant shall cooperate with Landlord in taking all good faith steps necessary to allow Landlord to timely complete Landlord’s Work as required by Landlord’s Mortgagee. Without limiting the

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foregoing, Tenant shall provide to Landlord, Tenant’s Plans for the Landlord’s work in a timely manner to allow Landlord to complete the pilot plant by December 31, 1993. Tenant shall not take any action which shall cause Landlord to be in default under the loan from Landlord’s Mortgagee.”

7.     Paragraph 5.2 of the Lease is hereby amended by adding thereto at the end thereof the following provision:

“In addition to any other obligation of Tenant hereunder, in the event that Tenant shall be the proximate cause of a default by Landlord under the loan from Landlord’s Mortgagee and Landlord’s Mortgagee shall require Landlord to thereafter deposit monthly installments of real property taxes and insurance premiums, Tenant shall timely make such deposits with Lender.”

8.     Section 4 of the Lease is hereby amended by adding thereto the following new Section 4.6:

“Any provision of this Lease to the contrary notwithstanding, Tenant shall commence paying Basic Annual Rent in the amount of $120,000 per month commencing May 25, 1993. Tenant shall further commence paying the full payment of Basic Annual Rent on the earlier of (a) the Term Commencement Date, (b) sixty three (63) days from May 25, 1993, plus the period of any Landlord-Caused Delays or Force Majeure Delays, or (c) December 31, l993.”

9.     The second sentence of Section 5.3 is hereby amended and restated in its entirety as follows:

“Basic Annual Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, (excepting only for the limited circumstances as specified in Section 16.1 for Landlord’s maintenance, in Section 20.6 for destruction of a portion of the Demised Premises and/or in connection with the terms upon which Tenant provides a $3,200,000.00 loan for a portion of the financing for the project costs) in lawful money of the United States of America at the office of Landlord as set forth in Section 2.1.8 herein or to such other person or at such other place as Landlord may from time to time designate in writing. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.”

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10.   Section 5.3 of the Lease is hereby amended by adding at the end thereof the following provision:

“Tenant shall also be entitled to a credit against Basic Annual Rent for the difference between (i) any Basic Annual Rent or Additional Rent payable by Tenant with respect to the Demised Premises for any period between the date Tenant is required to pay the same pursuant to the terms of Section 4.6 of this Lease and the date Tenant would have been required to pay the same pursuant to the other terms of this Lease(exclusive of section 4.6), and (ii) any proceeds received by Tenant for reimbursement therefor from the loan from Landlord’s Mortgagee that would otherwise be payable to Landlord from the balance of any contingency or interest reserve line items and Landlord’s share of any penalties payable by the general contractor to Borrower pursuant to the terms of the general contract for the construction to be performed pursuant to the terms of this Lease, which such sums shall be payable to Tenant to the extent necessary to satisfy such obligations. Tenant shall be entitled to interest on any Rent so incurred at the rate payable under the promissory note given by Borrower to Tenant in the same manner as pertains to Tenant’s credit against Basic Annual Rent pursuant to Section 5.4 of this Lease. Tenant shall also be entitled to the rent credit set forth in Paragraph 40.5 of this Lease, to the extent applicable. Provided, however, any such monthly rent credit shall be limited to the greater of (i) Forty-Seven Thousand Five Hundred Dollars ($47,500.00), or (ii) the difference between (a) the monthly installment of Basic Annual Rent payable by Tenant and (b) the monthly debt service payment which Landlord is obligated to pay on the loan from Landlord’s Mortgagee, notwithstanding the foregoing, during any period during which Landlord’s Mortgagee continues to have a first deed of trust or is the owner through a foreclosure or deed in lieu thereof, then in no event shall the amount of any rent credit cause the monthly installment of Basic Annual Rent to be less than $145,500.00 with any uncredited portions continuing to accrue with interest as otherwise provided in this Lease.”

11.   The third sentence of Section 5.4 of the Lease is hereby amended by adding at the end thereof the phrase “but no later than ninety (90) days after Tenant’s quarterly and fiscal year end.”

12.   The next to last sentence of Section 5.4 is hereby amended and restated in its entirety as follows:

“This Security Deposit shall be in cash; excepting, however, Tenant shall have the option after the Term Commencement Date to substitute an irrevocable bank letter of credit, in a form and content and from a bank

15

pre-approved in writing by Landlord and Landlord’s Mortgagee.”

13.   Section 5.4 of the Lease is hereby amended by adding at the end thereof the following provision:

“To the extent that Landlord’s Lender forecloses under its loan to Landlord or otherwise obtains title to the Demised Premises and Tenant is not given credit for the Security Deposit as a result thereof, Tenant shall be entitled to credit against the Rent due for the last month of this Lease the amount of such Security Deposit.”

14.   Section 7.3 of the Lease is hereby amended by adding a new sentence thereto after the first two sentences thereof, as follows:

“Upon the written request of Landlord, Tenant shall furnish to Landlord written evidence that all such property taxes and insurance premiums required in the first instance to be paid by Tenant have been paid.”

15.   Section 11.1 of the Lease is hereby amended by revising the first line thereof to state as follows:

“If Tenant fails to fully vacate all or any part ....”

16.   Section 12.2 of the Lease is hereby amended by adding at the beginning thereof the clause “Notwithstanding any provision of Section 7.2 to the contrary,…”

17.   Section 15.5 of the Lease is hereby amended by providing that a copy of the notice to be provided to the Landlord therein shall also be provided to Landlord’s Mortgagee.

18.   The last sentence of Section 16.2 of the Lease is hereby amended and restated in its entirety as follows:

“Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Demised Premises to Landlord in the same good, quality condition as when received, ordinary wear and tear excepted, and damage by fire, other peril or condemnation which is to be repaired by Landlord pursuant to Articles 20 and 21 also excepted.”

19.   The third to last line of Section 17.3 on Page 26 of the Lease is hereby amended by adding after the word “clarify” the phrase “to the reasonable satisfaction of such lender.”

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20.   Section 18.4 of the Lease is hereby amended by adding in the first line thereof after the word “Landlord” the words “and Landlord’s Mortgagee.”

21.   Section 19.1 of the Lease is hereby amended by adding “,automobile liability,” in the seventh line on Page 28 of the Lease after the words “materials risks.”

22.   Section 19.3 of the Lease is hereby amended by adding at the end of the first sentence thereof the phrase “and Landlord’s Lender to the extent that such lender has notified Tenant in writing of such request.”

23.   Section 19.3 of the Lease is further amended by providing that the policyholder rating set forth in the second sentence of such section shall be “A-” and the financial category set forth in the second sentence shall be “Class X.”

24.   Section 19.5 of the Lease is hereby amended and restated in its entirety as follows:

“19.5 If any policy of insurance is to name Landlord or Landlord’s Lender as additional insured, Tenant shall, upon written request of Landlord or such lender, also designate and furnish certificates evidencing Landlord and such lender as an additional insured to (i) any lender to Landlord holding a security interest in the Building or, and/or (ii) the Landlord under any lease wherein Landlord is or shall become a tenant under a ground lease for the Land rather than that of fee owner, and/or (iii) Landlord’s property manager, construction manager, agents and representatives.”

25.   Section 32.1 of the Lease is hereby amended by adding thereto at the end thereof the phrase “or sue to compel specific performance hereunder.”

26.   Section 33.2 of the Lease is hereby amended and restated in its entirety as follows:

“33.2 Notwithstanding the foregoing, Tenant shall execute and deliver within thirty (30) says or such shorter period as is reasonable under the circumstances after written demand such further instrument or instruments evidencing such subordination of this Lease to any such mortgages, deeds of trust or leases in which Landlord is tenant as may be required reasonably by Landlord’s Lender. However, if any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant so elects, this Lease shall be deemed prior to any such lease, mortgage or deed of trust upon or including the Demised Premises, regardless of date, and

Tenant shall execute a statement in writing to such effect at Landlord’s request.”

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27.   Section 33.3 of the Lease is hereby amended by adding at the end thereof the following sentence:

“Additionally, at the request of said purchaser or transferee, Tenant and the purchaser or transferee shall sign a new lease on the same terms and conditions set forth in this Lease (except for as modified by any subordination agreement hereafter executed if such subordination agreement so requires) but showing the purchaser as the landlord.”

28.   Section 34.2 of the Lease is hereby amended and restated in its entirety as follows:

“34.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord and Landlord’s Lender consent, and shall, at the option of Landlord and Landlord’s Lender, operate as an assignment to it of any or all subleases or subtenancies.”

29.   The Lease is hereby amended by adding thereto the following new Section 34.4:

“34.4 In the event Tenant acquires fee ownership of the Demised Premises, that acquisition will not result in a merger of the leasehold interest and the fee interest, but rather, at the option of Landlord’s Lender, the Lease and the Landlord’s Lender’s interests in the Lease shall remain in effect. Landlord and Tenant shall execute such additional documents as may be necessary to effectuate this waiver.”

30.   Section 35.1 of the Lease is hereby amended by adding thereto at the end of the first sentence thereof the words “and approved by Landlord’s Mortgagee.”

31.   Section 37.1 of the Lease is hereby amended by adding thereto in the tenth line thereof after the close of the parenthetical phrase the following phrase:

“. . . excluding, however, any Hazardous Materials which were placed on the Demised Premises by Tenant or Tenant’s Invitees. . .”

32.   Section 37.1.2 of the Lease is hereby amended by adding the following provision at the end thereof:

“Landlord may disclose such materials on a confidential basis to Landlord’s Mortgagee.”

33.   Section 37.5.1 of the Lease is hereby amended by adding after the word “Landlord” in the second line thereof the phrase “and Landlord’s Lender.”

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34.   Section 39.2.1 of the Lease is hereby amended by revising the fifth line thereof on Page 58 to state as follows:

“...$10,000,000.00, which new loan proceeds are to cover a portion of the Landlord’s ....”

35.   The last two sentences in Section 39.2.1 of the Lease are amended and restated as follows:

“The new loan shall enable Tenant to use the remaining loan proceeds to complete the Landlord’s Work in the event of a material default by Landlord under the Work Letter if Tenant is entitled to complete the same under the terms of this Lease. Additionally if the new lender requires a completion bond, Tenant shall be an additional beneficiary of the completion bond.”

36.   The Lease is hereby amended by adding thereto the following Section 40:

“40.         Completion by Tenant.

40.1.        Lender Requirement. Landlord’s Mortgagee under the construction/permanent financing for the New Loan referenced in Section 39.2 above is allowing Tenant to complete construction of the Landlord’s Work to the Demised Premises as permitted by Section 4.1.2 of Exhibit “B” to this Lease in the event of the failure by Landlord to do so. In recognition thereof, Landlord and Tenant have agreed to the provisions set forth in this Section 40. The provisions set forth below shall be applicable if, and only if, (i) Landlord defaults on its obligations to complete construction of the Landlord’s Work, and (ii) Tenant exercises its right to complete the Landlord’s Work, and (iii) Tenant has not materially defaulted on its obligations to provide the funds to pay for the costs of the Landlord’s Work, and (iv) there is no other default by Tenant which is a proximate cause for Landlord’s failure to complete construction of the Landlord’s Work, in which event the provisions set forth below in this Section 40 shall become applicable. Once these provisions become applicable, these provisions shall prevail over any inconsistent provisions contained elsewhere in this Lease (including Exhibit B to this Lease).

40.2.        Costs and Damages. Subject to the provisions set forth below, notwithstanding anything to the contrary in the Lease (including, without limitation, Sections 22.10, 18.3 and 18.4 thereof), Landlord shall indemnify Tenant and its partners, directors, officers, agents and employees against and save them harmless from all demands, claims, damages, causes of action or judgments and all reasonable expenses incurred in

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investigating or resisting the same (including reasonable professional fees, including without limitation, fees for attorneys, architects, engineers, and environmental consultants and any costs or damages incurred relative to a transition from Landlord to Tenant for performing the Landlord’s Work) arising from or out of Tenant’s performing the Landlord’s Work. Tenant shall be entitled to interest at the rate of Bank of America’s “reference rate” plus 3% on any amounts expended by Tenant as provided herein.

40.3.        Contractor’s Delay Damages. Pursuant to Section 6.3.7 of Exhibit B to this Lease (the Work Letter), the delay damages payable by Landlord’s Contractor are to be shared between Landlord and Tenant. Landlord hereby agrees that its share of said delay damages payable by Landlord’s Contractor shall initially be paid to Tenant, in addition to Tenant’s share to compensate Tenant for Tenant’s costs and damages under Section 40.2 above; provided, however, to the extent that Landlord’s share of said delay damages exceeds Tenant’s costs and damages as specified in Section 40.2 above, then Tenant shall pay over to Landlord the excess portion of Landlord’s share of said delay damages which exceed Tenant’s costs and damages pursuant to Section 40.2 above.

40.4.        Delay Days. Any delays in completing the Landlord’s Work which result from Tenant taking over from Landlord the responsibilities to perform Landlord’s Work shall be treated as Landlord-Caused Delays, pursuant to Section 6.1 of Exhibit B (Work Letter), notwithstanding any other contrary provisions. Notwithstanding the foregoing, the time period within which Landlord must deliver the Demised Premises to Tenant as set forth in Section 4.2.3 of the Lease shall be extended by any such delay.

40.5.        Rental Credit. To the extent that Tenant’s costs and damages pursuant to Section 40.2 above exceed Landlord’s share of the delay damages from Landlord’s Contractor (as specified in Section 40.3 above and after crediting Tenant as provided in Section 5.3), then Tenant shall be entitled to pursue all available remedies against Landlord to collect such excess costs and damages (together with interest on such sums at the rate of Bank of America’s “reference rate” plus 3% per annum), including, without limitation, the right to make a credit offset against the next rent payment(s) owing on this Lease to the extent of such sums owing to Tenant. Prior to exercising such offset right, Tenant shall first attempt to satisfy Landlord’s obligation to compensate Tenant under this Section 40 through the sums to be received pursuant to Section 40.3 and any remaining loan proceeds available from the New Loan.

37.   The second sentence of Section 1.1.1 of Exhibit “B” to the Lease is hereby amended and restated as follows:

“If the Project Architect does not perform satisfactorily, Tenant reserves the right

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to replace McGraw Baldwin Architects with another qualified architectural firm mutually approved by both Tenant and Landlord and Landlord’s Mortgagee, which approval shall not be withheld unreasonably.”

38.   The fourth and fifth sentences of Section 1.5.1 of Exhibit “B” to the Lease are hereby amended and restated in their entirety as follows:

“All work shall be in accordance with all City, County, State and Federal ordinances, rules and regulations relating thereto. Any approval given by Landlord or Landlord’s Mortgagee shall not constitute a representation or warranty by Landlord or Landlord’s Mortgagee that the approved item complies with applicable building codes or governmental regulations, or that the item is suitable for the intended use, or that the item is in compliance with the Improvement Plans.”

39.   The second sentence of Section 1.6.3 of Exhibit “B” to the Lease is hereby amended by adding thereto at the end thereof the phrase “in accordance with applicable law.”

40.   The last sentence of Section 1.7.9 of Exhibit “B” to the Lease is hereby amended by adding thereto at the end thereof the following:

“provided, however, the insurance limit, the deductible amounts, and the insurance carrier size shall not be less than as specified in Section 19 of the Lease.”

41.   The third line of Section 1.8 of Exhibit “B” to the Lease is hereby amended by adding after the word “Landlord” the phrase “and Landlord’s Mortgagee.”

42.   The second line of Section 1.8.1 of Exhibit “B” to the Lease is hereby amended by adding after the word “Landlord” the phrase “and Landlord’s Mortgagee.”

43.   The seventh line of Section 3.1 of Exhibit “B” to the Lease is hereby amended and restated as follows:

“... City, County, State and Federal ordinances, rules and regulations relating .. .”

44.   Section 3.1 of Exhibit “B” to the Lease is further amended by adding at the end thereof the phrase “comparable to the insurance as specified in Section 1.7.9 above.”

45.   Section 4.1.2 of Exhibit “B” to the Lease is hereby amended by adding thereto at the end thereof the following sentence:

“Pursuant to the terms of the Loan from Landlord’s Mortgagee, and as specified in Section 3.4 of the Lease, Landlord and Tenant acknowledge that union labor is to

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be used for constructing the improvements within the criteria set forth in Section 3.4 of the Lease.”

46.   Paragraph 2 to Schedule 4 to Exhibit “B” to the Lease is hereby amended by adding thereto at the end thereof the following provision:

“Tenant shall keep construction va1idation current throughout the term of the Lease, and provide to Landlord all supporting documentation for the ongoing construction validation. Tenant shall not allow the construction validation of the pilot plant to lapse at any time during the Lease Term.”

47.   Paragraph 2 of Exhibit “D” to the Lease is hereby amended by adding thereto at the end thereof the following sentence:

“Tenant shall be entitled to a credit against the termination fee payable pursuant to this Paragraph for all unreimbursed amounts due Tenant pursuant to the provisions of Paragraphs 5.3 and 40 of the Lease as well as for all amounts then outstanding under the promissory note from Landlord to Tenant dated

November 25, 1992, in the amount of $3,200,000.00, but only to the extent of any excess of such termination fee over the then unpaid balance of the loan from Landlord’s Mortgagee.”

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TORREY SORRENTO INC., a California corporation

By:	signature present

IDEC PHARMACEUTICALS CORPORATION, a California corporation

	By:	signature present

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Lease Amendment

This agreement is entered into as of December 30, 1994, by and between TORREY SORRENTO, INC., a California Corporation (hereinafter called “Landlord”), and IDEC PHARMACEUTICALS CORPORATION, a California corporation (hereinafter called “Tenant”), with reference to the following facts:

A.            Prior hereto the Landlord and Tenant entered into that certain Lease dated July 9, 1992, for the premises located at 11011 Torreyana Road, San Diego, California (the “Lease”), as amended by that certain First Amendment to Lease dated November 9, 1992.

B.            Landlord and Tenant now desire to amend the Lease on the terms set forth herein.

C.            All capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Exhibit D to the Lease, the Early Termination Agreement, shall be deleted in its entirety and all rights of the Tenant and/or any successors and assigns, for early termination under the Lease pursuant to Section 3.2 of the Lease, Exhibit D (Early Termination Agreement) to the Lease, and/or any and all other reference thereto, shall be waived.

2.             The third sentence of Section 6.2.1. (vi) is hereby amended by adding the words “for the eleventh year of the term of the Lease” after the words “herein, the Fair Rental Value”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as if the date first set forth above.

TORREY SORRENTO, INC., a California corporation

By:	signature present

IDEC PHARMACEUTICALS CORPORATION, a California corporation

By:	signature present

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Third Lease Amendment Agreement

This Third Lease Amendment (this “Amendment”) is entered into as of April 22, 2004, by and between Biogen Idec Inc., a Delaware corporation, formerly known as DEC Pharmaceuticals Corporation, a Delaware corporation (“Tenant”), and TSI, L.P., a California limited partnership, the successor-in-interest to Torrey Sorrento, Inc., a California Corporation (“Landlord”), with reference to that certain Lease dated July 9, 1992 (the “Initial Lease”), as amended by that certain First Amendment to Lease dated November 9, 1992 (the “First Amendment”), that certain Lease Exhibit executed by Landlord and Tenant on December 22, 1994 (the “Lease Exhibit”) and that certain Lease Amendment dated December 30, 1994 (the “Second Amendment” and collectively with the Initial Lease, the First Amendment and the Lease Exhibit, the “Lease”), for the premises located at 11011 Torreyana Road, San Diego, California (the “Demised Premises”).

Recitals

A.           Terms which are defined in the Lease shall have the same meaning in this Amendment, unless otherwise specified in this Amendment.

B.            Pursuant to Section 6.2 of the Lease, beginning on the 10th anniversary of the Term Commencement Date, the Basic Annual Rent is to be adjusted to the Fair Rental Value of the Demised Premises, subject to specific provisions set forth in Section 6.2.

Wherefore, the
parties hereto
mutually agree as
follows:

1.             Rent. For all purposes under the Lease, including without limitation Section 6.2 of Lease, Basic Annual Rent shall be adjusted to equal $3,696,000 per year, for the year commencing October 1, 2003 and ending September 30, 2004. This is equivalent to $308,000 per month. Accrued unpaid Basic Annual Rent in the amount of Two Hundred Thirty Eight Thousand Ninety One and 00/100 Dollars ($238,091.00), representing amounts not paid for accruals up through April 30, 2004 shall be paid by Tenant on or before April 30, 2004.

2.             Annual Rent Adjustment. Pursuant to Section 6.1 of the Lease, the Basic Annual Rent shall be increased annually at a rate of four percent (4%) of the prior year’s Basic Annual Rent, with the next adjustment to occur on October 1, 2004 for an adjusted Basic Annual Rent equal to $3,843,840, or $320,320 per month.

3.             Term Expiration Date. The parties hereby acknowledge, agree and confirm that the Term of the Lease currently extends until September 30, 2008 (the “Term Expiration Date”), and that neither party has any right for an early termination of the Term, other than in accordance with

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the terms of the Lease; provided, however, for avoidance of doubt, the parties confirm that Tenant’s early termination right under Exhibit D of the Initial Lease was extinguished by the Second Amendment.

4.             Excess Subtenant Rentals. The parties hereby agree that any excess Basic Annual Rent which may be realized through the Term Expiration Date from Tenant subletting the Demised Premises shall inure solely for the benefit of Tenant.

5.             Agreements Regarding Certain Removed Equipment. Tenant is removing from the Demised Premises those certain items of equipment which are listed on Exhibit A attached hereto (the “Removed Equipment”). In connection with the Removed Equipment, Landlord and Tenant hereby agree that: (a) Landlord retains no interest in the Removed Equipment; and (b) the provisions of this Paragraph 5 are not intended as, and shall not constitute, an amendment to Section 15.8 of the Lease.

6.             Miscellaneous.

a.              Effect of Amendment; Recitals. Except as expressly amended under this Amendment, all provisions of the Lease shall remain in full force and effect. In the event of any conflict between this Amendment and the Lease, this Amendment shall control to the extent of such conflict. The Recitals constitute a part of this Amendment and are hereby incorporated by reference.

b.             Entire Agreement. This Amendment constitutes the entire agreement between the parties pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same binding agreement.

c.              Certain Confirmations. Tenant confirms that, notwithstanding its name change, it continues to be bound by all of the covenants and agreements of the Lease, as amended by this Amendment. TSI, L.P., as the successor-in-interest to the original Landlord via an assignment and transfer of assets, hereby agrees to be bound by all of the covenants and agreement of the Lease, as amended by this Amendment.

d.             Further Assurances; Lender Acknowledgment. Each of the parties hereto agrees to execute all documents and instruments and to take all other actions as may specifically be provided for herein or in the Lease as may be required in order to consummate the purposes of this Amendment. Landlord shall provide Tenant with a written acknowledgement of the consent of any lender on the Demised Premises to this Amendment, and agreement of such lender that the Landlord and Tenant’s entry into and performance of this Amendment is not in violation of any previously existing non-disturbance agreement given by such lender in favor of Tenant.

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IN WITNESS WHEREOF, the undersigned have executed this Third Lease Amendment as of the date first written above.

TENANT:	Biogen Idec Inc., a Delaware corporation

	By:	signature present

Its:

LANDLORD: TSI, L.P., a California limited partnership

	By:	Science Park, Inc., a California corporation

Its:	General Partner

	By:	signature present

Its:

ACKNOWLEDGMENT AND CONSENT TO THE ABOVE:

By landlord’s lender:

WASHINGTON CAPITAL JOINT MASTER TRUST MORTGAGE INCOME FUND

By:	Washington Capital Management, Inc. a Washington corporation its Manager

	By:	/s/ Don Maescher
Don Maescher
President, California Division

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